UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FLEX LTD.

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A new era of outsourcing

2022 ANNUAL REPORT

flex

Message from
our CEO

“We have so much to be proud of for what we have accomplished and are excited about the journey ahead.”
Revathi Advaithi CEO June 30, 2022

Dear fellow shareholders and colleagues,

We have been through another year of the pandemic as the world grappled with the ongoing health and humanitarian crisis that caused so much hardship to many across the globe. Even amid this crisis, my Flex colleagues delivered for our customers and supported each other and their communities with tenacity and empathy. We have so much to be proud of for what we have accomplished and are excited about the journey ahead.

This year, we expanded our position in critical markets, demonstrated strong financial discipline and execution, and continued to invest in our businesses for sustainable growth and margin expansion. We strengthened our partnerships with our customers and suppliers as we navigated through the dynamic supply chain and Covid-19 environments. In addition, we further advanced our sustainability and governance agendas and implemented initiatives to cultivate a high-performing and inclusive culture.

For our fiscal year 2022, the second year of our Flex Forward long-term strategy, we returned to growth, achieving 7.9% in revenue growth, and reached several record financial milestones:

•	4.5% full-year adjusted operating margin
•	$1.96 adjusted EPS and $1.94 GAAP basis EPS
•	$686 million in stock buybacks

Our progress

We improved our mix, growing our Reliability segment revenue by 12%, which increased the segment by 2% of our total revenue. Our Agility segment revenue grew 4% this year and achieved record operating margins of 4.3%.

We have invested in manufacturing technology to maintain our leadership position in advanced manufacturing and leveraged our supply chain know-how to help our customers navigate the logistics challenges and the ongoing supply shortages. Our global footprint has enabled our customers to place their manufacturing closer to end markets, making their supply chains more resilient and increasingly more sustainable.

See Annex A to our proxy statement for a reconciliation of non-GAAP and GAAP financial measures.

In recognition of our progress, we are honored to have recently been recognized with three Manufacturing Leadership Awards for outstanding leadership and achievements in Enterprise Integration and Technology, Operational Excellence, and Sustainability and Circular Economy. Flex was also admitted into the World Economic Forum Global Lighthouse Network this year, starting with our Althofen facility. This achievement is a testament to our industry 4.0 capabilities that help our customers design, build, and deliver at scale. These advanced factories enable our customers to manufacture their products in regions close to their customers, more cost-effectively and with high quality.

In support of our long-term strategy to increase our technology capability and expand our portfolio of higher-margin solutions, this year, we also completed the acquisition of Anord Mardix, a global leader in critical power solutions. The addition adds to our technology portfolio of power products, expands our offerings in the hyperscale cloud market, and creates cross-selling opportunities with our core data center business.

We also progressed on our Nextracker business, a valuable part of our portfolio. We believe the right way to unlock the full value of Nextracker long-term is for it to operate as an independent company, and we continue to have a confidential S1 on file. This year, we announced an important partnership with TPG Rise Climate, TPG, Inc’s dedicated renewables and climate fund for our Nextracker business. This partnership is an important step in unlocking significant value.

Our opportunity

Looking ahead, we see Flex continuing to grow and increasing our strategic value in the industry. As we recently discussed at our Investor and Analyst Day meeting, we see demand for global, advanced manufacturing and outsourcing growing for the next several years and beyond. This growth is driven by large, macro trends, including the digitization of everything, regionalization, and sustainability requirements. These trends are complex and make it harder for companies to manage on their own. More than ever, leading brands are looking for outsourcing partners to help them navigate these complex challenges and increase their competitive advantage.

Many secular trends are also accelerating growth in various industries and markets. Whether it is 5G infrastructure, renewable energy, automation, electrification, hyperscale cloud, smart living, and more, these growth drivers are impacting most of the industries we serve. Our domain expertise combined with our full suite of manufacturing and supply chain capabilities positions us well to address these secular trends and help our customers effectively compete in these markets.

Flex is one of the few global companies well-positioned to address these macro and secular trends and give them new ways to differentiate. Our vast experience in manufacturing advanced electronics and integration, combined with a full suite of manufacturing capabilities and services, enables our customers to manufacture at scale and bring differentiated products to market anywhere in the world. Our global manufacturing, logistics, and service locations allow our customers to address the need for resilient supply chains and bring their production closer to their end customers. As customer demands for greener products and sustainability requirements increase, Flex can help our customers manage their complete product life cycles and build end-of-life strategies that address sustainability requirements.

We believe we are in a new era of outsourcing, driven by the unprecedented challenges we are facing on a global scale. Our unique capabilities put us at the forefront of being able to address and capitalize on this complex environment. Building on the momentum we created in the fiscal year 2022, we see continued long-term, profitable growth for Flex.

Our culture

Our culture is what makes us who we are. At Flex, the journey of building an inclusive and diverse culture continues to grow stronger every day. On our journey to create a high-performing and inclusive culture, we rolled out our Ways of Working initiative that brought our culture to life through behaviors that we will continue to measure ourselves against to drive accountability.

Diversity is an important priority for us, and to lead this effort from the top, we have added exceptional senior executives across operations, business, human resources, and strategy roles to my leadership team. These leaders bring a new perspective and expertise and will help us accelerate progress on our long-term strategy.

Another critical part of our journey at Flex is our commitment to sustainability. In fiscal 2022, we introduced our most ambitious sustainability goals for 2030. I am incredibly proud of our acceptance into the Science-based Targets initiative, a global movement comprised of leading companies working to reach the Paris Agreement’s goal of limiting global temperature rise to 1.5°C above preindustrial levels. Flex is in a unique position in the value chain not only to drive action to prevent the effects of climate change across our ecosystem but also, to help our customers and suppliers achieve their sustainability goals through sharing best practices and our circular economy solutions.

Beyond climate change, we also demonstrated our commitment to the communities in which we operate through our Flex Foundation and our sites worldwide. We have seen the horrors of the war in Ukraine and the need to support our communities and colleagues engulfed in tragedy. Through the generosity of our Flex employees and the Flex Foundation, we have supported refugee and relief efforts in Ukraine and surrounding countries through our partnerships with the Red Cross, Global Giving, and Save the Children. I am proud and grateful for how we have responded to this crisis and want to thank our employees and partners for how they have lived our values and taken care of our Ukrainian community.

I am very pleased with our progress on our journey to transform Flex into a high-performing, diversified advanced manufacturer.

I am very proud of how the entire Flex organization performed this year and am excited about the tremendous opportunity in front of us to grow and deliver even more value to our stakeholders. Thank you for your continued trust and partnership this year, and I look forward to continuing this incredible journey together.

Warm regards,

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FLEX LTD.

(Incorporated in the Republic of Singapore)

(Company Registration Number 199002645H)

Thursday August 25, 2022 9:00 a.m., Pacific time Flex Ltd. 6201 America Center Drive, San Jose, CA 95002, U.S.A.

Notice

of Annual General Meeting of Shareholders

To Be Held on August 25, 2022

To Our Shareholders:

You are cordially invited to attend, and notice is hereby given of, the annual general meeting of shareholders of Flex Ltd., which will be held at our offices located at 6201 America Center Drive, San Jose, CA 95002, U.S.A., at 9:00 a.m., Pacific time, on August 25, 2022, for the purposes summarized below and described in more detail in the accompanying proxy statement.

Special notice regarding COVID-19. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the 2022 annual general meeting. Should further developments with the COVID-19 situation necessitate that we change any material aspects of the annual general meeting, we will make public disclosure of such changes. We thank you for your cooperation as we prioritize the safety of our community and our shareholders.

We urge you to read the entire proxy statement carefully before voting. Unless the context requires otherwise, references in this notice and the proxy statement to “Flex,” the “Company,” “we,” “us,” “our” and similar terms mean Flex Ltd. or, as the case may be, Flex Ltd. and its subsidiaries. Flex is incorporated in the Republic of Singapore under the Companies Act 1967, which we refer to as the “Singapore Companies Act” or the “Companies Act 1967”.

Vote via Internet at www.proxyvote.com

Vote by Mail Sign and return your proxy card in the postage-paid envelope

Vote in Person at the Meeting on August 25, 2022 at 9:00 a.m., Pacific time

Please refer to the enclosed proxy materials or the information forwarded by your bank or other holder of record to see which voting methods are available to you.

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Important Notice Regarding Electronic Availability of Proxy Statement and Annual Report

We are pleased to furnish proxy materials to our shareholders on the Internet, as permitted by Securities and Exchange Commission (“SEC”) rules. Commencing on or about June 30, 2022, we will make available to our shareholders (including all of our registered shareholders) a Notice of Availability of Proxy Materials on the Internet (referred to as the Notice) containing instructions on how to: (i) access the proxy statement and our annual report, (ii) submit their proxies via the Internet, and (iii) request a printed copy of our proxy materials.

Proxy Voting Matters

You may revoke your proxies at any time before they are voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Voting Matters at the Annual General Meeting

We are asking shareholders to vote on five proposals at the meeting:

•	To re-elect all ten directors of the Company nominated for re-election (Proposal No. 1);
•	To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2023 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration (Proposal No. 2);
•	To approve, on a non-binding, advisory basis, our executive compensation (Proposal No. 3);
•	To approve a general authorization for the Board of Directors to allot and issue ordinary shares (Proposal No. 4); and
•	To approve a renewal of the Share Purchase Mandate permitting Flex to purchase or otherwise acquire its own issued ordinary shares (Proposal No. 5).

Resolutions Proposed for Shareholder Approval as Ordinary Business

Each of the resolutions proposed for approval by our shareholders is as follows:

1.	To re-elect each of the following Directors, who will retire pursuant to Article 94 of our Constitution, to the Board of Directors:

(a)	Revathi Advaithi;

(b)	Michael D. Capellas;

(c)	John D. Harris II;

(d)	Michael E. Hurlston;

(e)	Erin L. McSweeney;

(f)	Marc A. Onetto;

(g)	Charles K. Stevens, III;

(h)	Lay Koon Tan;

(i)	Patrick J. Ward; and

(j)	William D. Watkins.

2.	To consider and vote upon a proposal to re-appoint Deloitte & Touche LLP as our independent auditors for the fiscal year ending March 31, 2023, and to authorize our Board of Directors, upon the recommendation of the Audit Committee of the Board of Directors, to fix their remuneration.

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Resolutions Proposed for Shareholder Approval as Special Business

Each of the resolutions proposed for approval by our shareholders is shown below:

3.	To consider and vote on the following non-binding, advisory resolution:

“RESOLVED THAT, the shareholders of Flex approve, on a non-binding, advisory basis, the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of SEC Regulation S-K, including the Compensation Discussion and Analysis and the compensation tables and related disclosures contained in the section of the accompanying proxy statement captioned ‘Executive Compensation’.”

This resolution is being proposed to shareholders as required pursuant to Section 14A of the U.S. Securities Exchange Act of 1934, as amended. The shareholders’ vote on this resolution is advisory and non-binding in nature, will have no legal effect and will not be enforceable against Flex or its Board of Directors.

4.	To pass the following resolution as an Ordinary Resolution:

“RESOLVED THAT, pursuant to the provisions of Section 161 of the Companies Act 1967, but subject otherwise to the provisions of the Companies Act 1967 and our Constitution, authority be and hereby is given to our Directors to:

	(a)	(i) allot and issue ordinary shares in our capital (“Ordinary Shares”); and/or
(ii) make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards that might or would require Ordinary Shares to be allotted and issued, whether after the expiration of this authority or otherwise (including but not limited to the creation and issuance of warrants, debentures or other instruments convertible into Ordinary Shares), at any time to and/or with such persons and upon such terms and conditions and for such purposes as our Directors may in their absolute discretion deem fit, and with such rights or restrictions as our Directors may think fit to impose and as are set forth in the Constitution of the Company; and
	(b)	(notwithstanding that the authority conferred by this resolution may have ceased to be in force) allot and issue Ordinary Shares in pursuance of any offer, agreement, option, performance share, performance unit, restricted share unit, or other compensatory equity award made or granted by our Directors while this resolution was in force, and unless revoked or varied by the Company in general meeting, that such authority shall continue in force until (i) the conclusion of our next annual general meeting or (ii) the expiration of the period within which our next annual general meeting is required by law to be held, whichever is the earlier.”
5.	To pass the following resolution as an Ordinary Resolution:
“RESOLVED THAT:
	(a)	for the purposes of Sections 76C and 76E of the Companies Act 1967, the exercise by our Directors of all of our powers to purchase or otherwise acquire issued Ordinary Shares in the capital of the Company not exceeding in aggregate the number of issued Ordinary Shares representing 20% of the total number of issued Ordinary Shares outstanding as of the date of the passing of this resolution (excluding treasury shares and any Ordinary Shares which are held by our subsidiary(ies) under Sections 21(4B) or 21(6C) of the Companies Act, as at that date) at such price or prices as may be determined by our Directors from time to time up to the maximum purchase price described in paragraph (c) below, whether by way of:
(i)	market purchases on the Nasdaq Global Select Market or any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted; and/or
(ii)	off-market purchases (if effected other than on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted) in accordance with any equal access scheme(s) as may be determined or formulated by our Directors as they consider fit, which scheme(s) shall satisfy all the conditions prescribed by the Companies Act 1967, and otherwise in accordance with all other laws and regulations and rules of the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted as may be applicable, be and hereby is authorized and approved generally and unconditionally;
(b)	unless varied or revoked by our shareholders in a general meeting, the authority conferred on our Directors pursuant to the mandate contained in paragraph (a) above may be exercised by our Directors at any time and from time to time during the period commencing from the date of the passing of this resolution and expiring on the earlier of:
(i)	the date on which our next annual general meeting is held; or
(ii)	the date by which our next annual general meeting is required by law to be held;

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(c)	the maximum purchase price (excluding brokerage commission, applicable goods and services tax, and other related expenses) that may be paid for an Ordinary Share purchased or acquired by us pursuant to the mandate contained in paragraph (a) above, shall not exceed:
	(i)	in the case of a market purchase of an Ordinary Share, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on the Nasdaq Global Select Market or, as the case may be, any other stock exchange on which our Ordinary Shares may for the time being be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and
	(ii)	in the case of an off-market purchase pursuant to an equal access scheme, at a premium of up to but not greater than 5 percent above the average of the closing price per Ordinary Share over the five trading days before the day on which the purchases are made; and
(d)	our Directors, acting independently or individually, be and hereby are authorized to complete and do all such acts and things (including executing such documents as may be required) as such Director(s) may consider expedient or necessary to give effect to the transactions contemplated and/or authorized by this resolution.”

Notes

Singapore Financial Statements

At the 2022 annual general meeting, our shareholders will have the opportunity to discuss and ask any questions that they may have regarding our Singapore audited financial statements for the fiscal year ended March 31, 2022, together with the directors’ statement and auditors’ report thereon, in compliance with Singapore law. Shareholder approval of our audited financial statements is not being sought by the accompanying proxy statement and will not be sought at the 2022 annual general meeting.

Eligibility to Vote at Annual General Meeting

Receipt of Notice. The Board of Directors has fixed the close of business on June 27, 2022 as the record date for determining those shareholders of the Company who are entitled to receive copies of this notice and accompanying proxy statement. However, all shareholders of record on August 25, 2022, the date of the 2022 annual general meeting, will be entitled to vote at the 2022 annual general meeting.

Quorum

Representation in person or by proxy of at least 33-1/3% of all outstanding Ordinary Shares of the Company is required to constitute a quorum to transact business at a general meeting of our shareholders.

Proxies

A shareholder entitled to attend and vote at the 2022 annual general meeting is entitled to appoint a proxy to attend and vote on the shareholder’s behalf. A proxy need not also be a shareholder. Even if you plan to attend the meeting, we encourage you to vote promptly. You may vote your shares through one of the methods described in the enclosed proxy statement. A proxy card submitted by mail must be received by Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717 not less than 48 hours before the time appointed for holding the 2022 annual general meeting. Please review the instructions on the proxy card and notice of availability of proxy materials regarding the submission of proxies via the Internet, which provide, among other things, for the transmission of voting instructions up until 11:59 p.m. Eastern time on the day before the meeting. You may revoke your proxy at any time before it is voted. Registered shareholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

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Disclosure Regarding Share Purchase Mandate Funds

Only funds legally available for purchasing or acquiring our issued Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore will be used by us to purchase or acquire our own issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate referred to in this notice. We intend to use our internal sources of funds and/or borrowed funds to finance the purchase or acquisition of our issued Ordinary Shares. The amount of financing required for us to purchase or acquire our issued Ordinary Shares, and the impact on our financial position, cannot be ascertained as of the date of this notice, as these will depend on, among other things, the number of Ordinary Shares purchased or acquired, the price at which such Ordinary Shares are purchased or acquired, and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled. Our net tangible assets and the consolidated net tangible assets of the Company and its subsidiaries will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our financial condition and cash flows.

Personal Data Privacy

By submitting an instrument appointing a proxy or representative to attend, speak and vote at the 2022 annual general meeting and any adjournment thereof, a shareholder of the Company (i) consents to the collection, use and disclosure of the shareholder’s personal data by us (or our agents or service providers) so we (or our agents or service providers) can process, administer and analyze proxies and representatives appointed for the 2022 annual general meeting (including any adjournment thereof) and prepare and compile the attendance lists, minutes and other documents relating to the 2022 annual general meeting (including any adjournment thereof), and in order for us (or our agents or service providers) to comply with any applicable laws, listing rules, take-over rules, regulations or guidelines (collectively, the “Purposes”), (ii) warrants that where the shareholder discloses the personal data of the shareholder’s proxy or representative to us (or our agents or service providers), the shareholder has obtained the prior consent of such individual for the collection, use and disclosure by us (or our agents or service providers) of such personal data for the Purposes, and (iii) agrees that the shareholder will indemnify us in respect of any penalties, liabilities, claims, demands, losses and damages as a result of the shareholder’s breach of warranty.

By order of the Board of Directors,

Tay Hong Chin Regina

Company Secretary

Singapore

June 30, 2022

You should read the entire proxy statement carefully before you return your proxy card or otherwise submit your proxy appointment through electronic communications in the manner set out in the accompanying proxy statement.

Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual General Meeting of Shareholders to Be Held on August 25, 2022. This notice of the annual general meeting and the accompanying proxy statement and our annual report to shareholders are available on our website at https://investors.flex.com/financials/annual-reports-and-proxy/.

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Proxy Summary

This summary does not contain all of the information that you should consider, and you should read the complete proxy statement carefully before voting. For more complete information regarding the Company’s 2022 fiscal year performance, please review the Company’s 2022 Annual Report on Form 10-K. For additional information regarding voting rights and proxy solicitation, please see “Other Matters” on page 98.

Voting Matters at the Annual General Meeting

Proposal		Recommendation	Page Reference
1.	Re-election of directors	FOR each nominee	42
2.	Re-appointment of Deloitte & Touche LLP	FOR	51
3.	Advisory vote on executive compensation	FOR	54
4.	General authorization to allot and issue ordinary shares	FOR	86
5.	Authorization to repurchase ordinary shares	FOR	87

How to Cast Your Vote

Each Ordinary Share is entitled to one vote for each director nominee and one vote for each of the other proposals. Your vote is important to us, and we encourage you to vote using one of these methods:

Vote in Person at the Meeting	If you are a beneficial holder and hold your shares through a bank, broker, or other nominee, you must request a “legal proxy” from the nominee in order to vote at the meeting. You will find instructions on how to request a “legal proxy” at www.proxyvote.com.
Vote via Internet	at www.proxyvote.com
Follow the instructions on your Notice. If you are a beneficial holder and hold your shares through a bank, broker, or other nominee, your nominee may not permit you to vote online.
Vote by Mail	Sign and return your proxy card. If you do not have a proxy card, you can request one by contacting us at: Flex Ltd. 6201 America Center Drive San Jose, California 95002 (408) 577-4632

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Business Summary

Who We Are and What We Do

Flex is the diversified manufacturing partner of choice that helps market-leading brands design, build and deliver innovative products that improve the world. Through the collective strength of a global workforce across approximately 30 countries with responsible, sustainable operations, Flex delivers advanced manufacturing solutions and operates one of the most trusted global supply chains, supporting the entire product lifecycle with fulfillment, after-market, and circular economy solutions for diverse industries including cloud, communications, enterprise, industrial, consumer devices, lifestyle, healthcare, and energy.

Our purpose is to make great products that create value and improve people’s lives. Our vision is to be the most trusted global technology, supply chain and manufacturing solutions partner to improve the world, and our mission is to achieve our vision and fulfill our purpose. People are at the heart of everything we do. We believe in creating a work environment that empowers every team member to thrive, while prioritizing employee safety, well-being and inclusiveness. Flex continues to further a dynamic, ever-evolving culture where employees embody behaviors aligned with our values. Our values define and drive us and our Ways of Working bring our values to life through actions and provide a framework for how we make decisions.

Our values and ways of working

Our strategy is to continue investing in areas where we can differentiate and add value, whether through engineering and design services, product technologies or developing differentiated processes and business methods. We are strengthening our abilities in software, robotics, AI, factory automation, and other disruptive technologies. We select ethical partners and integrate the supply chain so that our customers can operate efficiently and responsibly. We are committed to investing in our employees and communities, which includes addressing critical environmental issues.

Our three reporting business segments are as follows:

(1)	Beginning in the fourth quarter of fiscal year 2022, Flex now reports Nextracker as a separate reporting business segment. Nextracker was previously included in the Industrial reporting unit within the Flex Reliability Solutions segment.

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Fiscal Year 2022 Highlights

Performance and Company Highlights for Fiscal Year 2022

During fiscal year 2022, we achieved record performance, reflective of our execution and dedication to deliver for our customers and all our stakeholders. Key financial highlights from the fiscal year include:

Sustainability Highlights (pg. 21)

We strive to make a lasting positive impact for our employees, customers and shareholders and aim to follow social and environmental practices that make our partners and shareholders proud. Our efforts have been widely recognized, garnering awards for sustainability including the Manufacturing Leadership Awards and inclusion in S&P Global’s Sustainability Yearbook. Below are some highlights of our sustainability practices.

2030 Sustainability Goals	Continuing our purpose-driven journey, we established new sustainability goals through 2030 against a refreshed framework centered on our world, our people and our approach spanning several pillars.

Science Based Targets initiative	This past year, we joined the Science Based Targets initiative (SBTi), the global movement of leading companies working to reach the Paris Agreement’s goal of limiting global temperature rise, setting ambitious goals, including a commitment to cut operational emissions in half by 2030.

Diversity, Equity and Inclusion (DE&I)	We re-committed to our mission to provide a safe environment with growth opportunities for our employees to prosper by establishing clear diversity, equity and inclusion goals and investing in supporting initiatives. As of March 31, 2022, women represent 43% of our global employees, and underrepresented minorities represent 47% of our U.S. employees.

Flex Foundation	We partnered with nonprofit organizations, community leaders and governments to promote inclusive and sustainable economic growth, employment, and decent work for all through grants, corporate and employee donations, and volunteerism. For example, in calendar year 2021, our Flex Foundation donated $1.5 million in grants to support COVID-19 relief efforts as well as associations that support environmental efforts and vulnerable groups around the globe.

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Corporate Governance Highlights (pg. 28)

Flex strives for excellence in corporate governance practices, which we recognize is fundamental to maintaining the trust of our shareholders, customers, and employees. Flex’s management and Board of Directors continually evaluate processes and implement procedures designed to maintain strong governance and operational standards. Below are some highlights of our corporate governance practices.

Board Structure and Independence
•	Maintain a diverse and independent Board, with a highly engaged independent Chair with clearly delineated duties
•	All directors are independent except for our CEO; all 3 committees fully independent
•	Continuously evaluate the composition of the Board, and perform an annual review and determination of Board leadership structure
•	Purposefully nominate directors with diverse backgrounds and skillsets to best oversee the management of Flex
•	Balance of new and experienced directors. Four new directors have joined our Board in the past three years, and average tenure of our nominees is 5.3 years. The current slate of directors represents a balance of short-, mid- and longer-term tenures of service.
•	Regular executive sessions of independent directors without management present
Board Oversight
•	We regularly assess our corporate governance structure to ensure comprehensive oversight of Flex’s management, practices, and operations
•	Board fully engaged in Flex’s strategic planning process, conducting an in-depth strategy review and overseeing progress throughout the year
•	The Audit Committee oversees the integrity of the Company’s financial statements, as well as management of enterprise-wide risks and legal, compliance and cybersecurity risks
•	The Compensation and People Committee oversees the Company’s executive compensation programs to align with long-term Company strategy, human capital management, as well as key talent metrics
•	The Nominating, Governance and Public Responsibility Committee oversees the application of the Company’s environmental, social and corporate governance (ESG) policies
•	Directors have significant interaction with senior business leaders and access to other employees
Strong Corporate Governance Practices
•	Annual elections for all directors
•	Responsive, active and ongoing shareholder engagement. Recent topics include our ESG commitments including our diversity, equity and inclusion (DE&I) initiatives
•	Prohibit hedging and pledging transactions by executive officers and directors
•	Annual Board, committee and individual director performance evaluations
•	Limits on other public company board service by our directors
•	Clawback policy for our executive officers
•	Share ownership requirements for executive officers and directors
•	Comprehensive director orientation and continuing education programs

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Nominees to our Board of Directors (pg. 43)

Our Board believes that its composition appropriately reflects the knowledge, experience, skills, diversity, and other characteristics required to fulfill its duties. As discussed in further detail below, Jennifer Li and Willy C. Shih, Ph.D. are not being nominated for re-election and will be retiring from the Board pursuant to Article 94 of our Constitution, as amended, effective as of the conclusion of the 2022 annual general meeting.

The following provides information about our nominees.

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			Flex Committees
Name and Principal Occupation	Independent	Director Since	Audit	NG&PR	Compensation and People	Other Public Company Boards
Revathi Advaithi Chief Executive Officer, Flex Ltd.	No	2019				Uber Technologies, Inc.
Michael D. Capellas + Principal, Capellas Strategic Partners	Yes	2014				Cisco Systems, Inc. Elliott Opportunity II Corp. The Beauty Health Company
John D. Harris II Retired Vice President of Business Development, Raytheon Company	Yes	2020				Cisco Systems, Inc. Kyndryl Holdings, Inc.
Michael E. Hurlston President and Chief Executive Officer, Synaptics Incorporated	Yes	2020				Synaptics Incorporated
Erin L. McSweeney Executive Vice President and Chief People Officer, UnitedHealth Group Incorporated	Yes	2020				None
Marc A. Onetto Principal, Leadership from the Mind and the Heart LLC	Yes	2014				None
Charles K. Stevens, III Retired Chief Financial Officer, General Motors Company	Yes	2018				Eastman Chemical Company Masco Corporation Tenneco Inc.
Lay Koon Tan Retired President, Chief Executive Officer and member of the Board of Directors, STATS ChipPAC Ltd.	Yes	2012				None
Patrick J. Ward Retired Vice President and Chief Financial Officer, Cummins Inc.	Yes	2022				Corteva, Inc.
William D. Watkins Retired Chief Executive Officer, Imergy Power Systems, Inc.	Yes	2009				Avaya Holdings Corp.

+	Independent Board Chair
Chair
Audit Committee Financial Expert

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Executive Compensation Highlights (pg. 55)

Our pay-for-performance compensation philosophy aims to tie actual pay delivery to performance. We believe above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts for incentive elements when performance thresholds are not met. We also believe we should deliver a significant portion of executive pay in the form of equity awards, which are directly aligned with value delivered to shareholders.

Base salaries	Our named executive officers’ (or NEOs’) base salaries were increased for fiscal year 2022, as detailed in the CD&A. Prior to the increases, salaries had not been increased since fiscal year 2020, with the exception of Mr. Hartung who received an increase in fiscal year 2021 to align his salary to market and to recognize the increased responsibilities associated with his promotion to President, Agility Solutions. Salaries were decreased in fiscal year 2021 for six months (by 50% for our Chief Executive Officer, and 30% for other NEOs) due to COVID-19-related uncertainty and the need to preserve cash.
Bonus payouts	Bonus payouts under the incentive bonus plan were at 99% of target for all NEOs except Mr. Hartung (President, Agility Solutions), who received a payout of 92% of target, due to 50% of his bonus being tied to the results of the Agility Solutions segment.
Long-term incentive awards	Long-term incentive awards were increased for our Chief Executive Officer, Chief Financial Officer, and President, Agility Solutions. These increases resulted in total target compensation being competitively positioned versus our compensation peer group. Long-term incentive values for our President, Global Operations and Components, and EVP, General Counsel were held flat relative to the prior fiscal year.
Performance share plan (rTSR) payouts = 0%	No payouts were earned under the TSR performance stock units (PSUs) for the three-year performance cycle ending in fiscal year 2022 (PSUs vesting in June 2021), as the threshold performance level was not achieved.

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Sustainability

Flex’s purpose is to make great products for our customers that create value and improve people’s lives. Sustainability is at the core of our purpose and is embedded in our culture. We work to have a lasting positive impact in the form of value for all our stakeholders by taking an ecosystem approach to sustainability. We seek to address material issues, risks, and opportunities by conforming to internal and external standards and thoughtfully executing our social and environmental management system, programs, and initiatives.

We strive for social and environmental betterment through our robust management systems. Our sustainability system, which is modeled largely on the Responsible Business Alliance (RBA) requirements, consolidates several management systems into one, and incorporates current environmental, labor, human rights, health, safety, and ethics standards. As a founding member of the RBA, Flex is committed to modeling its requirements.

In partnership with our customers and suppliers, we are committed to significantly lowering emissions through science-based targets, investing in our communities, advancing a safe, inclusive, and respectful work environment for all, and driving environmental, social and governance (ESG) focused practices with transparency.

Sustainability Governance and Strategy

Given our commitment to sustainability, we recognize the importance of a strong foundation of sustainability governance. Our Board of Directors engages in an annual review of Flex’s sustainability program including our ESG efforts and participates in an annual ESG director education session. Our Nominating, Governance and Public Responsibility Committee oversees Flex’s sustainability risks and remediation efforts, including the Company’s sustainability, including environmental, social and governance policies and programs. These policies and programs also address human rights, climate change, and risk mitigation.

Our executive management team receives regular sustainability updates. In addition, we have a Corporate Sustainability Leadership Committee, a multidisciplinary group composed of global leaders throughout the Company who represent the key functional areas with responsibility for sustainability efforts, including operations, human resources, supply chain, regulatory compliance, account management, and communications. This committee meets quarterly to share information with people across various teams within Flex who are directly responsible for implementing and managing sustainability initiatives.

We endeavor to align our efforts with global sustainability organizations and initiatives, including the United Nations Global Compact, that contribute to broader calls to action and collective progress toward a healthier future. In the past year, we joined the Science Based Targets initiative, and in connection with joining such initiative, we have adopted greenhouse gas emissions reduction targets necessary to meet the Paris Agreement goals, including limiting global warming to 1.5°C above preindustrial levels.

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2030 Sustainability Goals

In calendar year 2021, continuing our purpose-driven journey, we developed our next set of long-term sustainability goals that focus on key areas where we can make a measurable, direct, and positive impact. We’ve set new sustainability goals through 2030 against a refreshed framework centered on our world, our people and our approach spanning several pillars.

We are committed to:

•	Significantly lowering emissions through science-based targets in partnership with our customers and suppliers(1);
•	Investing in our communities;
•	Advancing a safe, inclusive and respectful work environment for all; and
•	Driving ESG-focused best practices with transparency.

(1)	The target boundary includes biogenic emissions and removals from bioenergy feedstocks.

Notable 2030 goals include:

•	We commit to reduce absolute scope 1 and 2 GHG emissions 50% by 2030 from a 2019 base year.
•	We commit to reduce total health and safety case incident rate (TCIR) to below 0.2 by 2025.
•	We commit that 50% of our ‘Preferred Suppliers’ will set their own GHG emissions reduction targets by 2025 and 100% by 2030.

Sustainability and Our People

Our approximately 170,000 global employees are at the core of who we are and what we do. We believe that our performance is driven by our workforce. To maintain competitiveness and world-class capabilities, we focus on hiring and retaining the world’s best talent. We have focused on attracting the best engineering, functional and operational leaders and have accelerated efforts to develop the future leaders of the Company. We consistently review and refine our human capital management programs, policies, and procedures to ensure that they attract, select, develop, engage and retain strong, diverse talent. Our policies, philosophy and strategies support the inclusion of all people in our working environment. Further, we’re committed to respecting the human rights of our employees and improving their quality of life.

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Human Capital Management Governance

Because our employees are central to our success as a business, the Board plays an active role in overseeing our human capital management efforts. The Compensation and People Committee of our Board of Directors is responsible for assisting the Board in discharging this oversight duty and continues to work closely with the executive management team in helping to shape our culture and focus efforts on developing formal human capital management and talent development initiatives to better support our workforce as the Company continues to evolve.

The Compensation and People Committee’s oversight activities in this area include, among other aspects, receiving periodic updates (not less than twice annually) regarding, and overseeing any significant change to, our human capital management strategy including corporate culture, inclusion, pay and opportunity equity, diversity, social initiatives and results, and talent training, development and retention programs and results. Additionally, the Compensation and People Committee reviews the performance of and succession planning for our CEO and executive officers.

Workplace Culture and Talent Management

Recognizing the importance of a healthy workplace culture, we launched a culture initiative in 2019 designed to define and communicate who we are and who we want to be as a company. This process resulted in the promulgation of our vision, purpose, mission, values, and the development and launch of our “Ways of Working”. We developed and continue to execute programs to embed our culture into our daily actions including employee engagement through surveys and round table discussions with our executive leadership; virtual development and volunteer programs; and recognition programs. In 2021, we launched a global training program for people managers to communicate, practice skills and share learnings related to our Ways of Working, which are behaviors that enable us to live our values every day. Each quarter, people leaders take training and hold discussions with their teams on Ways of Working and other culture topics, like leadership behaviors and inclusion. This initiative is an enterprise-wide priority to continue to create a culture that differentiates Flex in the market.

Diversity, Equity & Inclusion

A key aspect of our corporate mission is to provide a safe environment with growth opportunities for our employees to prosper. One way we pursue this goal is by prioritizing diversity, equity and inclusion. We recognize the value of our human capital as an asset to our business. We also recognize that the sum of the individual differences, life experiences, knowledge, inventiveness, innovation, self-expression, unique capabilities, and talent that our employees invest in their work represents a significant part of our culture, enhances our reputation and contributes to our success. We embrace and encourage our employees’ differences, and nurture a sense of collective pride and belonging. We strive to ensure that all Flex employees are empowered to do their best and advance in their careers.

In the last year, we continued our progress on improving diversity, equity and inclusion through employee programs. Our employee resource groups (“ERGs”) work to create a community that fosters freedom of self, build cultural awareness, and develop a new generation of diverse leaders at Flex by establishing a sustainable structure with executive support that challenges bias and promotes unity. With over 10,000 members, the Company maintains ERG chapters worldwide across eight identities: Asian and Pacific Islander, Black, LatinX, LGBTQ+, People with Disabilities, Women, Women in Tech, and Veterans. These groups help to create a sense of belonging and support retention and attraction. Each ERG has an executive sponsor and is supported by senior leaders across the Company. The Company also held cultural awareness activities throughout the year to highlight specific groups including People with Disabilities Awareness Weeks, Black History Month, Asian Pacific Heritage Month, PRIDE Month, LatinX Heritage Month, and Women’s History Month.

In partnership with McKinsey, we offered leadership development opportunities through their Management Accelerator and Executive Leadership Program to 45 Asian, 16 Black and 36 Latinx employees. We also enhanced SheLeads, our global leadership development program for women employees, offered leadership coaching to 20 of our top gender and ethnically diverse leaders, and continued to implement inclusive leadership training for people managers to, among other things, provide tools to help managers lead more inclusively and improve diversity in recruiting. Furthermore, we leveraged external community partnerships with organizations such as Catalyst, the Business Roundtable, National Society of Black Engineers (NSBE), and The Valuable 500 to amplify our impact in recruiting and retaining diverse talent.

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As of March 31, 2022, women represent 43% of our global employees, and underrepresented minorities (those who identify as Black/African American, Hispanic/Latinx, Native American, Pacific Islander and/or two or more races) represent 47% of our U.S. employees. Approximately 19% of our executive team and approximately 22% of our leadership team (director level and above) are female. Approximately 23% of our executive team and approximately 32% of our U.S. leadership team (director level and above) are comprised of underrepresented minorities.

We are proud of the success we have had in making Flex a more inclusive and diverse workplace. Looking forward, we plan to execute on our commitment to diversity, equity and inclusion by establishing, publishing, and working towards corporate goals including:

•	Increasing female representation at the director level and above globally;
•	Increasing racial and ethnic diverse representation at the director level and above in the United States so our leadership will reflect our organization and the communities in which we operate;
•	Holding leadership accountable for inclusion and diversity outcomes; and
•	Remaining committed to parity in pay and opportunity.

Human Rights

We are committed to respecting the human rights of all people throughout our operations and in our value chain. Accordingly, the Company works to foster a culture that respects and promotes human rights. Our commitment to human rights is outlined in our Code of Business Conduct and Ethics. We have also adopted a Human Rights Policy to, among other things, create awareness and establish expectations related to legal requirements, ethical practices and human rights. Our Human Rights Policy is aligned with the United Nations Guiding Principles on Business and Human Rights and is inclusive of rights outlined in the United Nations Universal Declaration of Human Rights to the extent those rights apply to business operations. It applies to our Company, all employees on a worldwide basis and to our value chain, including our suppliers and vendors. We have also adopted a Company statement on forced labor and human trafficking which describes our global practices to address forced labor.

In addition to these policies, Flex is an active member of the Responsible Business Alliance (or RBA), the world’s largest industry coalition dedicated to corporate social responsibility in global supply chains. Through this organization’s efforts, including its Responsible Labor Initiative, we work with others across industries aimed to ensure that the rights of workers vulnerable to forced labor in global supply chains are consistently respected and promoted. Flex is also an active member of the Global Business Initiative on Human Rights. The mission of this organization is to advance human rights in a business context through cross-industry peer learning, outreach, and thought-leadership to shape policy and practice.

Talent Attraction, Development, and Retention

Talent attraction, development, and retention are critical to our success and core to our mission as a company. To support the advancement of our employees, we provide training and development programs and opportunities encouraging advancement from within while we continue to fill our team with strong and experienced external talent. We leverage both formal and informal programs, including in-person (as health and safety practices and policies allow), virtual, social and self-directed learning, mentoring, coaching, and external development to identify, foster, and retain top talent. Employees have access to courses through our learning and development platform, Flex Learn. In 2021, over 36,000 of our employees completed approximately 1 million hours of training programs. Flex has undertaken initiatives to keep employees who are working from home engaged during COVID-19, including virtual learning programs and check-in sessions.

We are also focused on completing talent and performance reviews. Our in-depth talent reviews serve to identify high potential talent to advance in roles with greater responsibility, assess learning and development needs, and establish and refresh succession plans for critical leadership roles across the enterprise. Our performance review process promotes transparent communication of team member performance, which we believe is a key factor in our success. The performance and the talent reviews enable ongoing assessments, reviews, and mentoring to identify career development and learning opportunities for our employees.

As a part of our efforts to improve employee experiences at Flex, we conduct the annual enterprise-wide employee engagement “Flex Voice” survey. Our leadership uses the results of the survey to continue developing our strengths and measure opportunities for improvement. This year, 85% of employees completed the Flex Voice survey and the results reflected increased enthusiasm and engagement.

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Compensation and Benefits

Our total rewards are designed to attract, motivate and retain employees at all levels of the Company. Our compensation philosophy is driven by the desire to attract and retain top talent, while ensuring that compensation aligns with our corporate financial objectives and the long-term interests of our shareholders. Our pay structures offer competitive salaries, bonuses, and equity awards in the countries where we operate.

In each of the countries where we have operations, our comprehensive benefit plans offer a locally competitive mix of some or all of the following: medical, dental and vision insurance, short and long-term disability, flexible spending accounts, various types of voluntary coverage, and other benefit programs. We routinely benchmark our salaries and benefits against market peers to ensure our total rewards package remains competitive.

Employee Health, Safety and Wellness

Flex is committed to providing a safe and injury-free workplace. We promote a “zero-injury” culture through health and safety management systems that implement a data-driven and risk-based approach in monitoring and reporting performance regularly. In calendar year 2021, we decreased our health and safety incident rate by 17% compared to 2020. Furthermore, as a part of our 2030 Sustainability Goals, we have committed to reducing total case incident rate to below 0.2 by 2025 and to certifying all manufacturing operations as ‘RBA factory of choice’ by 2025.

We provide programs and tools aimed at improving physical, mental, financial, and social well-being, with increased focus during the COVID-19 pandemic. Our programs give our employees access to a variety of innovative, flexible, and convenient health and wellness programs, including on-site health centers in some of our major factories, which were once again increasingly critical this year for our essential workers who have worked on site since the start of the COVID-19 pandemic.

The COVID-19 pandemic continues to have an impact and is felt by every citizen, country, community, and company. At Flex, our first priority continues to be ensuring the health and safety of our employees, suppliers and business partners, while supporting essential manufacturing for infrastructure services and critical healthcare products to aid in the global response to the pandemic.

We took several actions in response to the COVID-19 pandemic:

On a company-wide basis, we established Regional and Site Crisis Management Teams to assure dedicated operational management of COVID-19 at all workplaces. We deployed resiliency plans based in science and focused on the well-being of our workforce while keeping our workplaces operating safely.

Our leadership teams initiated enhanced health and safety measures at all workplaces and in accordance with the local risk conditions as COVID-19 waves ebbed and flowed worldwide. Our focus is the health and safety of our employees.

We modified practices at our manufacturing locations and offices to require personal protective equipment, sanitization measures, temperature checks, assurance audits, contact tracing, social distancing, and on-site access to vaccinations well before these measures were mandated.

2021 COVID-19 Resiliency

Masks	Temp Screening	Contact Tracing	Assurance Audits	Case Mgt	VAX
51M Masks Issued – 129M+ made by Flex	31.9M Screenings	13K CT’s Performed	4.5K Audits Conducted	21,451 Cases Managed	112,863 Doses Enabled

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As one of the world’s largest medical device manufacturers, we recognized that we had a responsibility to do our part to join the fight against COVID-19. With many of the products we make for our healthcare customers related to critical care in high demand, we continued our efforts to deliver critical products, personal protective equipment, oxygen concentrators, patient monitors, infusion pumps, and ICU beds. At the heart of this extraordinary effort are the tens of thousands of Flex workers in our factories who continue to work around the clock to live up to our purpose.

2021 Sustainability Impact

During the 2021 calendar year, we continued our focus on ESG activities as highlighted below.

Our World: Environmental and Community Achievements

•	There was a reduction of 14% in absolute Scope 1 and 2 greenhouse gas emissions from our 2019 baseline.(1)
•	From 55 sites around the world, over 40,000 employees participated in our fifth annual Earth Day Challenge by planting gardens and trees, restoring farm and forest land, cleaning parks and community benches, recycling waste and spreading awareness and education in their communities to help advance a more sustainable future.
•	We completed 807 community activities, despite the challenges of COVID-19.
•	Approximately 14,000 of our volunteers gave over 56,000 hours back to their local communities.(2)
•	97% of our major sites partnered with local non-governmental organizations in 2021.(3)
•	In 2021, we donated 600,000 masks to our local communities to prevent the spread of COVID-19.

(1)	Our revenue grew 8% during fiscal year 2022. With that growth, we saw an increase of our absolute scope 1 and 2 emissions from 2020 to 2021. We are developing an energy management strategy to account for growth and remain on track with our greenhouse gas emission reduction commitments. While we experienced an increase year over year, our absolute scope 1 and 2 market-based emissions in 2021 decreased from our 2019 baseline year.
(2)	Number of volunteers are counted as participants of volunteering activities throughout the year (may include repeated employees).
(3)	Sites with 1,000 or more employees.

Our People: Employee, Health and Safety, and Diversity, Equity & Inclusion Achievements

•	We re-committed ourselves to fostering a safe, ethical, and inclusive work environment for all employees.
•	We engaged our employees and received their feedback through coffee talks and town halls, lunch and learn sessions, management workshops, leadership skills trainings, recognition programs and annual surveys, and continue to undertake such employee engagement.
•	For more than 10 years, we have supported our employees with access to life-long learning through our employee scholarship program (ESP). Depending on the specifics of a site and the employee program, we provide full or partial funding for our employees to receive external education and fulfill credentials including technical certifications, undergraduate and graduate degrees.
•	We ensure all of our sites have a health and safety management system, which we verify through audits, which follow RBA methodology and are performed by our EHS team. Additionally, all sites are required to convene committees to address safety issues and concerns and we undertake targeted respect and dignity audits of high-risk sites.
•	In calendar year 2021, we decreased our health and safety incident rate by 17% compared to 2020.
•	We participate in RBA Task Forces on the UN Guiding Principles, Trafficking and Forced Labor, Transparency, and Environmental Compliance, which set guidelines for working hours and conditions for employees.
•	As of March 31, 2022, 43% of our global workforce and 25% of the members of our Board of Directors were female.
•	During our global People with Disabilities Awareness Weeks, over 25,000 employees participated in over 200 initiatives in several countries.
•	We continued the work of our cross-functional Global Inclusion Counsel, first established in 2020, to provide internal advising on our diversity, equity and inclusion strategy at global, regional and functional levels. Council members are representative of different regions, backgrounds, areas of expertise, gender identities and community outreach experiences.
•	In partnership with McKinsey, we offered leadership development opportunities through their Management Accelerator and Executive Leadership Program to 45 Asian, 16 Black, and 36 Latinx employees.
•	We continued to make progress with SheLeads, our global leadership development program for women employees.
•	We continued our Inclusive Leadership Experience program for U.S. and Canadian people managers, which focused on leading with inclusion and unconscious bias training. 97% of our U.S. and Canadian managers undertook such training in 2021. In 2021, our Inclusive Leadership Experience was awarded a coveted Brandon Hall Group’s Human Capital Management Excellence Award in the category of Best Results of a Learning Program.

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•	We partnered with organizations such as the Business Roundtable, Catalyst, The Valuable 500, and NSBE to amplify our impact in recruiting and retaining diverse talent.
•	We invested in eight employee resource groups designed to help to create a sense of belonging and support retention and attraction. These groups have steadily grown in membership and held several cultural awareness activities throughout the past year. Our ERGs include Asian Pacific Flex Network, Black Flex Network, LatinX, People with DiversAbilities, Flex PRIDE, Women in Flex, Women in Tech, and Veterans at Flex.

Our Approach: Ethics, Supply Chain, Governance, and Partner Achievements

•	We provide a number of ways for employees and partners to voice concerns and receive assistance, from our Ethics Hotline and Web Portal to our open door policy, through which we can provide guidance and prioritize the investigation and remediation of ethics and compliance issues that arise.
•	Participation in our supplier due diligence assessment increased by 8.67% compared to the previous year, totaling 2,419 completed social and environmental assessments.
•	We screened 100% of our new global suppliers using social and environmental criteria in calendar year 2021.
•	Since 2017, we have screened 7,192 suppliers, using a tool provided by the RBA that integrates global risk analytics.
•	In response to the COVID-19 global pandemic, our Brand Protection, Security and Resiliency Team deployed global resiliency protocols and tools, continued to adjust to a hybrid of mobile and on-site workforce, manufactured and distributed personal protective equipment, rolled-out COVID-19 specific monitoring and performance procedures, and stayed nimble as a global company navigating fast-evolving mandates and regulations worldwide.
•	We made progress on our goal to partner with our customers and suppliers to reduce greenhouse gas emissions (GHG) through their own emissions reduction targets. In 2021, 29% of our preferred suppliers set their own GHG reduction targets.

Sustainability Partnerships and Recognition

In addition to being a founding member of the RBA, we are also a member of the Responsible Minerals Initiative, Global Business Initiative on Human Rights, GRI Community, the Business for Social Responsibility Network, the Business Ethics Leadership Alliance by Ethisphere Company, the UN Global Compact Network, the Silicon Valley Education Foundation, the Boston College Center for Corporate Citizenship, the Ellen MacArthur Foundation, and the Supplier Ethical Data Exchange. Additionally, Flex has signed the World Business Council for Sustainable Development Pledge for Access to Safe Water, Sanitation, and Hygiene at the Workplace. Finally, our CEO, who is a member of the Business Roundtable (“BRT”), signed the BRT Statement on the Purpose of a Corporation, which declares that corporations have a role beyond meeting investors’ financial expectations. Also, our CEO joined the World Economic Forum’s Alliance of CEO Climate Leaders.

Our commitment to sustainability has earned us positive feedback from shareholders and recognition from some of the most prestigious sustainability ratings agencies.

Flex Sustainability Rankings 2021

•   Flex received an A- in CDP Climate Change for a second consecutive year and a historic A in Water Security

•   Flex obtained EcoVadis’ “Platinum Recognition Level” ESG rating

•   Flex received an AA rating from MSCI

•   Flex was again awarded ISS’ Prime status for Corporate ESG performance

•   For the 5th consecutive year, Flex is a constituent of Financial Times Stock Exchange-Russell Group’s FTSE4Good Index, receiving a score of 3.9 out of 5

•   Flex again qualified for inclusion in S&P Global’s Sustainability Yearbook for the third consecutive year

Further information regarding our sustainability program and achievements, including demographic data, can be found in our annual sustainability reports at flex.com/about/sustainability. The information on our website and in the sustainability reports is not a part of this proxy statement and is not incorporated by reference.

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Corporate Governance

We are proud of Flex’s legacy of corporate governance throughout the past 50+ years. We continually build on that legacy with ethical business oversight, robust risk management, and pay-for-performance compensation programs in order to ensure accountability to our shareholders, customers, employees, and communities.

Board of Directors

Our Board of Directors oversees and provides policy guidance on our strategic and business planning processes, oversees the conduct of our business by senior management, and is principally responsible for the succession planning for our key executives, including our Chief Executive Officer. We strive to maintain optimal board composition to ensure diverse, insightful and dedicated oversight of our vision, purpose, and mission.

Board Leadership Structure

Our Board of Directors believes the most effective leadership structure for Flex at the present time is for the roles of CEO and Chair of the Board to be separated, and for the Chair of the Board to be an independent director. Flex has separated the roles of CEO and Chair of the Board since 2003. Our Board of Directors believes that having an independent Chair ensures a greater role for the independent directors in the oversight of the Company, and also provides the continuity of leadership necessary for the Board to fulfill its responsibilities. The Board retains the authority to modify this leadership structure as appropriate to best address the Company’s needs at any given time and to serve the best interests of our shareholders, customers, and employees.

Ms. Advaithi has served as our Chief Executive Officer and a member of our Board of Directors since February 11, 2019. The Board appointed Mr. Capellas, an independent director, as Chair of the Board in 2017. The following chart demonstrates how the Company has separated these two leadership roles.

Michael D. Capellas	Revathi Advaithi
Board Chair	Chief Executive Officer

•  Oversees CEO succession

•  Oversees the Board evaluation process

•  Calls meetings of the Board and independent directors

•  Provides management with feedback regarding the information that is necessary for the independent directors to effectively and responsibly perform their duties

•  Acts as a liaison between the independent directors and the CEO on sensitive/critical issues

•  Sets strategic direction for the Company

•  Provides day-to-day leadership over Company operations

•  Focuses on execution of business strategy, growth and development

•  Sets the tone-at-the-top for company culture

•  Develops and oversees enterprise-wide initiatives

Meeting Attendance and Executive Sessions

Each of our directors is committed to providing prudent oversight of our business through regularly scheduled meetings, special meetings, ad hoc conversations, and time spent with management. In fiscal year 2022, our Board of Directors held a total of 8 meetings, and our Board committees held a collective total of 25 meetings. We have a rigorous attendance tracking program and recorded an average attendance rate of 98.4% (with every director attending over 75% of the Board and applicable committee meetings held during their period of service in fiscal year 2022).

All directors are encouraged to attend the annual general meeting, but attendance is not required. Every director who was on the Board at the time attended the Company’s 2021 annual general meeting.

Our independent directors meet at regularly scheduled Board and committee meetings in executive sessions without management participation. During fiscal year 2022, our independent directors met 7 times in executive session during Board meetings.

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Director Independence

As required by the listing standards of The Nasdaq Stock Market LLC (“Nasdaq”), a majority of the members of our Board must qualify as “independent,” as affirmatively determined by our Board. Flex’s director independence guidelines incorporate the definition of “independence” adopted by Nasdaq. Using these guidelines, our Board has determined that each of the Company’s directors, other than Ms. Advaithi, is independent. This means that the directors designated as “independent” do not have any business or family relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director or has any otherwise disqualifying relationship.

In making the independence determinations, the Board and the Nominating, Governance and Public Responsibility Committee considered certain transactions, relationships, and arrangements involving some of the directors and concluded that such transactions, relationships, and arrangements did not impair the independence of the director. In particular, the following relationships were considered:

Mr. Hurlston is the President and Chief Executive Officer and a member of the board of directors of Synaptics Incorporated (“Synaptics”). Flex purchased or sold goods and services from Synaptics on an arms’-length basis in the ordinary course of its business during fiscal year 2022. The amount that Flex paid to Synaptics, and the amount received in each fiscal year by Flex from Synaptics, did not exceed the greater of $200,000 or 5% of the recipient’s consolidated gross revenues for that year.

In addition to the above, Messrs. Capellas, Harris, Stevens, and Watkins and Ms. Li are non-employee directors of other companies with respect to which Flex purchased or sold goods and services on an arms’-length basis in the ordinary course of its business during fiscal year 2022, including ABB Ltd., Avaya Holdings Corp., Cisco Systems, Inc., Eastman Chemical Company, and Maxim Integrated Products, Inc.

Process for Identifying and Adding New Directors and Succession Planning

Our Nominating, Governance and Public Responsibility Committee regularly considers the long-term makeup of our Board and how board composition changes over time. The committee also considers the skills needed on our Board as our business evolves, and strives to achieve a balance and diversity of knowledge, experience, and capabilities on our Board and to ensure that our Board has the benefit of a variety of skills derived from our directors’ business and professional experiences. To that end, the Nominating, Governance and Public Responsibility Committee engages in Board succession planning by assessing the need to adjust the size of the Board or supplement the Board’s expertise in a substantive area, and by determining whether prospective nominees have relevant skills and experience. For more information on specific qualities and skills we look for in potential directors, see Proposal 1, which begins on page 42.

The Board seeks to balance the knowledge and experience that comes from longer-term board service with new ideas and perspectives that can come from new directors. Since 2020, we have added four new directors. The average tenure of the director nominees, under six years, reflects an appropriate balance between different perspectives brought by newer and longer-serving directors.

As part of its continuous review of our Board composition, the Nominating, Governance and Public Responsibility Committee decided that our Board would benefit from a broader array of perspectives and skills and engaged a third-party search firm to assist it in identifying and assessing potential director candidates. In January 2022, the Board appointed a new independent director, Mr. Patrick J. Ward. Mr. Ward was identified as a potential candidate by the third-party search firm. The addition of Mr. Ward brings additional financial and executive expertise to our Board. Mr. Ward is being nominated by the Board for re-election by our shareholders at our 2022 annual general meeting.

The Nominating, Governance and Public Responsibility Committee generally recruits, evaluates, and recommends nominees for our Board based upon recommendations from our directors and management. From time to time, we retain a third-party search firm to help identify potential candidates. The Nominating, Governance and Public Responsibility Committee will consider recommendations submitted by shareholders and will evaluate such prospective nominees using the same standards that are applicable for all Board candidates. Shareholders can recommend qualified candidates for our Board by contacting our corporate secretary at Flex Ltd., 2 Changi South Lane, Singapore 486123. Submissions for individuals who meet the criteria outlined above will be forwarded to the Nominating, Governance and Public Responsibility Committee for review and consideration. Shareholder recommendations for our 2023 annual general meeting should be made before March 2, 2023 to ensure adequate time for meaningful consideration. We did not receive any such recommendations from our shareholders for the 2022 annual general meeting.

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Board’s Role in Risk Oversight

Flex’s enterprise risk management process is designed to identify risks that could affect our ability to achieve business goals and strategies, to assess the likelihood and potential impact of significant risks to the Company’s business, and to prioritize risk control and mitigation. Risk management oversight is an essential Board responsibility. Our Board’s role in risk oversight involves both the full Board and each of its standing committees. The Board as a group is regularly updated on specific risks in the course of its review of corporate strategy and business plans, and as part of reports to the Board by its standing committees. The Board believes that Flex’s leadership structure, with an independent Chair, supports the Board’s risk oversight function by ensuring a strong role for the independent directors.

Flex has a resiliency framework that includes crisis management, cybersecurity and information technology, disaster recovery and business continuity planning. Combined, these programs form a readiness umbrella for crisis situations designed to meet the needs of our Company. Every crisis is situational, and the framework we have adopted is adaptable. For example, to address the multifaceted implications of COVID-19, Flex assembled a worldwide crisis management team of senior leadership, which gives us both a centralized view of the global impact of COVID-19 and a single point of strategic orchestration. Our Board of Directors is regularly informed by our resiliency advisory, crisis management, and executive leadership teams and remains actively engaged in identifying, monitoring, and mitigating the risks to Flex’s stakeholders that arise from time to time.

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In addition to the general oversight of the Company’s risks, during fiscal year 2022 the Board in particular continued its oversight of the risks presented by the COVID-19 pandemic and cybersecurity concerns, as well as ESG matters, as described further below.

COVID-19 Oversight

The Board continues to receive regular updates concerning the impact of and the Company’s response to the COVID-19 pandemic. These updates focus on the supply chain interruptions caused by the pandemic, employee safety and protective measures, disruptions to the Company’s plant operations, and supply chain resilience. The Board expects to continue to receive information from management relating to the effects of the pandemic on the Company, its operations and employees on a regular basis for the foreseeable future.

ESG Oversight

As discussed above, we recognize the importance of a strong foundation of sustainability governance. Our Nominating, Governance and Public Responsibility Committee has primary responsibility for shaping and overseeing the Company’s corporate governance, including our corporate responsibility and sustainability policies and programs, considering such matters as human rights, social issues, and environmental risks and opportunities.

The Nominating, Governance and Public Responsibility Committee receives regular reports from Company management who review both recent activity and the Company’s long-term sustainability strategies. Additionally, the committee reviews the Company’s annual sustainability report, and regularly reviews and assesses current and emerging ESG issues, trends, regulatory developments, and best practices. Our Board engages in an annual review of the Company’s sustainability program and participates in an annual ESG director education session.

Cybersecurity Oversight

We recognize that cyber risks are enterprise-wide issues for the Board to oversee. Our Audit Committee has primary responsibility for overseeing risks associated with our information technology, including cybersecurity. This includes reviewing the Company’s risk profile and plans to improve its cybersecurity posture and responses to data breaches, as well as reviewing annually the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity.

Our cybersecurity program is led by our Chief Information Security Officer and includes protocols for preventing, detecting, addressing, and responding to cybersecurity incidents. Our program includes business continuity, disaster recovery planning and testing, and security vulnerability assessments. As part of our information security training program, we provide cybersecurity awareness training to equip our employees with information they need to understand the dangers of social engineering, detect potential attacks, and take appropriate actions to protect our business with security best practices. From time to time, we engage independent security firms to assess, audit, and certify components of our cybersecurity program. Our global information security management program is ISO 27001:2013 certified.

Our Audit Committee receives regular reports (at least quarterly) from our Chief Information Officer and Chief Information Security Officer who review both quarterly activity and long-term cybersecurity strategies of the Company, as well as general cybersecurity trends for possible impact on the Company.

In addition to the above, our Board reviews these topics twice annually. Should a material cyber incident rise to the level of a corporate crisis, consistent with the Company’s crisis response protocols, the Board would be engaged.

Board’s Role in Succession Planning

The responsibilities of our Board, with the assistance of the Compensation and People Committee, include periodically reviewing and assessing succession plans for the Chief Executive Officer position and for other executive officers in order to ensure that Flex continues to have the talent we need to successfully develop and execute our strategy and conduct our business. Our Board has a long-term and continuing program for effective senior leadership development and active succession oversight.

On at least an annual basis, the Board, with the assistance of the Compensation and People Committee, performs this review and assessment which includes strengths, opportunities, and information regarding diversity. In another Board meeting, the Board also discusses development and retention of executive talent. Directors become familiar with potential successors for key executive positions through various means, including regular organization and talent reviews, presentations to the Board, and formal and informal meetings.

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Board Evaluation Process

Our Board continually seeks to improve its performance, and self-evaluations are an annual undertaking at Flex. A comprehensive self-evaluation framework allows the Board to assess its performance and practices and identify areas for improvement, and is critical to maintaining optimal Board effectiveness.

Our Nominating, Governance and Public Responsibility Committee oversees the formal annual evaluation process. Each year, the Nominating, Governance and Public Responsibility Committee determines the substance and structure of the evaluation for the Board, the Board committees, and each individual director based on prevailing corporate governance practices. Our Board periodically engages an independent third-party evaluation firm to augment the Board’s annual evaluation process. We believe that this continuous feedback cycle, along with our formal annual evaluation process, contributes to the overall functioning and ongoing effectiveness of our Board.

Our annual Board evaluations cover several areas, including the following:

Board and committee overall effectiveness	Quality and clarity of materials presented to directors

Board and committee structure and processes	Satisfaction with communication between meetings

Board and committee composition	Satisfaction with Board and committee meeting frequency and length

Quality of Board and committee discussions and balance between presentations and discussion	Satisfaction with Board and committee meeting agendas and meeting content

Board member access to the Chair of the Board, CEO and other members of Company management	View on Board and committee evaluation process itself, and how it might be improved

Below is a summary of our Board evaluation process:

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Board Committees

Our Board has delegated oversight responsibility for certain risks and operations to its three standing committees: Audit, Compensation and People, and Nominating, Governance and Public Responsibility. The directors who serve on each of these committees have in-depth and relevant experience, knowledge and expertise. In addition, all three standing committees are composed entirely of independent directors, including, for the Audit and Compensation and People Committees, directors who meet the heightened independence requirements prescribed by the SEC and Nasdaq for members of such committees. Our Board has adopted, and annually reviews, a charter for each standing committee. All three charters are available on our website under “Investor Relations—Corporate Governance.” All committees regularly meet in executive session without members of management present.

Audit Committee

COMMITTEE HIGHLIGHTS	10 meetings in fiscal 2022 Attendance 100%	Members	Independence	Audit Committee Financial Expert Our Board has determined that Messrs. Stevens, Hurlston, Tan and Ward qualify as “audit committee financial experts” as defined in SEC rules.
		• Charles K. Stevens, III (Chair) • Michael E. Hurlston • Marc A. Onetto • Lay Koon Tan • Patrick J. Ward	Each member of the committee is independent and financially literate.

Purpose

To assist the Board in overseeing Flex’s financial statements, accounting and financial reporting processes and systems of internal control, independent auditors, capital structure and financial risk, cybersecurity, and compliance with legal and regulatory requirements.

Key Responsibilities

•  Facilitate Communication: Coordinate and facilitate communication regarding our financial statements and accounting and financial reporting processes and systems of internal control among our independent auditors, our financial and senior management and our Board.

•  Auditor Appointment & Pre-Approval of Audit Services: Select, appoint and determine the compensation of our independent auditors.

•  Enterprise-Wide Risk Management, Legal, Ethical and Regulatory Compliance: Regularly review and guide management’s identification, monitoring, and mitigation of enterprise-wide risks. Regularly review select legal and regulatory matters and Company compliance policies and programs. Annually review the performance of the Chief Ethics and Compliance Officer (CECO) and the Head of Internal Audit. The committee has authority to appoint or remove the CECO and/or the Head of Internal Audit.

•  Cybersecurity: Regularly review (at least quarterly) our cybersecurity programs and policies and oversee other risks relating to the Company’s information controls and security. This includes reviewing the Company’s plans to mitigate cybersecurity risks and to respond to data breaches, and reviewing annually the adequacy and effectiveness of the Company’s information and technology security policies and the internal controls regarding information and technology security and cybersecurity.

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Compensation and People Committee

COMMITTEE HIGHLIGHTS	8 meetings in fiscal 2022 Attendance 94%	Members	Independence
		• Erin L. McSweeney (Chair) • John D. Harris II • Jennifer Li* • Willy C. Shih, Ph.D.*	Each member of the committee is independent.

Purpose To assist the Board in overseeing Flex’s compensation and succession of executive officers, administer equity plans, and direct our global human capital management strategy.

Key Responsibilities

•  NEO Compensation: Determine the compensation of the Company’s Chief Executive Officer and the other NEOs.

•  CEO Succession: Assist the Board of Directors in succession planning for our CEO and other executive officers.

•  Equity Compensation: Administer our equity compensation plans, including the granting of our incentive, equity-based compensation awards.

•  Human Capital Management Strategy: Oversee the Company’s global human capital management strategy, including corporate culture, inclusion, pay and opportunity equity, diversity, and social initiatives and results, and talent attraction, training, development, and retention programs and results. Includes periodic updates, not less than twice annually.

Delegation of Authority

When appropriate, our Compensation and People Committee may form and delegate authority to subcommittees. In addition, the Compensation and People Committee may delegate to our Chief Executive Officer its authority to grant equity awards to employees who are not directors, executive officers, or other senior level employees who report directly to the Chief Executive Officer.

Compensation and People Committee Interlocks and Insider Participation

No member of the Compensation and People Committee has ever served as an officer of Flex. None of our directors has an interlocking or other relationship with another board or compensation committee that would require disclosure under Item 407(e)(4) of SEC Regulation S-K.

*	As discussed above, Ms. Li and Mr. Shih are retiring from the Board effective as of the conclusion of the 2022 annual general meeting.

Nominating, Governance and Public Responsibility Committee

COMMITTEE HIGHLIGHTS	7 meetings in fiscal 2022 Attendance 100%	Members	Independence
		• Michael Capellas (Chair) • Erin L. McSweeney • Charles K. Stevens, III • William D. Watkins	Each member of the committee is independent.

Purpose To assist the Board in overseeing Flex’s board composition, shareholder communications, and environmental, social, and corporate governance policies and procedures.

Key Responsibilities

•  Board Performance and Composition: Regularly review the composition and performance of the Board and its committees and make recommendations to the Board regarding Board and committee membership.

•  Director Nominations: Recruit, evaluate, and recommend to the Board individuals for appointment or election to serve as directors. In doing so, the committee considers the holistic diversity of the Board, including experience, business acumen, gender, race, ethnicity, age, and cultural background.

•  Environmental, Social, and Corporate Governance Policies: Shape and oversee our corporate governance, including the Company’s corporate responsibility and sustainability policies and programs, considering such matters as human rights, social issues, and environmental risks and opportunities. Regularly review and assess current and emerging environmental, social, and corporate governance issues, trends, regulatory developments, and best practices. Review the Company’s annual sustainability report.

•  Shareholder Communications: Oversee Board communications and engagement with shareholders.

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Director Orientation and Continuous Education

Flex is a complex company operating in an ever-changing, multi-national geopolitical landscape. To ensure our directors stay abreast of the new and changing risks we face, we offer our directors comprehensive orientation and continuing education programs.

The key objectives of our programs are to:
Allow directors to be well-informed and to expand their knowledge of trends and issues relevant to Flex’s business and their role
Keep directors current on leading and next-level boardroom practices
Support directors in performing their oversight duties
Promote a deep understanding of emerging issues affecting our business so they can engage management in knowledge-based discussions about associated opportunities, risks, and challenges
Strengthen any weaknesses of individual board members
Update directors’ knowledge about corporate governance issues, compliance matters and industry trends

New Director Orientation

When a new director joins the Board, we conduct an orientation program that includes, among other things, a review of the Company’s purpose, business strategy and operations, technology, sustainability, financial condition, legal and regulatory framework and other relevant topics. New directors speak or meet directly with members of the executive team and other key employees to better understand our business and operations.

Director Continuing Education

We support current directors in their ongoing learning by offering continuing education opportunities. Each year, the Nominating, Governance and Public Responsibility Committee designs the structure and substance of the annual director continuing education program. The program may include presentations by thought leaders and industry experts, formal education sessions, meetings with management subject matter experts, participation in industry forums, and site visits. As part of our program, our directors regularly attend “deep dives” on current topics of interest and technology training.

In fiscal year 2022, director education topics included:

Corporate governance best practices and trends
Board and management roles and responsibilities with regard to ESG governance
Cybersecurity and information systems risks and key developments
Global tax developments

We also encourage our directors to participate in appropriate educational programs offered by organizations outside of the Company, such as shareholder advisory firms, accounting firms, corporate governance trade organizations, law firms, and universities, to assist our directors in maintaining their expertise in areas related to the work of the Board and the directors’ committee assignments. The Company reimburses directors for all reasonable fees and expenses associated with attending such programs, up to $10,000 per director in any fiscal year.

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Stakeholder Engagement and Outreach

We believe that a robust stakeholder outreach program is an essential component of maintaining our strong corporate governance practices. Ongoing communication with our stakeholders helps our Board and management team gather useful feedback on a wide range of topics. In our discussions with investors, we seek their input on a variety of corporate governance, human capital management and executive compensation and sustainability topics. We strive for a collaborative approach with investors to solicit and understand a variety of perspectives.

Our Board and management team engage on a year-round basis with a range of stakeholders, including not only our shareholders, but also our dedicated workforce, trusted vendors, and global customers. As part of Flex’s dedication to having a positive impact on all of our stakeholders, the Company has designed an engagement program that offers ongoing opportunities to provide feedback and influence Flex’s corporate activity and sustainable growth.

Year-Round Shareholder Engagement

The Company’s Board of Directors and management team understand that engagement benefits our shareholders and the Company equally. Because ongoing shareholder engagement is a priority, we maintain a robust engagement program throughout the year, as shown below.

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2022 Shareholder Engagement Highlights

Over the past twelve months, we proactively reached out to shareholders to solicit feedback about our business, corporate governance, and executive compensation programs in one-on-one sessions. In addition, in March 2022, we hosted a virtual “Investor and Analyst Day,” during which members of our executive and leadership team provided updates on the Company’s progress in advancing our strategy aligned with our purpose and values.

During these meetings, we listened to our shareholders provide feedback on the following topics, as well as additional considerations.

Shareholder Outreach Focus Areas
•	Achievements in and continued commitment to ESG (including ESG metrics in executive compensation)
•	ESG-related risks, opportunities, and disclosures (including climate risks)
•	Human Capital Management disclosures (including increased C-suite diversity)
•	Board composition (refreshment, tenure, diversity)
•	Cybersecurity risks and disclosures
•	Crisis management during COVID-19, the Russian invasion of Ukraine, and labor and supply shortages

Corporate Governance Policies

Built upon our dedication to corporate governance, Flex has implemented a comprehensive corporate governance framework that includes our Code of Business Conduct and Ethics (“CoBCE”), Guidelines with Regard to Certain Governance Matters, and Board Committee Charters. All are available on the Corporate Governance page of the Investor Relations section of our website.

Flex is a company built on relationships, and trust is the cornerstone of all relationships. We build on that trust by striving to do the right thing. Our values are shaped by a commitment to transparency, accountability, respect and inclusion.

Our CoBCE provides the framework of ethics that governs our business. Among other things, our CoBCE provides guidance and policy regarding ethics, compliance, harassment, conflicts of interests, antitrust and competition, bribery, insider trading, cyber and information security, and environmental protection. The CoBCE applies to all of our directors, officers, and employees, and in calendar year 2021 98% of our eligible employees worldwide completed online CoBCE training. In keeping with SEC rules, we use the Investor Relations section of our website to disclose any substantive amendment to, or material waiver from, any provision of the CoBCE that applies to our principal executive officer, principal financial officer, principal accounting officer, controller, or any individual who performs similar functions.

Our Guidelines with Regard to Certain Governance Matters provides guidance and policy regarding director qualifications, committee structure, director and officer share ownership, director independence, and related-party transactions. The Guidelines with Regard to Certain Governance Matters apply to all of our directors and officers and are reviewed on an annual basis.

Shareholder Communications with our Board of Directors

Our shareholders may communicate with our Board of Directors by sending an e-mail to Board@flex.com. Communications submitted to this e-mail address are regularly reviewed by the Company’s CEO, CFO, or General Counsel, and are submitted to the Chair of the Board, the entire Board of Directors, or individual directors, as appropriate, depending on the nature of the communication. Correspondence that is unrelated to the duties and responsibilities of the Board of Directors will be redirected or excluded, as appropriate.

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Fiscal Year 2022 Non-Employee Directors’ Compensation

Non-Employee Director Compensation Program

Objective of Non-Employee Director Compensation Program

The key objective of our non-employee director compensation program is to attract and retain a diverse group of highly-qualified directors with the necessary skills, experience, and character to serve on the Company’s Board of Directors. By using a combination of cash and equity-based compensation, the Nominating, Governance and Public Responsibility Committee intends to recognize the time commitment, expertise, and potential liability relating to active Board service, while also aligning the interests of our directors with the long-term interests of our shareholders. For a further discussion of the specific experience, attributes, skills and qualifications our directors bring to the Company, see “Proposal No. 1: Re-election of Directors – Skills, Qualifications and Diversity of Nominees” on page 43.

Review of Non-Employee Director Compensation Program

The Nominating, Governance and Public Responsibility Committee, annually at minimum, reviews and makes recommendations to our Board for the compensation of our non-employee directors. Management, with input and guidance from our independent compensation consultant, assists the Nominating, Governance and Public Responsibility Committee in this task by compiling director compensation data from the annual reports and proxy statements of companies in our peer comparison group. For information regarding our peer group, see “Compensation Discussion and Analysis–Competitive Positioning” on page 61.

In fiscal year 2022, the Nominating, Governance and Public Responsibility Committee retained Frederic W. Cook & Co., Inc. (“FW Cook”), to help the Committee determine whether the compensation paid to our non-employee directors is competitive when compared to the practices of our peers. The Nominating, Governance and Public Responsibility Committee reviewed, among other things, the existing cash compensation of our non-employee directors and the grant date fair value of restricted share unit awards. With FW Cook’s assistance, the Nominating, Governance and Public Responsibility Committee also considered compensation trends and share ownership guidelines for non-employee directors. The Nominating, Governance and Public Responsibility Committee concluded that our program remains competitive.

Components of Non-Employee Director Compensation Program

Our non-employee director compensation program consists of two components:
•	Annual cash compensation, in amounts that vary based on committee and chair services; and
•	Annual discretionary restricted share unit awards.

Non-employee directors can elect to receive their annual cash compensation, or any portion thereof, in the form of fully vested, unrestricted shares of the Company.

The share election option and structure of our non-employee director compensation program emphasizes equity compensation, which rewards increases in stock price, over cash fees. The Board of Directors believes our overall pay mix, which is consistent with peer practice, supports alignment of directors’ interests with those of Flex’s shareholders.

In addition to the compensation provided to our non-employee directors, each non-employee director is reimbursed for any reasonable out-of-pocket expenses incurred in connection with attending in-person meetings of the Board of Directors and Board committees, as well as for any fees incurred in attending continuing education courses for directors up to $10,000 per director in any fiscal year.

We do not pay management directors for Board service in addition to their regular employee compensation. The compensation paid to our management director, Ms. Advaithi, for services provided as our CEO is discussed in the sections of this proxy statement titled “Compensation Discussion and Analysis” and “Executive Compensation.”

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Fiscal Year 2022 Annual Compensation

Under the Singapore Companies Act, we may only provide cash compensation to our non-employee directors for services rendered in their capacity as directors with the prior approval of our shareholders at a general meeting. Our shareholders approved the current cash compensation arrangements for our non-employee directors at certain of our previous annual general meetings, with the most recent modifications approved at our 2017 annual general meeting. The current arrangements include the following annual cash retainers, all of which are paid quarterly in arrears:

Amount ($)	Who receives
90,000	Each non-employee director
15,000	Each member of the Audit Committee and the Compensation and People Committee, including the chairs
40,000	Chairs of the Audit Committee and the Compensation and People Committee
8,000	Each member of the Nominating, Governance and Public Responsibility Committee, including the chair
15,000	Chair of the Nominating, Governance and Public Responsibility Committee
50,000	Chair of the Board, in addition to applicable retainers listed above

The cash compensation for non-employee directors who serve less than a full quarter is pro-rated for the number of days actually served. Non-employee directors do not receive any non-equity incentive compensation or participate in any pension plan or deferred compensation plan.

At our 2013 annual general meeting of shareholders, our shareholders approved a change in the structure of our non-employee director compensation program that allows non-employee directors to receive compensation in the form of Company shares, cash, or a combination thereof, at the director’s election. Accordingly, each non-employee director can elect to receive the annual retainer(s) described above, in whole or in part, in the form of fully vested, unrestricted Ordinary Shares of the Company. A non-employee director making such an election will receive shares having an aggregate value equal to the portion of cash compensation exchanged, with the value based on the closing price of our shares on the date the compensation would otherwise have been paid in cash.

Fiscal Year 2022 Equity Compensation

Yearly Restricted Share Unit Awards

Each non-employee director is eligible to receive grants of restricted share unit awards at the discretion of our Board of Directors. In accordance with the compensation program recommended by the Nominating, Governance and Public Responsibility Committee and approved by the Board, each non-employee director receives, following each annual general meeting, a restricted share unit award with an aggregate fair market value of $185,000 on the date of grant. These yearly restricted share unit awards vest in full on the day immediately prior to the next year’s annual general meeting. During fiscal year 2022, each non-employee director, other than Mr. Patrick J. Ward who was appointed on January 26, 2022, received a restricted share unit award covering 10,475 Ordinary Shares under this program.

Initial Awards

Upon initially becoming a director of the Company, each non-employee director receives a pro-rated portion of the annual restricted share unit award granted to our continuing directors. These awards vest on the date immediately prior to our next annual general meeting. In connection with his appointment to the Board on January 26, 2022, Mr. Ward received a restricted share unit award covering 6,402 Ordinary Shares.

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Compensation for the Non-Employee Chair of the Board

In keeping with the Company’s philosophy pertaining to non-employee director compensation, the Nominating, Governance and Public Responsibility Committee seeks to provide competitive compensation to the non-employee Chair of the Board that recognizes the extensive time commitment and additional responsibilities the Chair role entails, while ensuring the Chair’s interests remain aligned with the long-term interests of our shareholders. Flex’s non-employee Chair, Mr. Capellas, brings deep experience, a dedication to serving the Company, institutional knowledge, and strong leadership to Flex, among other skills and qualifications (see also “Proposal No. 1: Re-election of Directors – Skills, Qualifications and Diversity of Nominees” on page 43).

The Nominating, Governance and Public Responsibility Committee, with the assistance of FW Cook, reviewed the compensation of the Chair of the Board. As with the review of compensation for the non-employee directors generally, this review considered whether the compensation paid to our Chair was competitive when compared to the practices of our peer group of companies. The review by FW Cook supported the view that our non-employee Chair’s compensation is competitive with the market and aligned with shareholder interests.

Components of Compensation for the Non-Employee Chair

In addition to the cash and equity grants described above, our non-employee Chair is entitled to receive, following each annual general meeting, an additional yearly restricted share unit award with an aggregate fair market value of $50,000 on the date of grant. These shares will vest on the day immediately prior to the next year’s annual general meeting. During fiscal year 2022, the Chair of the Board received a restricted share unit award of 2,831 additional Ordinary Shares.

Non-Employee Director Share Ownership Guidelines

We increased our non-employee director share ownership guidelines during fiscal year 2020 to require our non-employee directors to hold a minimum number of our Ordinary Shares equivalent to five (5) times their annual cash retainer (currently $90,000) for serving as a director. Non-employee directors should reach this goal within five years of the date they are elected to our Board. As the minimum holding requirements were increased in fiscal year 2020 (from the previous requirement of four times the annual cash retainer), non-employee directors then in office were given an additional three-year grace period to meet this obligation. All of our non-employee directors have already met the higher minimum share ownership requirements or are on target to be in compliance with the requirements before the applicable deadline.

Director Summary Compensation in Fiscal Year 2022

The following table sets forth the fiscal year 2022 compensation for our non-employee directors.

Name	Fees Earned or Paid in Cash ($)(1)	Share Awards ($)(2)	All Other Compensation ($)	Total ($)
Michael D. Capellas(3)	81,500	316,500	—	398,000
John D. Harris II(4)	52,500	237,500	—	290,000
Michael E. Hurlston(5)	—	290,000	—	290,000
Jennifer Li(6)	78,750	211,250	3,344	293,344
Erin L. McSweeney	143,792	185,000	—	328,792
Marc A. Onetto	105,000	185,000	—	290,000
Willy C. Shih, Ph.D.	105,000	185,000	—	290,000
Charles K. Stevens, III	153,000	185,000	—	338,000
Lay Koon Tan(7)	—	290,000	—	290,000
Patrick J. Ward(8)	18,958	100,909		119,867
William D. Watkins	108,577	185,000	—	293,577

(1)	This column represents the amount of cash compensation earned in fiscal year 2022 for Board and Board committee service.
(2)	This column represents the grant date fair value of restricted share unit awards granted in fiscal year 2022 in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718. The grant date fair value of restricted share unit awards is the closing price of our Ordinary Shares on the date of grant. For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 5 to our audited consolidated financial statements for the fiscal year ended March 31, 2022,“Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022. No option awards were granted in fiscal year 2022.

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(3)	In lieu of half of his cash compensation, Mr. Capellas elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and Board committee service. As a result, Mr. Capellas received 4,572 restricted share units, the value of which is reflected in the table above under “Share Awards.”
(4)	In lieu of half of his cash compensation, Mr. Harris elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and Board committee service. As a result, Mr. Harris received 2,945 restricted share units, the value of which is reflected in the table above under “Share Awards.”
(5)	In lieu of his cash compensation, Mr. Hurlston elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and Board committee service. As a result, Mr. Hurlston received 5,979 restricted share units, the value of which is reflected in the table above under “Share Awards.”
(6)	In lieu of half of her cash compensation for her Board and Board committee service for the first two quarters of fiscal year 2022, Ms. Li elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program. As a result, Ms. Li received 1,472 restricted share units, the value of which is reflected in the table above under “Share Awards.” In addition, Ms. Li incurred California state taxes as a result of meeting attendance at our offices in San Jose, California during fiscal year 2022; the Company paid $3,344, the estimated amount of such taxes, directly to the California Franchise Tax Board on her behalf. These amounts are reflected in the table above under “All Other Compensation.”
(7)	In lieu of his cash compensation, Mr. Tan elected to receive fully vested Ordinary Shares of the Company under the non-employee director share election program for his Board and Board committee service. As a result, Mr. Tan received 5,979 restricted share units, the value of which is reflected in the table above under “Share Awards.”
(8)	Mr. Ward was appointed to the Board on January 26, 2022.

The table below shows the aggregate number of Ordinary Shares underlying unvested restricted share units held by our non-employee directors as of the 2022 fiscal year-end:

Name	Number of Ordinary Shares Underlying Outstanding Restricted Share Units (#)
Michael D. Capellas	13,306
John D. Harris II	10,475
Michael E. Hurlston	10,475
Jennifer Li	10,475
Erin L. McSweeney	10,475
Marc A. Onetto	10,475
Willy C. Shih, Ph.D.	10,475
Charles K. Stevens, III	10.475
Lay Koon Tan	10,475
Patrick J. Ward	6,402
William D. Watkins	10,475

The non-employee directors do not hold any share options.

Treatment of Unvested Restricted Share Unit Awards upon a Change of Control

All of our non-employee directors have outstanding restricted share unit awards. Information regarding the treatment of outstanding restricted share units is described in the section titled “Potential Payments Upon Termination or Change in Control.”

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Proposals to be Considered at the 2022 Annual General Meeting of Shareholders

Proposal No. 1: Re-election of Directors

Article 94 of our Constitution requires that at each annual general meeting, all of the current directors must retire from office. Retiring directors are eligible for re-election.

Our Board is currently comprised of 12 members. Jennifer Li and Willy C. Shih, Ph.D., current directors, are not being nominated by the Board for re-election and will be retiring from the Board pursuant to Article 94 of our Constitution, as amended, effective as of the conclusion of the 2022 annual general meeting.

Ms. Li is not being nominated for re-election due to time constraints and other board obligations. The Board and management are grateful to Ms. Li for her dedicated service and valuable contributions as a director.

Mr. Shih will continue to serve on the Board of Managers of Nextracker LLC, the entity resulting from the Company’s recent separation of the Nextracker business in connection with TPG Rise Flash L.P.’s $500 million investment. Mr. Shih was appointed to the Board in 2008. Flex has benefited greatly from Mr. Shih’s exceptional commitment and sound business judgment. The Board and management would like to thank Mr. Shih for his significant contributions to the Company.

Upon the recommendation of our Nominating, Governance and Public Responsibility Committee, the Board of Directors has nominated 10 of our incumbent directors who will retire from office at the 2022 annual general meeting as required by Article 94 of our Constitution, for re-election. If all of the Board’s nominees are elected, the Board will be composed of 10 members immediately following the annual general meeting.

If any nominee under Proposal No. 1 fails to receive the affirmative vote of a majority of the shares present and voting on the resolution to approve his or her re-election (that is, if the number of shares voted “FOR” the director nominee does not exceed the number of votes cast “AGAINST” that nominee), he or she will not be re-elected and the size of the Board will be reduced accordingly. Abstentions, if any, will have no effect.

The Singapore Companies Act provides that we must have at all times at least one director ordinarily resident in Singapore. As Mr. Tan is the only member of our Board of Directors who is ordinarily resident in Singapore, if Mr. Tan is not re-elected at the 2022 annual general meeting, he shall be deemed to continue in his role as a director until we appoint another director to the Board who is ordinarily resident in Singapore.

The proxy holders intend to vote all proxies for the nominees for directors listed below under “Nominees to our Board of Directors.” If any nominee is unable or declines to serve as a director at the time of the 2022 annual general meeting, the proxies will be voted for any nominee designated by the present Board of Directors, in accordance with Article 99 of our Constitution, to fill the vacancy. As of the date of this proxy statement, our Board of Directors is not aware of any nominee who is unable or will decline to serve as a director.

The Board recommends a vote “FOR” the re-election of each of the Director nominees.

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Nominees to our Board of Directors

Flex is committed to having a diverse and predominantly independent Board of Directors representing a range of critical skills. Our nominees represent a responsible blend of long-serving directors who have in-depth knowledge of our business and newer members who bring fresh perspectives and additional skills.

Skills, Qualifications and Diversity of Nominees

Our Nominating, Governance and Public Responsibility Committee is responsible for assessing the composition and performance of the Board and its committees, and for recruiting, evaluating, and recommending candidates to be presented for appointment or election to our Board. Our Board believes that a wide range of viewpoints is critical to effective board deliberations, corporate governance and oversight. The Nominating, Governance and Public Responsibility Committee assesses board diversity through periodic board composition evaluations.

The general attributes we expect all directors to have are high professional and personal ethics and values, an understanding of the Company’s business and industry, advanced education, broad-based business acumen, and the ability to think strategically. These meaningful skills and experiences are just one aspect of diversity that the Board highly values. When reviewing potential board nominees, the Nominating, Governance and Public Responsibility Committee considers the holistic diversity of the Board, including gender, race, ethnicity, age, and cultural background.

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While the Company does not specify minimum criteria for candidates, the Board’s overall diversity is a significant consideration in the director nomination process. Our Guidelines with Regard to Certain Governance Matters and the charter of our Nominating, Governance and Public Responsibility Committee provide that the Company and the Nominating, Governance and Public Responsibility Committee are committed to actively seeking highly-qualified candidates that contribute to the diversity of background of our board (including diversity of gender, age, race, ethnicity and cultural background) for consideration when the Board undertakes director searches. As the below summary provides in additional detail, our director nominees bring a variety of these skills and experiences to the Board and reflect an appropriate combination of qualifications to represent and further the long-term interests of the Company’s shareholders.

For this year’s election, the Board has nominated 10 individuals who bring valuable and diverse skills, experiences, and characteristics to the Board. Their collective experience covers a wide range of geographies and industries. Two of these nominees, or 20%, are women, and three nominees, or 33%, are racially/ethnically diverse. Further, our Board has a good balance of experienced and new directors, with more than half our incumbent director nominees having tenures of less than five years.

The following matrix highlights many of the specific experience, attributes, skills and qualifications that our nominees for director bring to the Company and that are considered when evaluating and recommending candidates for appointment or election to our Board. Each director candidate has self-identified the following demographic information.

	Revathi Advaithi	Michael D. Capellas	John D. Harris II	Michael E. Hurlston	Erin L. McSweeney	Marc A. Onetto	Charles K. Stevens, III	Lay Koon Tan	Patrick J. Ward	William D. Watkins
Environmental and Sustainability
Human Capital Management
Global Operations
Supply Chain
Technology
Business Development and Strategic Planning
Corporate Governance
Financial and Audit
Risk and Compliance
Industry Leadership

Number of Additional Public Company Boards	1	3	2	1	0	0	3	0	1	1
Gender	Female	Male	Male	Male	Female	Male	Male	Male	Male	Male
Race/Ethnicity	Asian	White	Black | Native American	White	White	White	White	Asian	White	White
Independence
Tenure on Flex’s Board	3	8	1	1	2	8	3	10	<1	13

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Environmental and Sustainability	Experience in environmental and sustainability topics, which is instrumental to Flex’s foundation of sustainability governance and the Company’s position as a leader in sustainability efforts.
Human Capital Management	Experience in human resources, compensation and benefits, recruiting and retaining employees, succession planning, and developing and maintaining a strong workplace culture. Our Board recognizes that human capital management is a high priority for the Company as an important component to maintaining our competitiveness and world-class capabilities and as we focus on hiring and retaining the world’s best talent.
Global Operations	Experience operating in a global context by managing international enterprises, residence abroad, and studying other cultures adds impactful insight and diversity to our Board’s oversight of Flex’s global footprint, including its workforce and operations in 30 countries across five continents, and enables our Board to support management in producing solutions across international markets.
Supply Chain	Experience in executive positions overseeing supply chain management and exposure to supply chain issues, which is invaluable in overseeing and guiding Flex’s supply chain services that involve a network of over 100 locations across the globe.
Technology	Experience in the technology sector enables our Board to guide Flex’s strategy regarding the design and manufacturing of enterprise and consumer products.
Business Development and Strategic Planning	Executive level experience with business and customer development and long-term strategic planning and execution, allowing our Board to actively support the development and execution of Flex’s long-term strategy and continued business transformation.
Corporate Governance	Experience on other public company boards, demonstrating an understanding of Flex’s reporting obligations and responsibilities to our shareholders, and positioning our Board to adopt best practices in public company corporate governance.
Financial and Audit	Experience in accounting and audit functions and the ability to analyze financial statements and oversee budgets, providing critical oversight and support of Flex’s financial reporting and responsibility to shareholders and other stakeholders.
Risk and Compliance	Experience identifying, mitigating, and managing risk in enterprise operations, which allows our Board to fulfill its risk oversight responsibilities.
Industry Leadership	Experience in executive positions within the technology sector or within the manufacturing sector – areas that are fundamental to Flex’s business, strategic plan, and growth.

Board Diversity

As discussed above, the Board believes the current nominees embody a diverse range of viewpoints, backgrounds and skills, including with respect to tenure, gender, and race/ethnicity. In accordance with Nasdaq’s new Board Diversity Rules, the following Board Diversity Matrix provides certain information regarding the composition of our Board members as of June 30, 2022, including Ms. Li and Mr. Shih, who are not nominees for re-election, and is based on voluntary self-identification. Each of the categories listed in the table has the meaning as it is used in Nasdaq Rule 5605(f).

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Board Diversity Matrix (as of June 30, 2022)

Board Size:
Total Number of Directors	12

Gender Identity:		Female	Male	Non-Binary	Did Not Disclose Gender
Directors		3	9	0	0

Demographic Background:
African American or Black		0	1	0	0
Alaskan Native or Native American		0	1	0	0
Asian		2	2	0	0
Hispanic or Latinx		0	0	0	0
Native Hawaiian or Pacific Islander		0	0	0	0
White		1	6	0	0
Two or More Races or Ethnicities		0	1	0	0
LGBTQ+	0
Did Not Disclose Demographic Background	0

The Nominating, Governance and Public Responsibility Committee considered the specific experience described in the biographical snapshots below in determining that each individual nominee should serve on our Board of Directors.

Revathi Advaithi
Chief Executive Officer, Flex Ltd. Director Since: 2019 Age: 54 Board Committee(s): • None Other Public Company Boards: • Uber Technologies, Inc. (since 2020)

Career Highlights:

•  Chief Executive Officer of Flex since February 2019

•  President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company (September 2015 to February 2019)

•  President of Electrical Sector, Americas of Eaton (April 2012 to August 2015)

•  Other positions of increasing responsibility at Eaton between 2008 and 2012, including Vice President and General Manager of the Electrical Components Division

•  Several senior roles within the sourcing and supply chain functions at Honeywell between 2002 and 2008, including Vice President and General Manager of Honeywell’s Field Solutions business

•  Various positions at Eaton between 1995 and 2002, including leading the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai

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Michael D. Capellas, Chair of the Board

Principal,
Capellas Strategic
Partners

Director Since: 2014

Chair Since: 2017

Age: 67

INDEPENDENT

Board Committee(s):

•  Nominating, Governance and Public Responsibility (Chair)

Other Public Company Boards:

•  Cisco Systems, Inc. (since 2006)

•  Elliott Opportunity II Corp. (since 2021)

•  The Beauty Health Company (since 2020)

Recent Prior Public Company

Boards:

•  MuleSoft, Inc. (2015-2018)

Career Highlights:

•  Principal at Capellas Strategic Partners since June 2013

•  Chairman of the Board of VCE Company, LLC (a joint venture between EMC Corporation and Cisco, with investments from VMware, Inc. and Intel Corporation) (January 2011 to November 2012)

•  Chief Executive Officer of VCE (May 2010 to September 2011)

•  Chairman and Chief Executive Officer of First Data Corporation (September 2007 to March 2010)

•  Senior Advisor at Silver Lake Partners (October 2006 to July 2007)

•  Chief Executive Officer of MCI, Inc., previously WorldCom, Inc., (November 2002 to January 2006)

•  President of MCI (March 2004 to January 2006)

•  Chairman of the Board of WorldCom (November 2002 to March 2004), and a member of the board of directors of MCI until January 2006

•  President of Hewlett-Packard Company (May 2002 to November 2002)

•  Mr. Capellas held various positions with Compaq, including President and Chief Executive Officer for three years and Chairman of the Board for two years

•  Other positions of increasing responsibility at Compaq, including Chief Information Officer and Chief Operating Officer

John D. Harris II

Retired Vice President of
Business Development,
Raytheon Company

Director Since: 2020

Age: 61

INDEPENDENT

Board Committee(s):

•  Compensation and People

Other Public Company Boards:

•  Cisco Systems, Inc. (since 2021)

•  Kyndryl Holdings, Inc. (since 2021)

Career Highlights:

•  Retired Vice President of Business Development for Raytheon Company, and Chief Executive Officer of Raytheon International, Inc. (September 2013 to April 2020)

•  Vice President and General Manager of Raytheon Intelligence, Information and Services for Raytheon Company (April 2012 to September 2013)

•  President, Raytheon Technical Services Company (May 2010 to April 2012)

•  Vice President, Contracts and Supply Chain for Raytheon Company (May 2005 to May 2010)

•  Vice President, Contracts for Raytheon Company (June 2003 to May 2005)

•  Other positions of increasing responsibility at Raytheon, including Chief Information Officer and Chief Operating Officer

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Michael E. Hurlston

President and Chief
Executive Officer,
Synaptics Incorporated

Director Since: 2020

Age: 55

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  Synaptics Incorporated (since 2019)

Recent Prior Public Company Boards:

•  Ubiquiti (2016–2021)

Career Highlights:

•  President and Chief Executive Officer of Synaptics Incorporated since August 2019

•  Chief Executive Officer and a member of the Board of Directors of Finisar Corporation (January 2018 to August 2019)

•  Senior Vice President and General Manager of the Mobile Connectivity Products/Wireless Communications and Connectivity Division and other positions of increasing responsibility over a 16-year career at Broadcom Limited and its predecessor corporation

Erin L. McSweeney

Executive Vice President
and Chief People Officer,
UnitedHealth Group
Incorporated

Director Since: 2020

Age: 57

INDEPENDENT

Board Committee(s):

•  Compensation and People (Chair)

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  None

Career Highlights:

•  Executive Vice President, Chief of Staff for CEO, UnitedHealth Group Incorporated (February 2021 to April 2022)

•  Executive Vice President, Chief Human Resource Officer, Optum, Inc. (the health services platform of UnitedHealth Group) (2017 to February 2021)

•  Several positions of increasing responsibility at EMC (now Dell EMC), including Executive Vice President and Chief Human Resources Officer (2015 to 2017); Senior Vice President, Human Resources, Products and Marketing (2013 to 2015); and Chief Human Resources Officer and Vice President, Virtual Computing Environment (2009 to 2012)

Marc A. Onetto
Principal, Leadership from the Mind and the Heart LLC Director Since: 2014 Age: 71 INDEPENDENT Board Committee(s): • Audit Other Public Company Boards: • None

Career Highlights:

•  Principal providing executive leadership consulting through his company “Leadership from the Mind and the Heart LLC” (since 2013)

•  Senior Vice President of Worldwide Operations and Customer Service for Amazon.com (2006 to 2013)

•  Executive Vice President of Worldwide Operations for Solectron Corporation, which was acquired by Flex in 2007 (June 2003 to June 2006)

•  Various positions over a 15-year career with General Electric, including Vice President of GE Corporate’s European operations and head of global supply chain and operations, global quality, and global Component Division for GE Medical Systems

•  Various positions over a 12-year career with Exxon Corporation in supply operations, information systems, and finance

•  Serves on the Business Board of Advisors of the Tepper School of Business at Carnegie-Mellon University

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Charles K. Stevens, III

Retired Chief Financial
Officer, General Motors
Company

Director Since: 2018

Age: 62

INDEPENDENT

Board Committee(s):

•  Audit (Chair)

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  Eastman Chemical Company (since 2020)

•  Masco Corporation (since 2018)

•  Tenneco Inc. (since 2020)

Career Highlights:

•  Advisor to General Motors Company (September 2018 to March 2019)

•  Chief Financial Officer and Executive Vice President of General Motors Company (January 2014 to September 2018), responsible for leading the financial and accounting operations on a global basis

•  Chief Financial Officer for North America at General Motors North America, Inc. (January 2010 to 2014)

•  Led GM’s financial operations for U.S. Sales, Service and Marketing, GM Canada (2006 to 2008), GM Mexico (2008 to 2010), North America Manufacturing, Customer Care and Aftersales, and Global Connected Consumer

•  Interim Chief Financial Officer of GM South America (December 2011 to January 2013)

•  Various leadership positions at GM in China, Singapore, Indonesia, and Thailand

Lay Koon Tan

Retired President, Chief
Executive Officer and
member of the Board of
Directors, STATS ChipPAC
Ltd.

Director Since: 2012

Age: 63

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  None

Career Highlights:

•  Founding President and Chief Executive Officer and a member of the Board of Directors of STATS ChipPAC Ltd., a leading service provider of semiconductor packaging design, bump, probe, assembly, test and distribution solutions (August 2004 to November 2015), after leading the formation of the company, and of its predecessor, ST Assembly Test Services Ltd. (June 2002 to 2004)

•  Chief Financial Officer, ST Assembly Test Services Ltd. (May 2000 to August 2004)

•  Investment banker with Salomon Smith Barney, the global investment banking unit of Citigroup Inc.

•  Various senior positions in government and financial institutions in Singapore

Patrick J. Ward

Retired Vice President and Chief Financial Officer, Cummins Inc.

Director Since: 2022

Age: 59

INDEPENDENT

Board Committee(s):

•  Audit

Other Public Company Boards:

•  Corteva, Inc. (since 2019)

Recent Prior Public Company Boards:

•  E.I. du Pont de Nemours and Company (2013-2017)

•  DowDuPont Inc. (2017-2019)

Career Highlights:

•  Vice President and Chief Financial Officer of Cummins Inc., a global power leader that designs, manufactures, distributes and services engines, and related technologies (2008 to 2019)

•  Prior to joining the board of Corteva, Inc., Mr. Ward served as a director of E.I. du Pont de Nemours and Company, Inc. and remained a board member through its merger with DowDuPont Inc.

•  Held a broad range of financial leadership positions after joining Cummins in 1987, including serving as vice president, engine business controller, and executive director, power generation business controller

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William D. Watkins

Retired Chief Executive
Officer, Imergy Power
Systems, Inc.

Director Since: 2009

Age: 69

INDEPENDENT

Board Committee(s):

•  Nominating, Governance and Public Responsibility

Other Public Company Boards:

•  Avaya Holdings Corp. (since 2017, Chair of the Board)

Recent Prior Public Company Boards:

•  Maxim Integrated Products, Inc. (2008-2021)

Career Highlights:

•  Chief Executive Officer (September 2013 to August 2016) and Chairman of the Board (January 2015 to August 2016) of Imergy Power Systems, Inc., a leading innovator in cost-effective energy storage products

•  Chairman of the Board (February 2013 to December 2013) and Chief Executive Officer (January 2010 to February 2013) of Bridgelux, Inc.

•  Chief Executive Officer (2004 to January 2009) and President and Chief Operating Officer (2000 to 2004) of Seagate Technology, responsible for Seagate’s hard disc drive operations, including recording heads, media, and other components, and related R&D and product development organizations

•  Various other positions with Seagate Technology (1996 to 2000)

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Proposal No. 2:  Re-Appointment of Independent Auditors for Fiscal Year 2023 and Authorization of our Board to Fix Their Remuneration

Our Audit Committee has approved, subject to shareholder approval, the re-appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm to audit our financial statements and records for the fiscal year ending March 31, 2023, and to perform other appropriate services. In addition, pursuant to Section 205(16) of the Singapore Companies Act, our Board of Directors is requesting that the shareholders authorize the directors, upon the recommendation of the Audit Committee, to fix the auditors’ remuneration for services rendered through the 2023 annual general meeting. We expect that a representative from Deloitte & Touche LLP will be present at the 2022 annual general meeting. This representative will have the opportunity to make a statement and is expected to be available to respond to appropriate questions.

Deloitte & Touche LLP has been the Company’s independent registered public accounting firm since 2002. The Company has been advised by Deloitte & Touche LLP that neither it nor any of its associates has any direct or material indirect financial interest in the Company.

Principal Accountant Fees and Services

Set forth below are the aggregate fees billed by Deloitte & Touche LLP, a member firm of Deloitte Touche Tohmatsu, and its respective affiliates for services performed during fiscal years 2022 and 2021. All audit and permissible non-audit services reflected in the fees below were pre-approved by the Audit Committee in accordance with established procedures.

	Fiscal year
	2022	2021
(in millions)	($)	($)
Audit Fees	12.0	11.6
Audit-Related Fees	0.1	0.1
Tax Fees	0.8	0.9
All Other Fees	0.4	0.0
Total	13.3	12.6

Audit Fees consist of fees for professional services rendered by our independent registered public accounting firm for the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K (including services related to rendering an opinion under Section 404 of the Sarbanes-Oxley Act of 2002) and the review of our consolidated financial statements included in our Quarterly Reports on Form 10-Q.These fees include fees for services that are normally incurred in connection with statutory and regulatory filings or engagements, such as comfort letters, statutory audits, and consents and the review of documents filed with the SEC.

Audit-Related Fees consist of fees for assurance and related services by our independent registered public accounting firm that are reasonably related to the performance of the audit and not included in Audit Fees.

Tax Fees consist of fees for professional services rendered by our independent registered public accounting firm for tax compliance, tax advice, and tax planning services, including assistance regarding federal, state and international tax compliance, return preparation, tax audits and customs and duties.

All Other Fees consist of fees for professional services rendered by our independent registered public accounting firm for permissible non-audit services.

Audit Committee Pre-Approval Policy

Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services. The independent registered public accounting firm and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date. The Audit Committee also may pre-approve particular services on a case-by-case basis.

Our Audit Committee has determined that the provision of non-audit services under appropriate circumstances may be compatible with maintaining the independence of Deloitte & Touche LLP, and that all such services provided by Deloitte & Touche LLP to us in the past were compatible with maintaining such independence. The Audit Committee is sensitive to the concern that some non-audit services, and related fees, could impair independence. However, the Audit Committee also

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recognizes that in some areas, services that are identified by the relevant regulations as “tax fees” or “other fees” are sufficiently related to the audit work performed by Deloitte & Touche LLP that it would be highly inefficient and unnecessarily expensive to use a separate firm to perform those non-audit services. The Audit Committee intends to evaluate each such circumstance on its own merits, and to approve the performance of non-audit services where it believes efficiency can be obtained without meaningfully compromising independence.

The Board recommends a vote “FOR” the re-appointment of Deloitte & Touche LLP as our independent auditors for fiscal year 2023 and authorization of the Board, upon the recommendation of the Audit Committee, to fix their remuneration.

Message from the Audit Committee

We, the members of Flex’s Audit Committee, assist our Board of Directors in overseeing financial accounting and reporting processes; systems of internal controls; the appointment, compensation and oversight of our external auditor; and our compliance with legal and regulatory requirements. We are committed to the values of independence and transparency in the discharge of our duties.

In furtherance of independent oversight, our Audit Committee is composed entirely of independent and financially literate directors, including four audit committee financial experts. Further, we annually assess the independence of our external auditors considering any non-audit fees or services and the tenure of our lead audit partner.

We also take measures to ensure transparency between ourselves, members of management, and our external auditors including holding regular private sessions with external auditors, maintaining open lines of communication with members of management, and performing annual assessments of the qualifications and work quality of our external auditors.

We typically hold at least 6 meetings each fiscal year, in connection with regularly scheduled Board meetings and the filing of year-end financial results. Additionally, we meet as needed to address emerging concerns including financial and accounting practices and ethics and compliance concerns. Specifically, in discharging our oversight duties at each regularly scheduled Audit Committee meeting, we:

•	review and discuss with management and Deloitte & Touche LLP our quarterly earnings press releases, related periodic reports filed with the SEC, and our audited financial statements for the fiscal year, as well as the overall quality of our financial reporting process;
•	receive updates from Flex’s Chief Ethics and Compliance Officer (“CECO”) regarding legal and compliance matters including reports about the receipt and resolution of employee or other concerns raised regarding financial reporting and other compliance matters, and annually review the performance of the CECO;
•	receive updates from Flex’s Vice President of Internal Audit regarding internal audit and risk management matters including the Audit and Risk Management Services reports, and annually review the performance of the Vice President of Internal Audit;
•	review and discuss accounting and tax regulatory, procedural, and program updates;
•	review and discuss with management, internal audit and Deloitte & Touche LLP the evaluation, execution, and effectiveness of the Company’s internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act of 2002;
•	review and discuss topics regarding information security and cybersecurity risks, which includes receiving regular updates from Flex’s Chief Information Officer and Chief Information Security Officer, and the Company’s strategy to mitigate these risks; and
•	review and discuss with management significant business, operational and reporting risks and assess the steps management is taking to control these risks, including specific critical risks identified by our enterprise risk management program.

For an exhaustive discussion of our responsibilities, we invite you to review our Audit Committee charter which we assess on an annual basis and revise, if necessary.

Audit Committee Report

The Audit Committee has reviewed and discussed with management and with our independent auditors, Deloitte & Touche LLP, our audited consolidated financial statements for the fiscal year ended March 31, 2022, as well as management’s assessment and our independent auditors’ evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2022. Flex management represented to the Audit Committee that our audited consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America.

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The Audit Committee also discussed with our independent auditors the matters required to be discussed by the applicable rules of the Public Company Accounting Oversight Board and the SEC. The Audit Committee also has discussed with our independent auditors the firm’s independence from Company management and the Company, and reviewed the written disclosures and letter from the independent registered public accounting firm required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence. The Audit Committee also has considered whether the provision of non-audit services by our independent auditors is compatible with maintaining the independence of the auditors. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by our independent auditors. All audit and permissible non-audit services performed by our independent auditors during fiscal years 2022 and 2021 were pre-approved by the Audit Committee in accordance with established procedures.

Our independent auditors perform an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and express an opinion on these consolidated financial statements. In addition, our independent auditors express their own opinion on the effectiveness of our internal control over financial reporting. The Audit Committee monitors these processes.

Based on the Audit Committee’s discussions with management and our independent auditors and based on the Audit Committee’s review of our audited consolidated financial statements together with the reports of our independent auditors on the consolidated financial statements and the representations of our management with regard to these consolidated financial statements, the Audit Committee recommended to the Company’s Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which was filed with the SEC on May 20, 2022.

Submitted by the Audit Committee of the Board of Directors:

Charles K. Stevens, III	Michael E. Hurlston	Marc A. Onetto	Lay Koon Tan	Patrick J. Ward

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Proposal No. 3:  Non-Binding, Advisory Resolution on Executive Compensation

We are asking our shareholders to approve, in a non-binding, advisory vote, the compensation of our named executive officers (NEOs) as reported in this proxy statement in the “Compensation Discussion and Analysis” and the compensation tables and accompanying narrative disclosure under “Executive Compensation.”

Flex’s compensation philosophy is that pay should be meaningfully aligned with performance. Our pay programs are designed to tie actual pay delivery for our executives to performance against the Company’s short-term and long-term performance goals and the creation of shareholder value. A key objective of our compensation programs is to attract, retain and motivate superior executive talent by providing competitive pay opportunities and then paying for the achievement of rigorous Company objectives, while balancing the need to avoid excessive or inappropriate risk-taking and maintaining an appropriate cost structure.

We urge shareholders to carefully read the Compensation Discussion and Analysis section of this proxy statement. The Compensation Discussion and Analysis describes how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives and shows the link between our performance and our executives’ incentive compensation. We also encourage shareholders to review the Summary Compensation Table and the other related compensation tables and narrative, which provide detailed information on the compensation of our NEOs.

While the vote on this resolution is advisory and not binding on the Company, each member of the Compensation and People Committee and the Board values the opinions of our shareholders and will consider the outcome of the vote on this resolution when making decisions regarding future executive compensation arrangements. We have held a say-on-pay advisory vote on an annual basis since 2011; the next say-on-pay vote is anticipated to occur at our 2023 annual general meeting.

The Board recommends a vote “FOR” the approval of the non-binding, advisory resolution on executive compensation.

Compensation and People Committee Report

The Compensation and People Committee of the Board of Directors has reviewed and discussed with management the Compensation Discussion and Analysis that follows this report. Based on this review and discussion, the Compensation and People Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in the Company’s proxy statement for the 2022 annual general meeting of shareholders.

Submitted by the Compensation and People Committee of the Board of Directors:

Erin L. McSweeney	John D. Harris II	Jennifer Li	Willy C. Shih, Ph.D.

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Compensation Discussion and Analysis

This CD&A is organized into the following key sections:
Executive Summary	55
Compensation Philosophy	59
Compensation-Setting Process and Decisions for Fiscal Year 2022	60
Fiscal Year 2022 Executive Compensation	62

Introduction

In this Compensation Discussion and Analysis (CD&A) section, we discuss the material elements of our compensation programs and policies, including our overall compensation philosophy and program objectives, and how and why the Compensation and People Committee arrived at specific compensation policies and decisions involving our NEOs. Our NEOs for fiscal year 2022 were:

Name	Position
Revathi Advaithi	Chief Executive Officer
Paul R. Lundstrom	Chief Financial Officer
Francois P. Barbier(1)	President, Global Operations and Components
Michael P. Hartung	President, Flex Agility Solutions
Scott Offer	Executive Vice President, General Counsel
(1)	Mr. Barbier retired from his position of President, Global Operations and Components effective at the close of business on March 31, 2022 and will remain an employee of the Company and provide services related to the transition of his duties through September 30, 2022.

Executive Summary

Our pay programs are designed to align executives’ compensation with performance against the Company’s short-term and long-term objectives and the creation of shareholder value. We use a mix of performance metrics that are intended to reward different aspects of Company achievement.

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Performance and Company Highlights for Fiscal Year 2022

Flex’s operating performance set a number of records in fiscal year 2022 despite supply-chain disruptions, continued macroeconomic headwinds and COVID-19-related uncertainty.

In fiscal year 2022, we continued to execute against and made significant progress on strategic transformation goals, despite global disruptions:

•	Revenue saw a 7.9% increase over the prior fiscal year.
•	Adjusted operating profit (OP) improved by 13.4% year-over-year, following substantial growth in fiscal year 2021 over 2020 of 15%.
•	While adjusted Free Cash Flow (FCF) contracted by 12.4% as compared with the prior year, this was a robust performance despite headwinds from supply chain disruptions and a significant planned step up in capital expenditures. We also closed the year at an all-time high cash position ($2.9 billion).
•	In addition to the achievements above, the Company set fiscal year records on adjusted gross margin (7.5%), adjusted operating margin (4.5%), and adjusted earnings per share (EPS) ($1.96) and GAAP EPS ($1.94).

Within the short-term incentive program for the NEOs in fiscal 2022, we used the following metrics: revenue, adjusted OP, and adjusted FCF. For fiscal 2022 we also added an adjusted EPS Growth performance stock unit (PSU) program as a new long-term incentive (LTI) vehicle. These were the same metrics we focused on in our quarterly performance updates to shareholders. Our recent history of performance on these four metrics is shown below.

Our adjusted FCF performance and improved profitability, achieved despite the COVID-19 pandemic and related supply chain disruptions, supported our return of capital to shareholders through our share repurchase program, as shown below. Despite the challenges experienced in fiscal year 2022, the pace of repurchases exceeded that of the prior three fiscal years combined.

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Compensation Highlights for Fiscal Year 2022

Our pay-for-performance compensation philosophy aims to tie actual pay delivery to performance. We believe above-target performance should be rewarded when achieved, and below-target performance should lead to reduced compensation, including zero payouts for incentive elements when performance thresholds are not met. We also believe we should deliver a significant portion of executive pay in the form of equity awards, which are directly aligned with value delivered to shareholders.

For fiscal year 2022, as the business environment and the Company continued to adjust to operating during the pandemic and supply chain disruptions, and performance results continued improving, the Company returned to a more standard pay program design and administration.

Consistent with a return to a more standard program, our CEO received her first pay increase since joining the company in 2019, to recognize her contribution in leading the Company through the pandemic, while driving substantial growth in all key areas of performance since 2019 and positioning Flex for continued growth. The increases to her base salary, bonus target, and long-term incentive grant value were sized to position her total target direct compensation at a competitive level compared to our peer group CEOs, based on available data at the time her fiscal 2022 pay was approved.

Bonus payouts under the incentive bonus plan were at 99% of target for all NEOs except Mr. Hartung (President of Agility Solutions), who received a payout of 92% of target, due to 50% of his bonus being tied to the results of the Agility Solutions segment.
Long-term incentive awards were increased for our Chief Executive Officer, Chief Financial Officer, and President, Agility Solutions. These increases resulted in total target compensation being competitively positioned versus our compensation peer group. Long-term incentive values for our President, Global Operations and Components, and EVP, General Counsel were held flat relative to the prior fiscal year.
Performance share plan (TSR) payout = 0%: No payouts were earned under the rTSR PSUs for the three-year performance cycle ending in fiscal year 2022 (PSUs vesting in June 2021), as the threshold performance level was not achieved.

Summary of Compensation Program Changes for Fiscal Year 2022

The Company made a number of program design changes for fiscal year 2021, driven by the need to adapt to a rapidly changing business environment during the COVID-19 pandemic and continuously evolve our compensation programs to ensure we are offering a compelling value proposition to employees in a manner that aligns their interests with those of our shareholders.

For fiscal year 2022, as the business environment and the Company adjusted to operating during the pandemic and supply chain disruptions, and performance results continued improving, the Company returned to the more standard pay program design and administration. As part of that normalization, and positioning the Company for growth, we made several program changes described below.

Program Element	Fiscal Year 2022 Design Changes	Rationale for Change
Bonus Metrics	Revenue metric weighting increased by 5%, while Adjusted FCF weighting decreased by 5% to reflect a stabilizing business environment for fiscal year 2022. Inventory turnover modifier metric was eliminated.

Reflect a stabilizing business environment and a slight shift in priorities from generating cash to growing revenue.

Inventory turnover modifier eliminated as a similar metric was implemented at lower levels of the organizations, closer to employees who can impact this most directly.

rTSR PSUs

rTSR PSU LTI weighting was reduced from 50% to 25% of LTI.

rTSR comparator group was updated, replacing the S&P 500 Index with a custom peer group composed of compensation peers and companies in related industries with a similar operating profit margin profile to Flex.

rTSR PSU weighting was reduced to allow the introduction of another PSU vehicle of equivalent weighting, measuring adjusted EPS growth.

rTSR peer group was updated to improve the representation of Flex’s industry focus and business landscape.

Adjusted EPS Growth PSUs	Added adjusted EPS Growth PSUs, with a weighting of 25% of LTI	Improve alignment to our long-term financial strategy, based in part on achieving substantial EPS growth.
Create a more balanced LTI program with both relative stock price performance targets (TSR) and fixed financial performance targets (EPS) with direct participant line-of-sight.

In addition to bonus metric changes for fiscal year 2022 summarized above, the Company is also adding an ESG component and an individual performance component to the executive bonus plan for fiscal year 2023.

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Fiscal Year 2022 Executive Compensation Summary

Our executive compensation program is structured to be competitive and allow us to attract and retain a high caliber leadership team. Further, it is intended to provide direct alignment between pay and performance. The illustrations below describe the key elements of direct compensation for our executives in fiscal year 2022 and show how those elements were allocated. A majority of pay is performance-based and 90% of target compensation is at risk for our CEO and 80%, on average, is at risk for our other NEOs.

(1)	PSUs are shown at face value (the target number of shares awarded multiplied by the closing stock price on the grant date).
(2)	The above percentages do not add up to 100% due to rounding.
(3)	Excludes the value of a one-time bonus paid to Mr. Offer in recognition of his services as the interim Chief Human Resources Officer (CHRO) described on page 66.

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Compensation Philosophy

Flex’s compensation philosophy is that pay should be meaningfully aligned with performance. Our pay programs are designed to tie actual pay delivery for our executives to performance against the Company’s short-term and long-term objectives and the creation of shareholder value. A key purpose of our compensation programs is to attract, retain and motivate superior executive talent by providing competitive pay opportunities and then paying for the achievement of rigorous performance goals, while balancing the need to avoid excessive or inappropriate risk-taking and maintaining an appropriate cost structure. We actively manage our pay-for-performance philosophy as described below.

Element	Overview
Base salaries and target cash compensation

•  We regularly benchmark pay against a set of industry peers.

•  Base salaries and target cash compensation are competitively positioned for our NEOs to manage fixed costs and emphasize paying for performance.

Substantial emphasis on at-risk compensation

•  Programs are designed to link pay delivery to the achievement of pre-determined performance goals that directly correlate with enhanced shareholder value.

•  90% of Ms. Advaithi’s fiscal year 2022 target total direct compensation was at-risk and 80% of target total direct compensation for our other NEOs, on average, was at-risk.

•  100% of at-risk compensation is based on achievement of core financial metrics and/or is subject to market risk based on absolute or relative TSR performance. All incentive outcomes were based on a formulaic calculation of results against pre-determined financial or TSR-based performance targets.

•  The Board, or the Compensation and People Committee if so delegated by the Board, maintains the authority to adjust annual incentive bonus payouts if such payouts do not align with the Company’s overall performance.

Focus on long-term performance

•  While measurement of short-term results maintains day-to-day focus, we believe that shareholder value is built over the long term.

•  For Ms. Advaithi’s fiscal year 2022 target total direct compensation, 73% was in the form of long-term incentives, half of which are linked to either the achievement of TSR performance or adjusted EPS Growth goals. On average, 59% of target total direct compensation for our other NEOs was in the form of long-term incentives, tied to achievement of the same objectives as Ms. Advaithi.

•  We emphasize the NEOs’ alignment with our shareholders’ long-term interests by enforcing rigorous share ownership guidelines.

Our compensation program is highly responsive to changes in our operating and stock price performance, as illustrated below with respect to our CEO’s total direct compensation.

Illustrative Assumptions	Bonus & PSU Payouts	Stock Price
Low Performance Scenario	50% of Target	$9.11 (Grant Price – 50%)
High Performance Scenario	150% of Target	$27.33 (Grant Price + 50%)

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Compensation-Setting Process and Decisions for Fiscal Year 2022

Alignment with Compensation and Corporate Governance Best Practices

The Compensation and People Committee regularly reviews our compensation programs, peer company data, and best practices in executive compensation. We have adopted corporate governance and compensation practices and policies that our Compensation and People Committee, along with our Board, believes help to advance our compensation goals and philosophy.

Compensation and People Committee

The Compensation and People Committee is responsible for recommending to our Board the compensation of our Chief Executive Officer all other NEOs, and Section 16 officers. The Compensation and People Committee also administers our equity compensation plans, evaluates the effectiveness of our overall executive compensation programs, monitors our Say-on-Pay results, and reviews the Company’s talent assessment and succession planning.

The Compensation and People Committee regularly assesses our compensation programs to ensure they are appropriately aligned with our business strategy and achieving their objectives. The Compensation and People Committee also reviews market trends and changes in competitive pay practices. Based on its review and assessment, the Compensation and People Committee regularly approves changes in our compensation programs or recommends such changes to our Board.

Say-on-Pay Vote

The Compensation and People Committee believes that our executive compensation program is consistent with our pay-for-performance philosophy and provides proper alignment of incentives for our executives while ensuring long-term value creation for our shareholders. Each year, we evaluate our program in light of the strategic direction of the Company, market conditions, shareholder views (including the results of our annual say-on-pay resolution), and governance considerations, and make changes deemed appropriate for our business.

At our 2021 annual general meeting, we had strong support for the compensation of our NEOs, with over 95% of the votes cast in favor of our say-on-pay resolution. We continue to evaluate our compensation program by taking into account the voting results, shareholder feedback, and other factors used in assessing the program as discussed in this CD&A.

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Independent Consultants and Advisors

The Compensation and People Committee has the authority to retain and terminate any independent, third-party compensation consultants and to obtain advice and assistance from internal and external legal, accounting, and other advisors. During fiscal year 2022, the Compensation and People Committee retained FW Cook as its independent compensation consultant.

FW Cook furnished the Compensation and People Committee with reports on the following topics: peer group composition, compensation data and analysis relating to the compensation of our NEOs, short- and long-term compensation program design, compensation program risk assessment, annual share utilization and shareholder dilution levels resulting from equity plans, competitive severance practices and executive share ownership and retention values.

FW Cook informed the Compensation and People Committee, and the committee agreed, that there are no personal or business relationships between any FW Cook employee and any member of the Compensation and People Committee or any NEO beyond the Flex relationship. Based on this information and other factors, including the factors set forth under Rule 10C-1 under the Securities Exchange Act of 1934, as amended, the Compensation and People Committee assessed the independence of FW Cook and concluded that no conflict of interest exists that would prevent FW Cook from independently advising the Compensation and People Committee. Outside of engaging on executive and Board member compensation and related matters, FW Cook does not provide any other services to the Company.

Role of Executive Officers in Compensation Decisions

The Compensation and People Committee meets with our Chief Executive Officer and other executives to obtain recommendations with respect to the structure of our compensation programs. The CEO and certain other executives also assess the performance of other individual executives and make recommendations regarding their compensation. Decisions related to the compensation of the CEO (including recommendations to the Board regarding the same) are made independently by the Compensation and People Committee, without input from management. In addition, our CEO and other executives develop recommendations for performance measures and target performance goals under our incentive plans based on management’s business forecast—both at the Company and business unit levels. These recommendations are approved by the Compensation and People Committee as well as by our Board when appropriate.

Competitive Positioning

Relying upon data provided by our independent compensation consultant, the Compensation and People Committee undertakes a review, on an annual basis, of the compensation peers that we use to provide insight into market-competitive pay programs, levels and practices. The criteria used to develop the peer group were unchanged from fiscal year 2021, continuing with revenue and market cap as the financial measures, as well as similar industry focus and publicly listed companies with headquarters in the U.S. as the other selection criteria. Applying these criteria, carried over from fiscal year 2021, did not result in any peer group changes – Flex continued with the same 14 peer companies as in fiscal year 2021.

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Our peer group for fiscal year 2022 compensation decisions consisted of the following companies:

Arrow Electronics, Inc.	Jabil, Inc.	TD SYNNEX Corporation
Avnet, Inc.	PACCAR Inc	Textron Inc.
Corning Incorporated	Parker Hannifin Corporation	Western Digital Corporation
Cummins Inc.	Sanmina Corporation	Xerox Holdings Corporation
Hewlett Packard Enterprise Company	Seagate Technology Holdings plc

The peer group revenue and market cap summary statistics, as of the time of the analysis, are shown below.

In addition to our peer group companies, the Compensation and People Committee reviews standardized surveys of large technology and manufacturing firms to evaluate the competitiveness of Flex’s compensation programs in the context of general industry compensation practices.

Fiscal Year 2022 Executive Compensation

Base Salary

The Compensation and People Committee typically reviews base salaries every year and makes recommendations to the Board of Directors about adjusting or maintaining salary levels to reflect competitive market data, individual performance, internal equity and promotions or changes in responsibilities.

Prior to the increases for fiscal year 2022 shown below, salaries had not been increased since fiscal year 2020, and were decreased in fiscal year 2021 for six months, by 50% for our CEO, and 30% for other NEOs, due to COVID-19-related uncertainty and the need to preserve cash. Temporary salary decreases during fiscal year 2021 were not offset with increases in other pay components.

Our CEO’s salary had been unchanged since her hiring in 2019. Changes to her base salary for fiscal year 2022, as well as bonus target and target value of LTIs were intended to recognize her accomplishments since she joined Flex in 2019, as well as her leadership in guiding the Company through the pandemic. The overall impact of the increases of her base salary, bonus target and the grant value of long-term incentives, was to better align her total direct compensation to the compensation peer group CEOs (with the value of rTSR PSUs calculated based on the stock price on date of grant).

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The following table sets forth the base salary increases of our NEOs for fiscal year 2022.

Name and Title	Annualized Base Salary for Fiscal Year 2021 ($)	Annualized Base Salary for Fiscal Year 2022 ($)	Percentage Change
Revathi Advaithi Chief Executive Officer	1,150,000	1,325,000	15.2%
Paul R. Lundstrom Chief Financial Officer	700,000	720,000	2.9%
Francois P. Barbier President, Global Operations and Components	710,000	730,000	2.8%
Michael P. Hartung President, Agility Solutions	700,000	720,000	2.9%
Scott Offer Executive Vice President, General Counsel	629,200	647,000	2.8%

Incentive Bonus Plan

In designing the incentive bonus plan, our Chief Executive Officer and management team develop and recommend performance metrics and targets, which are reviewed and are subject to final approval by the Compensation and People Committee. Fiscal year 2022 corporate level performance metrics, weightings, and changes relative to fiscal year 2021 were as follows:

Metrics	Fiscal Year 2021 Weightings	Fiscal Year 2022 Weightings
Adjusted OP	40%	40%
Adjusted FCF	40%	35%
Revenue	20%	25%
ITO	Used as a modifier	None, removed

The revenue and adjusted FCF metric weightings were increased and decreased by 5%, respectively, to reflect the expectations of a degree of normalization and stabilization in the business environment, and a slight shift in emphasis towards top line growth, and away from generating and preserving cash. Despite the slight reduction in adjusted FCF weighting, the bonus design continues to incentivize conversion of profit into free cash flow by being efficient with working capital and inventory management. We removed the inventory turnover modifier (ITO) for the NEOs because we implemented a different metric that focuses on this aspect of Company performance at lower levels of the organization, where it is driven more directly by participants.

Adjusted OP acts as both a metric within the plan, and the overall funding metric of our global bonus program, as illustrated below on page 66. Adjusted OP achievement generates an enterprise-wide funding pool based on the same adjusted OP targets as used for the Corporate NEO bonus plan. To the extent Corporate OP funding is either above or below the enterprise-wide payout, a corresponding adjustment is made to the final bonus payout. The funding generated by our adjusted OP achievement acts to ensure affordability and alignment to shareholder returns.

Performance for business unit Presidents is measured at both the Corporate and segment (business unit) levels, with a 50% weighting of each. This 50/50 weighting split emphasizes the importance of enterprise-wide performance, and encourages a balanced approach between accountability for segment performance and cooperation across the enterprise. The corporate performance metrics are as defined above. The metrics for segment performance are segment OP and revenue, weighted equally.

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The following table summarizes the key features of our fiscal year 2022 incentive bonus plan.

Feature	Component	Objectives
Performance targets	• Based on key short-term Corporate and business unit financial metrics	• Aligns executive incentives with performance • Rewards achievement of short-term objectives
Performance measures

•  Revenue and adjusted OP at the Company and business unit level, and adjusted FCF at the Company level

•  Weightings for these metrics are fixed, and measured at the corporate level for all executives and at the business unit level for business unit executives

•  Adjusted OP measured at the Company level, is also used as the funding metric for aggregate bonus payouts across the Company

•  Emphasizes pay-for-performance by linking individual compensation to performance on metrics that are key drivers of shareholder value

•  Promotes accountability by tying payouts to achievement of minimum performance thresholds

•  Ensures aggregate payouts are aligned to the Company’s profitability

Bonus payments

•  Based entirely on achievement of financial performance objectives, with no individual performance component

•  Target bonus opportunities set at percentage of base salary, based on executive’s level of responsibility

•  Annual bonuses range from 0% of target to a maximum of 200% of target

•  No payout awarded for any measure where threshold performance is not achieved

•  The Board, or the Compensation and People Committee if so delegated by the Board, has the authority to adjust bonus payouts if appropriate in the context of the Company’s overall performance

•  Reflects the Company’s emphasis on pay-for-performance by linking individual compensation to financial performance

•  Encourages accountability by conditioning bonus payments on the achievement of at least the minimum performance thresholds

Non-GAAP Adjustments

We used adjusted non-GAAP performance measures (adjusted OP and adjusted FCF) for our incentive bonus plan in fiscal year 2022, and adjusted EPS in fiscal 2022 adjusted EPS growth PSU grants. Using adjusted measures eliminates the distorting effect of certain unusual income or expense items. The adjusted performance measures are consistent with those used in our quarterly earnings releases. The adjustments are intended to align award payout opportunities with the underlying growth of our business and avoid misalignment in outcomes based on unusual items.

In calculating non-GAAP financial measures, we excluded certain items to make it easier to compare the Company’s operating performance on a period-to-period basis because such items are not, in the Compensation and People Committee’s view, related to the Company’s ongoing operational performance. The non-GAAP measures are used to evaluate more accurately the Company’s operating performance, to calculate return on investment, and to benchmark performance against competitors. For fiscal year 2022, non-GAAP adjustments consisted of excluding after-tax stock-based compensation expense; amortization of intangible, customer-related assets impairments; restructuring charges; and legal and other. All adjustments are subject to approval by the Compensation and People Committee to ensure that payout levels are consistent with performance. See Annex A to this proxy statement for a reconciliation of non-GAAP and GAAP financial measures.

For purposes of calculating performance under our bonus plan in fiscal year 2022, we also would have excluded from the calculation of performance, extraordinary items or events that would have had an unanticipated impact, corporate transactions (including acquisitions or dispositions), and other unusual or nonrecurring items. For purposes of EPS (under the adjusted EPS growth PSU program), the impact of unplanned share repurchases attributable to corporate transactions (including acquisitions or dispositions) will be disregarded.

These calculation exclusions were implemented to focus participants on results over which they have control and maintain motivation to continuously improve performance when faced with significant, unexpected disruptions out of their control.

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Target Incentive Awards

Fiscal year 2022 bonus targets for the NEOs as a percent of base salary are shown below. With the exception of our CEO, whose target was increased from 150% to 165% of salary for fiscal year 2022, other NEOs’ bonus targets as a percent of salary were not increased from fiscal year 2021.

Name and Title	Fiscal year 2022 Target Bonus (% of Salary)	Fiscal year 2022 Target ($)
Revathi Advaithi Chief Executive Officer	165%	2,186,250
Paul R. Lundstrom Chief Financial Officer	110%	792,000
Francois P. Barbier President, Global Operations and Components	110%	803,000
Michael P. Hartung President, Agility Solutions	100%	720,000
Scott Offer Executive Vice President, General Counsel	100%	647,000

Incentive Payouts for CEO, CFO, President, Global Operations and Components, and General Counsel

The table below sets forth the payout opportunities that were available to Ms. Advaithi, and Messrs. Lundstrom, Barbier, and Offer based on different levels of corporate performance. These targets are considered rigorous and were validated within the context of analyst expectations. The bonus for Mr. Hartung was also in part based on the results of his business unit.

No payout is made with respect to any metric if the threshold performance level is not achieved. Payouts at the maximum level for the annual bonus would require sustained strong performance.

Performance targets are determined based on Board-approved financial plans—both at Company and business unit levels. Maximum payout levels were tied to “stretch” levels of performance.

Per the non-GAAP adjustments described on page 64, for purposes of calculating performance under the fiscal year 2022 bonus plan, we excluded the impact of the Anord Mardix acquisition from our results. This adjustment resulted in lower performance, therefore reducing payouts. The impact of the adjustment on calculated performance was as follows:

Metrics	Result Before Adjustment	Adjustment	Result After Adjustment(1)
Revenue ($M)	$26,041	-$109	$25,932
Adjusted OP ($M)	$1,169	-$3	$1,165
Adjusted FCF ($M)	$593	-$14	$579
(1)	Amounts do not add up exactly due to rounding.

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For fiscal year 2022, the Company’s performance resulted in payouts as shown below:

The 81.6% adjusted OP funding factor was calculated based on funding achieved at 96% of target (based on adjusted OP performance above), and an enterprise-wide average payout before application of funding metric, of approximately 118%.

Incentive Payouts for Business Unit Presidents

We treat the business unit performance measures as confidential. As described above, 50% of the annual bonus for Mr. Hartung was based on the results of his business units, evenly split between revenue and adjusted OP. The remaining 50% of the performance measure weighting, including the impact of plan funding, was the same as for corporate executives outlined above. The combination of these inputs and the adjustment based on the OP funding factor resulted in a payout of 92% of target for Mr. Hartung.

Final Incentive Awards for the NEOs

The bonus payout levels for our NEOs were as follows:

Name	Fiscal Year 2022 Annual Incentive Bonus Target (Potential Bonus as a percentage of Base Salary)	Fiscal Year 2022 Annual Incentive Actual Bonus ($)	Fiscal Year 2022 Actual Annual Incentive Bonus as a Percentage of Full Year Target Bonus(1)
Revathi Advaithi	165%	2,163,076	98.9%
Paul R. Lundstrom	110%	783,605	98.9%
Francois P. Barbier	110%	794,488	98.9%
Michael P. Hartung	100%	661,896	91.9%
Scott Offer	100%	640,142	98.9%

Bonus for Mr. Offer

In order to recognize Mr. Offer’s additional temporary responsibilities as the interim CHRO spanning approximately seven months during fiscal year 2022, the Company awarded Mr. Offer a bonus of $350,000. During this period, Mr. Offer continued serving as the EVP, General Counsel, while also being responsible for executing Flex’s human capital strategy and Human Resources function operations. Mr. Offer’s interim CHRO role ended in September 2021, when the Company recruited a new CHRO. This bonus amount is reflected in the “Bonus” column of the Summary Compensation Table.

Long-Term Share-Based Incentive Compensation

In fiscal year 2022, the Board, upon the recommendation of the Compensation and People Committee, granted share-based long-term incentives to our senior executives as an incentive to maximize the Company’s long-term performance and drive shareholder value creation. These long-term incentives are designed to align the interests of the NEOs with those of our shareholders and to give each NEO a significant incentive to manage the Company from the perspective of an owner with a direct stake in the business. Long-term equity awards are also intended to promote retention, as unvested shares are forfeited if an executive voluntarily leaves the Company.

Starting in fiscal year 2022, 25% of our NEOs’ share-based long-term incentive awards (based on face value of the awards) is in the form of TSR-based PSUs. We reduced the portion of LTI allocated to TSR PSUs from 50% in fiscal year 2021, to 25% in fiscal year 2022, in order to add a PSU program based on achievement of adjusted EPS growth targets, as described below. Adjusted EPS Growth PSUs also represented 25% of LTI in fiscal year 2022. (The actual grant value mix may deviate somewhat from this 50/25/25 RSU/TSR PSU/EPS PSU split due to fluctuations in the Monte Carlo valuations for the TSR-based PSUs.) The Compensation and People Committee believes this allocation between RSUs and PSUs promotes retention, and links long-term compensation to the Company’s long-term performance and shareholder outcomes.

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Restricted Share Unit Awards (RSUs)

Fifty percent of each NEO’s share-based long-term incentive award is in the form of RSUs. These service-based RSUs vest in three equal installments on the first three anniversaries of the grant date, subject to continued employment. Payouts are made in shares, so the value of an RSU award increases or decreases based on share price performance from the grant date, further aligning the interests of the executive with long-term shareholder value creation. Before an RSU vests, the holder has no ownership rights in the shares and is not entitled to dividends or dividend equivalents.

Performance Share Units (PSUs) – TSR Metric

Twenty five percent of each NEO’s share-based long-term incentive award is in the form of rTSR PSUs. The total shareholder return (TSR) PSU awards granted in fiscal year 2022 will be earned (or not) based upon Flex’s percentile rank of TSR over a three-year period compared to the relative TSR (rTSR) peer group companies (described below). Performance is measured over three discrete measurement periods—of 12-, 24-, and 36- months—within each three-year cycle, as illustrated below. TSR PSU final payout will be based on the average payouts of these three performance periods.

The use of discrete measurement periods aims to minimize the potential impact of short-term share price volatility at the end of the performance period. The Compensation and People Committee believes that this approach focuses NEOs on the achievement of sustainable long-term shareholder returns and provides a payout that is more reflective of the shareholder experience over the entire three-year cycle. Except in the event of an employee’s death, disability, or retirement, no portion of a PSU award is earned or distributed until the conclusion of the full three-year performance period.

The number of shares earned is dependent on the percentile rank achieved, within each of the 12-, 24- and 36- month periods, as shown below.

Note: Straight-line interpolation is used to determine shares earned when results are between targets.

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In prior years, the TSR PSU performance was measured against the S&P 500 index. For fiscal year 2022, we replaced the S&P 500 with the peer group of companies listed in the table below. Replacement of the S&P 500 with the current TSR peer group was driven by the considerations summarized below:

1.	Reflect likely competitors for investor funds
2.	Focus on the same or similar industries to Flex and subject to similar macroeconomic forces
3.	Approximate the margin range for electronic manufacturing industry

These considerations resulted in the following selection methodology:

Fourteen compensation peer group companies, plus companies meeting all of the following criteria:

1.	Industry membership in Technology Hardware & Equipment (GICS code 4520) and Capital Goods (2010)
2.	Annual revenue is between $5 billion and $125 billion
3.	Market cap is between $1 billion and $40 billion
4.	Annual operating margin is 10% or less

Application of the selection methodology listed above resulted in the following TSR peer group:

Acer Inc.	Inventec Corporation
AECOM	Jabil, Inc.*
AGCO	Jacobs Engineering Group Inc.
Arrow Electronics, Inc.*	Johnson Controls International
ASUSTeK Computer Inc.	Lite-On Technology Corporation
AU Optronics Corporation	Oshkosh Corporation
Avnet, Inc.*	PACCAR Inc*
Beacon Roofing Supply, Inc.	Parker Hannifin Corporation*
Bombardier Inc.	Pegatron Corporation
CDW Corporation	Qisda Corporation
Celestica Inc.	Quanta Computer Incorporated
CommScope Holding Company, Inc.	Rush Enterprises
Compal Electronics	Sanmina Corporation*
Corning Incorporated*	Seagate Technology Holdings plc*
Cummins Inc.*	SNC-Lavalin Group Inc.
Dell Technologies Inc.	TD SYNNEX Corporation
Delta Electronics, Inc.	Synnex Technology International Corp.*
EMCOR Group, Inc.	Textron Inc.*
Far Eastern New Century	Univar Solutions Inc.
Finning International Inc.	WESCO International
Hewlett Packard Enterprise Company*	Western Digital Corporation*
HP Inc.	Wistron Corporation
Huntington Ingalls Industries	WPG Holdings
Innolux Corporation	WSP Global Inc.
Insight Enterprises Inc.	Xerox Holdings Corporation*
*	Denotes an existing compensation peer group company

The new TSR peer group contains companies headquartered and listed in the U.S., Canada and Taiwan as a reflection of the global nature of the industry in which Flex operates. The change in the TSR peer group resulted in an increase in the stock price correlation between Flex and peer set over a multi-year look-back period.

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Performance Share Units (PSUs) – Adjusted EPS Growth Metric

We added adjusted EPS growth PSUs to the LTI program for fiscal year 2022 in order to improve participant line-of-sight to achievement of our long-term financial strategy, based in part on generating substantial EPS growth. These PSUs represent 25% of our NEOs’ share-based long-term incentive awards (based on the target value of the awards as described below). These PSU awards will be earned (or not), at up to a maximum of 200% of target, based upon Flex’s achievement of adjusted EPS growth targets.

In setting the adjusted EPS growth targets, the Compensation and People Committee considered the following inputs:

•	Flex’s historical EPS growth performance;
•	Peer company (both compensation and US-based TSR peers) historical non-GAAP EPS growth performance;
•	Company’s long-term financial strategy; and
•	Company’s investor guidance for fiscal year 2022.

Performance will be measured over a three-year period in three discrete annual measurements within each three-year cycle, as illustrated below. Performance during each of the three years is averaged in the end, determining the final percentage of shares vesting (as % of target). None of the shares vest until the end of the three-year cycle.

Adjusted EPS growth rates will be calculated using non-GAAP adjustments summarized on page 64 of this proxy statement. Adjusted EPS used for purposes of Adjusted EPS growth PSU performance calculations will also exclude the impact of extraordinary items or events that have an unanticipated impact, corporate transactions (including acquisitions or dispositions), and other unusual or nonrecurring items. For purposes of EPS, the impact of unplanned share repurchases attributable to corporate transactions (including acquisitions or dispositions) will also be excluded. The rationale for excluding the impact of significant items or events that have an unanticipated impact is to focus participants on factors within their control, and preserve the incentive orientation of the plan in the face of significant, unforeseen business disruptions or other events. The objective of excluding the impact of M&A is to measure performance on the same basis and business composition as in place at the start of the performance period.

Actual adjusted EPS growth performance for the first year of the cycle (fiscal year 2022 vs. fiscal year 2021) was above the maximum performance adjusted EPS growth goal of 12%, resulting in 200% of target shares earned for year 1 of the three-year cycle (no shares vest until end of the performance period).

See also Annex A to this proxy statement for a reconciliation of non-GAAP and GAAP financial measures.

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Grants During Fiscal Year 2022

The Compensation and People Committee and the Board considered the following factors when determining the value of the fiscal year 2022 NEO equity awards:

•	Peer group compensation data for similarly situated executives;
•	Future potential to contribute to the Company’s growth and potential to grow in current role and expand scope of responsibility and contribution over time;
•	Individual performance and internal equity; and
•	Peer group data on annual share usage and overall shareholder dilution.

Long-Term Incentive Awards

The table below summarizes the approved PSU and service-based RSU awards granted to our NEOs in fiscal year 2022.

Executive Officer	Target rTSR-Based PSUs (Shares)	Target Adjusted EPS Growth- Based PSUs (Shares)	Service-Based RSUs (Shares)	Target Total Equity Award Value ($)
Revathi Advaithi	130,351	130,351	260,703	9,499,999
Paul R. Lundstrom	30,187	30,186	60,373	2,199,992
Francois P. Barbier	32,245	32,244	64,490	2,349,997
Michael P. Hartung	24,012	24,012	48,024	1,749,995
Scott Offer	26,070	26,070	52,141	1,900,000

The target award values shown above vary from the values shown in the Summary Compensation Table because the accounting cost of our TSR-based PSUs is based on a Monte Carlo valuation. The intended award value above was calculated as the target number of shares multiplied by the share price on the date of the grant. The actual value to be earned will depend on Flex’s multi-year TSR performance versus the TSR peer group, its adjusted EPS growth performance, as well as its absolute TSR performance.

Payouts of Prior PSUs

The performance period for the TSR-based PSUs granted in fiscal year 2019 ended in fiscal year 2022. The fiscal year 2019 TSR PSU grants measured our TSR versus the constituents of the S&P 500 from June 19, 2018 (the grant date) through June 19, 2021 (the performance period end), using a trailing 90-day average trading price for both the beginning and the end of the performance period. Our three-year TSR achievement of 12.5% over the performance period was below the 30th percentile threshold level, resulting in a 0% payout for this award.

Administration of Equity Award Grants

As a matter of good corporate governance, equity awards are not timed in relation to the release of material information.

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Benefits

Non-qualified Deferred Compensation Awards

Each of the NEOs, with the exception of Mr. Barbier, participates in the 2010 Deferred Compensation Plan (NQDC plan), intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. In addition to voluntary contributions, Flex makes annual awards to the NEOs under the NQDC plan, the key terms of which are summarized below.

NQDC Plan Design Element	Description
Annual Targeted Amount	•	Target amount is 30% of each participant’s base salary (for ongoing contributions).
	•	Maximum amount is 37.5% of each participant’s base salary, if the performance-based portion is funded at maximum.
• Subject to approval of Compensation and People Committee
• Subject to offsets for non-U.S. executives’ pension and other benefits
Funding Basis	•	50% of the targeted funding (15% of salary at target) is based on the corporate funding level of the annual corporate bonus plan.
	•	50% of the targeted funding (15% of salary) is not tied to performance.
Vesting Schedule	•	Flex’s contributions, together with earnings on those contributions, will vest in full after four years, provided the participant remains employed by the Company.
Investment of Balances	•	Deferred balances in a participant’s account are deemed to be invested in hypothetical investments designated by the participant.
	•	Investment options generally mirror those available under the Company’s tax-qualified 401(k) plan.
	•	The appreciation, if any, in the account balances is due solely to the performance of these underlying investments.
Distribution Options	•	Vested balances may be distributed upon termination of employment either through a lump sum payment or in installments over a period of up to ten years, as elected by the participants.
	•	Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to ten years.

The deferred account balances are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of the Company’s other general obligations.

Initial Company contributions are 50% of base salary and are not tied to Company performance. Thereafter, annual Company contributions are equal to 30% at target (37.5% at maximum) of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits).

Mr. Barbier did not participate in this program during his tenure as an NEO to avoid duplication of contributions previously received from the Company to his French pension.

The Company may make an additional discretionary matching contribution in connection with voluntary deferrals to reflect limitations on our matching contributions under our 401(k) plan.

Company Deferred Compensation Awards for Fiscal 2022

For fiscal year 2022, Ms. Advaithi and Messrs. Hartung and Offer each received deferred cash awards with a value that averaged approximately 37.5% of their respective fiscal year 2021 base salaries. Mr. Lundstrom received a deferred cash award with a value of 21.9% of his fiscal year 2021 base salary.

Voluntary Contributions

Under the 2010 Deferred Compensation Plan, participants may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. Participants are 100% vested in their own deferrals at all times.

Additional Information

For additional information about the NEOs’ contributions to their respective deferral accounts, Company contributions to the NEOs’ deferral accounts, earnings on the NEOs’ deferral accounts, withdrawals from the NEOs’ deferral accounts, and deferral account balances as of the end of fiscal year 2022, see the section titled “Executive Compensation—Nonqualified Deferred Compensation in Fiscal Year 2022.”

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Executive Perquisites

Perquisites represent a small part of the overall compensation program for the NEOs. In fiscal year 2022, we paid the premiums on long-term disability insurance for all of our NEOs.

Relocation Assignments

In connection with Mr. Barbier’s international assignment to the Company’s San Jose facility, we agreed to reimburse him for certain relocation expenses, including a housing allowance of $6,600 per month and an auto allowance of up to $1,200 per month. These benefits are quantified under the “All Other Compensation” column in the Summary Compensation Table. For Mr. Barbier, the amount includes $112,719 in tax equalization payments related to his international assignment.

401(k) Plan; French Defined Contribution Pension Plan

Under our 401(k) plan, all of our employees are eligible to receive matching contributions. We also offer annual discretionary matching contributions based on Company performance and other economic factors as determined at the end of the fiscal year. For fiscal year 2022, we elected not to make discretionary contributions on behalf of any NEO.

To avoid duplication of benefits, the Company’s previous contributions to the defined contribution schemes mandated under French law on Mr. Barbier’s behalf made Mr. Barbier ineligible for Company-paid non-qualified deferred compensation contributions (equal to 30% of base salary at target for other NEOs).

Other Benefits

Executive officers are eligible to participate in all of the Company’s employee benefit plans, such as medical, dental, vision, group life, disability, and accidental death and dismemberment insurance, in each case on the same basis as other U.S. employees, subject to applicable law.

Termination and Change of Control Arrangements

The NEOs are entitled to certain termination and change of control benefits. These benefits are described and quantified under the section titled “Executive Compensation—Potential Payments Upon Termination or Change of Control.”

The Compensation and People Committee has adopted the Flex Ltd. Executive Severance Plan (the “Severance Plan”), which covers senior level employees of the Company, including all of the NEOs except the Chief Executive Officer, whose severance benefits were defined under a letter agreement entered into in connection with her hiring. Under the Severance Plan, in the event of a termination of employment by the Company without “cause” or by a participant for “good reason” (as each such term is defined in the Severance Plan), the participant will receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by the Company (“Transition Agreement”):

Severance Plan Termination Benefit	Description
Salary and Benefits Continuation	•	Salary and benefits coverage continuation for duration of transition period provided in the Transition Agreement
Bonus Treatment	•	Pro-rated portion of annual bonus, based on actual performance through the end of the performance period
Equity Vesting	•	Time-based and performance-based RSUs, PSUs, and deferred compensation awards continue vesting during the transition period
	•	Following the transition period, accelerated vesting of RSUs and deferred compensation awards that would have vested during the one-year period following the transition period.
• Continued vesting is subject to the participant’s release of claims and compliance with post-termination covenants under a Transition Agreement
• All other unvested awards are forfeited

During the period when an NEO is transitioning out of his or her role, he or she is required to discharge their transition duties and comply with other terms and conditions set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement, and cooperation provisions. Any violation of such obligations may result in cessation of benefits and trigger clawback rights of the Company.

Ms. Advaithi’s employment may be terminated by Ms. Advaithi or the Company at any time, with or without “cause.” Pursuant to the letter agreement entered into with Ms. Advaithi at her hiring, in the event that Ms. Advaithi terminates her employment

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for “good reason” or is terminated without cause, Ms. Advaithi would be entitled to receive, subject to execution and non-revocation of a standard release of claims, the benefits summarized below:

Termination Benefit	Description
Cash Compensation Continuation	•	Two years’ continued payment of base salary and two years of her target annual bonus amount
Equity and Deferred Compensation Vesting	•	Two years’ continued vesting of outstanding equity awards and deferred compensation
Benefits Coverage	•	Two years’ continued benefits coverage
“Good Reason” Definition	•	Material diminution in position, authority, duties or responsibilities; assignment of any duties materially inconsistent with status as an officer
	•	Failure by the Company to obtain the written assumption of the Executive Severance Plan by a successor to the Company
	•	Material reduction in target base salary and target bonus opportunity
	•	Mandatory relocation of 50 miles or more

The following are the termination benefits applicable for all NEOs in the event of a change of control:

Termination Benefit	Description
Deferred Compensation Vesting	•	Under our 2010 Deferred Compensation Plan, vesting of initial and annual awards will accelerate
	•	Acceleration triggered only if employment is terminated without cause or by the executive for good reason within two years of the change of control (i.e., “double trigger” accelerated vesting)
Equity Vesting	•	Under the terms of our equity incentive plans, unvested awards will automatically accelerate if not assumed or replaced by the acquirer on an economically equivalent basis (double trigger)
	•	Under the terms of our equity plans, the Compensation and People Committee also has the ability to provide that certain awards may automatically accelerate upon an involuntary termination of service within a designated time period (not to exceed eighteen months) following a change of control

The Company reviewed and updated termination benefits applicable to all NEOs in the event of death, disability and retirement. The purpose of this review and resulting policy updates were to align treatment to current market norms, and in the case of retirement, to align participants’ interests with the Company’s need to ensure a smooth transition of their responsibilities. Updated provisions became effective starting with fiscal year 2021 RSU, PSU and NQDC awards, and are summarized below.

Termination Scenario	Description of RSU, PSU and NQDC Treatment
Death or Disability	•	RSU and NQDC vesting will accelerate upon the occurrence of these events
	•	PSU vesting will accelerate based upon actual performance for completed periods during the measurement period and target performance for unfinished periods during the measurement period, and pro-rated for length of time employed during the performance period.
Retirement	•	Retirement is defined as:
		•	Sum of age and service credits is equal to at least 65
		•	Minimum length of service is 5 years
		•	Minimum age is 55
	•	Unvested RSUs and NQDC would continue to vest, with PSUs vesting based on actual performance at the end of the performance cycle
		•	Unvested PSUs would be pro-rated for length of time employed during the performance period, and would continue to vest based on actual performance at the end of the performance cycle

Termination Arrangement for Mr. Barbier

Mr. Barbier announced his retirement effective at the close of business on March 31, 2022. In connection with his planned retirement, Mr. Barbier entered into an Executive Transition Agreement with the Company, effective April 1, 2022. Pursuant to the Executive Transition Agreement, Mr. Barbier is no longer an executive officer but will remain an employee of the Company and will provide services related to the transition of his duties through September 30, 2022 (the “Barbier Transition Period”).

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Mr. Barbier will receive his base salary payable pursuant to the Company’s standard payroll schedule during the Barbier Transition Period, while he continues to provide services to the Company. The Executive Transition Agreement provides that Mr. Barbier will be subject to perpetual confidentiality and non-disparagement covenants, and includes a general release and a customary cooperation provision. Mr. Barbier was not eligible for separation payments, nor was he provided with any preferential vesting of outstanding equity compensation. During the transition period, Mr. Barbier will also not receive new long-term incentive grants, typically granted in June of each year.

Due to Mr. Barbier’s retirement eligibility, and independent of the terms of the Executive Transition Agreement, he is eligible for a pro-rated bonus payment based on his length of service during fiscal year 2023 and actual performance under the Company’s fiscal year 2023 incentive bonus plan pursuant to the Company’s bonus policy. Mr. Barbier’s PSU awards will be prorated through his service end date and will be paid out based on performance at the end of the original performance periods. Mr. Barbier’s fiscal year 2021 and 2022 RSU awards will continue vesting in accordance with the terms of these awards. Any portion of the fiscal year 2020 RSU award that remains unvested at the expiration of the Barbier Transition Period will be forfeited.

Actual termination benefits to be received by Mr. Barbier are disclosed in “Executive Compensation—Potential Payments Upon Termination or Change of Control” below.

Executive Share Ownership Guidelines

We maintain robust share ownership guidelines in order to closely align the interests of management with those of our shareholders. The ownership guidelines for our NEOs are summarized below.

Ownership Guideline Design Element	Description
Targeted Ownership Value	•	CEO – 6x salary
	•	CFO – 3.5x salary
	•	Other NEOs – 2.5x salary
Forms of Ownership Counted	•	All Ordinary Shares held outright by our executives
Toward Guideline	•	Unvested service-based RSUs
Compliance Period	•	5 years for new hires or newly promoted executives
	•	If an executive’s stock ownership requirement is increased, a three-year compliance transition period will be provided to acquire the incremental shares

Unearned performance-based restricted stock units, and shares underlying unexercised stock options (whether vested or unvested, whether time- or performance-based and whether in-the-money or not) do not count as stock owned for purposes of the guidelines.

Our Nominating and Corporate Governance Committee monitors the share ownership of management. The Company has determined that the NEOs either are in compliance with or are on target to be in compliance with the applicable ownership requirements by the applicable deadline.

Executive Incentive Compensation Recoupment Policy

Our Executive Incentive Compensation Recoupment Policy covers our executive officers and the direct reports of our Chief Executive Officer, and applies to bonuses and awards under the Company’s short- and long-term incentive plans, awards under our equity incentive plans, and contributions under our deferred compensation plans where the contributions are based on the achievement of financial results. In the event of a material restatement of financial results where a covered officer engaged in fraud or misconduct that caused the need for the restatement, the Board will have discretion to recoup incentive compensation of any covered officer if and to the extent the amount of compensation that was paid or that vested would have been lower if the financial results had been properly reported. In the case of equity awards that vested based on the achievement of financial results that were subsequently reduced, the Board also may seek to recover gains from the sale or disposition of vested shares (including shares purchased upon the exercise of options that vested based on the achievement of financial results). In addition, the Board will have discretion to cancel outstanding equity awards where the financial results that were later restated were considered in granting such awards. The Board may seek recoupment only in cases where the restatement occurs within 36 months of the publication of the audited financial statements that are restated.

Hedging and Pledging Policy

Our insider trading policy prohibits short-selling, trading in options or other derivatives on our shares, and engaging in hedging transactions by all employees (including executive officers) and directors. Our insider trading policy also prohibits our employees and directors from using our shares as collateral for margin accounts or pledging our shares as collateral for loans.

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Compensation Risk Assessment

With the assistance of FW Cook, the Compensation and People Committee reviewed our compensation policies and practices and determined that our compensation programs do not encourage excessive or inappropriate risk-taking. The Compensation and People Committee believes that the design and mix of our compensation programs appropriately encourage our executive and senior officers to focus on the creation of long-term shareholder value. In its review, the Compensation and People Committee noted the following features:

•	The Company’s pay levels are generally aligned with market pay levels.
•	The Company’s compensation programs utilize best practices designed to mitigate risk, including:
	•	Balanced mix of short-term cash and long-term equity pay;
	•	Incentive programs that pay out based on a mix of performance metrics over varying time frames;
	•	Long-term incentive program that includes both service-based RSUs and performance-based PSUs;
	•	Incentive programs that have payout caps and reasonable leverage;
	•	Share ownership guidelines and anti-hedging/pledging policies that encourage long-term equity ownership;
	•	Compensation and People Committee having the ability to exercise discretion over formulaic incentive plan outcomes; and
	•	Board-adopted, incentive compensation recoupment policy.

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Executive Compensation

The following table sets forth the fiscal years 2020, 2021 and 2022 compensation for:

•	Revathi Advaithi, our Chief Executive Officer;
•	Paul R. Lundstrom, our Chief Financial Officer; and
•	Francois P. Barbier, Michael P. Hartung, and Scott Offer.

The executive officers included in the Summary Compensation Table are referred to in this proxy statement as our NEOs. A detailed description of the plans and programs under which our NEOs received the following compensation can be found in the section titled “Compensation Discussion and Analysis” of this proxy statement. Additional information about these plans and programs is included in the additional tables and discussions that follow the Summary Compensation Table.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)(3)	Bonus ($)(4)	Share Awards ($)(5)	Non-Equity Incentive Plan Compensation ($)(6)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(7)	All Other Compensation ($)(8)	Total ($)
Revathi Advaithi Chief Executive Officer	2022	1,281,250	2,034,667	10,484,149	2,163,076	—	15,899	15,979,041
	2021	862,500	—	8,970,983	1,419,503	—	317,264	11,570,250
	2020	1,150,000	—	8,566,406	843,698	—	252,827	10,812,931
Paul R. Lundstrom Chief Financial Officer(1)	2022	715,000	—	2,427,904	783,605	—	14,742	3,941,251
	2021	390,833	500,000	5,550,597	633,633	—	127,610	7,202,673
Francois P. Barbier President, Global Operations and Components(2)	2022	725,000	—	2,593,447	794,488	—	276,175	4,389,110
	2021	603,500	—	2,612,289	642,685	151,598	361,865	4,371,937
	2020	710,000	—	2,494,472	381,987	—	433,362	4,019,821
Michael P. Hartung President, Agility Solutions	2022	715,000	64,310	1,931,285	661,896	—	14,032	3,386,523
	2021	514,023	—	1,435,354	621,145	—	17,000	2,587,522
Scott Offer Executive Vice President, General Counsel	2022	642,550	504,557	2,096,828	640,142	—	14,764	3,898,841
	2021	534,820	—	2,093,219	517,769	20,610	14,496	3,180,914
	2020	623,150	—	1,998,820	307,742	20,393	12,368	2,962,473

(1)	Mr. Lundstrom was appointed as Chief Financial Officer effective September 1, 2020.
(2)	Mr. Barbier retired from his position effective close of business March 31, 2022. Mr. Barbier entered into an Executive Transition Agreement, effective April 1, 2022, whereby he will no longer be an executive officer but will remain an employee and provide services related to the transition of his duties through September 30, 2022.
(3)	Includes amounts contributed by executive to deferred compensation plan and 401(k) savings plan accounts.
(4)	This column shows (except with respect to Mr. Lundstrom and Mr. Offer) the unvested portion of deferred compensation accounts that vested during these respective fiscal years. For additional information about the Company’s deferred compensation arrangements, see the section titled “Compensation Discussion and Analysis—Deferred Compensation Awards” of this proxy statement and the discussion under the section titled “Nonqualified Deferred Compensation in Fiscal Year 2022” of this proxy statement. The amount shown for Mr. Lundstrom for fiscal year 2021 is a sign-on bonus paid upon commencement of employment with Flex, which he is required to repay, if, within 24 months of the employment commencement date, either he voluntarily terminates his employment with the Company (other than for “good reason”) or the Company terminates his employment for “cause” (as such terms are defined in the Company’s Executive Severance Plan). The amount shown for Mr. Offer for fiscal year 2022 reflects a bonus to recognize his additional temporary responsibilities as the interim Chief Human Resources Officer (CHRO) for $350,000 in addition to vested deferred compensation of $154,557.
(5)	Share awards consist of service-based RSUs, adjusted EPS growth PSUs and TSR PSUs. The amounts in this column do not reflect compensation actually received by the NEOs, nor do they reflect the actual value that will be realized by the NEOs. Instead, the amounts reflect the grant date fair value for grants made by us in fiscal years 2020, 2021 and 2022, calculated in accordance with FASB ASC Topic 718.The adjusted EPS growth and TSR PSUs included in this column are at the target number of shares as follows for fiscal year 2022: 260,702 PSUs or $5,734,140 for Ms. Advaithi; 60,373 PSUs, or $1,327,908 for Mr. Lundstrom; 64,489 PSUs or $1,418,439 for Mr. Barbier; 48,024 PSUs, or $1,056,288 for Mr. Hartung; and 52,140 PSUs or $1,146,819 for Mr. Offer.
For additional information regarding the assumptions made in calculating the amounts reflected in this column, see Note 5 to our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

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(6)	The amounts in this column represent incentive cash bonuses earned in fiscal year 2022. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2022 Executive Compensation—Incentive Bonus Plan” of this proxy statement.
(7)	The amounts in this column represents the above-market earnings on the vested portions of the nonqualified deferred compensation account of our NEOs. None of our NEOs participated in any defined benefit or actuarial pension plans in any period presented. Above-market earnings represent the difference between market interest rates determined pursuant to SEC rules and earnings credited to the vested portion of the NEOs’ deferred compensation accounts. See the Nonqualified Deferred Compensation in Fiscal Year 2022 table of this proxy statement for additional information.
(8)	The following table provides a breakdown of compensation included in the “All Other Compensation” column for fiscal year 2022:

Name	Pension/ Savings Plan Company Match Expenses/ Social Security ($)(1)	Medical/ Enhanced Long-Term Disability ($)(2)	Relocation/ Expatriate Assignment Expenses ($)(3)	Tax Reimbursements ($)(4)	Other ($)	Total ($)
Revathi Advaithi	12,913	2,986	—	—	—	15,899
Paul R. Lundstrom	11,800	2,942	—	—	—	14,742
Francois P. Barbier	—	39,935	106,968	129,272	—	276,175
Michael P. Hartung	11,725	2,306	—	—	—	14,032
Scott Offer	11,778	2,986	—	—	—	14,764

(1)	The amounts in this column represent the Company’s regular employer matching contributions to the 401(k) saving plan accounts for Ms. Advaithi and Messrs. Lundstrom, Hartung and Offer.
(2)	The amounts in this column represent the Company’s contribution to the executive long-term disability program, which provides additional benefits beyond the basic employee long-term disability program. An amount equal to $37,382 represents medical and accidental death and disability premiums paid for Mr. Barbier for his French benefits. The amount was converted into dollars from Euros based on the average exchange rate for the 2022 fiscal year.
(3)	These amounts represent the costs associated with Mr. Barbier’s relocation and commuting to the Company’s San Jose facility. The relocation amounts for Mr. Barbier represent housing allowances of $79,200, vehicle allowances of $14,400, relocation fees of $1,810 and home leave airfare of $11,558.
(4)	For Mr. Barbier, the amount includes reimbursement of $112,719 for the incremental taxes due as a result of his relocation to the Company’s San Jose facility, $11,968 for taxes dues on tax preparation fees and $4,586 for the payment of Basic Social Security (which amount was converted into dollars from Euros based on the average exchange rate for the 2022 fiscal year). See the section titled “Compensation Discussion and Analysis—Benefits—Executive Perquisites” of this proxy statement.

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Grants of Plan-Based Awards in Fiscal Year 2022

The following table presents information about non-equity incentive plan awards and RSU and PSU awards that we granted in our 2022 fiscal year to our NEOs. We did not grant any stock options to our NEOs during our 2022 fiscal year.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Share Awards: Number	Grant Date Fair Value
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	of Shares of Stock or Units (#)(3)	of Share Awards ($)(4)
Revathi Advaithi	6/09/2021				65,175	130,351	260,702		2,374,995
	6/09/2021				32,587	130,351	260,702		3,359,145
	6/09/2021							260,703	4,750,009
		808,913	2,186,250	4,372,500
Paul R. Lundstrom	6/09/2021				15,093	30,186	60,372		549,989
	6/09/2021				7,546	30,187	60,374		777,919
	6/09/2021							60,373	1,099,996
		293,040	792,000	1,584,000
Francois P. Barbier	6/09/2021				16,122	32,244	64,488		587,486
	6/09/2021				8,061	32,245	64,490		830,954
	6/09/2021							64,490	1,175,008
		297,110	803,000	1,606,000
Michael P. Hartung	6/09/2021				12,006	24,012	48,024		437,499
	6/09/2021				6,003	24,012	48,024		618,789
	6/09/2021							48,024	874,997
		266,400	720,000	1,440,000
Scott Offer	6/09/2021				13,035	26,070	52,140		474,995
	6/09/2021				6,517	26,070	52,140		671,824
	6/09/2021							52,141	950,009
		239,390	647,000	1,294,000

(1)	These amounts show the range of possible payouts under our cash incentive programs for fiscal year 2022.The amounts correspond to the range of possible payouts under the incentive bonus plan. The maximum payment represents 200% of the target payment. The threshold payment represents 37% of target payout levels. For the annual incentive bonus plan, the amounts actually earned for fiscal year 2022 are reported as Non-Equity Incentive Plan Compensation in the Summary Compensation Table. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2022 Executive Compensation—Incentive Bonus Plan” of this proxy statement.
(2)	Shows the range of estimated future vesting of the adjusted EPS growth and rTSR PSUs granted in fiscal year 2022 under the Flex Ltd. Amended and Restated 2017 Equity Incentive Plan (the “2017 Plan”). The adjusted EPS growth PSUs cliff vest after three years, with the vesting based upon a yearly EPS measurement period and averaged over the performance period. The maximum payout for each executive officer represents 200% of the target payout levels. The threshold payout for the adjusted EPS growth PSUs for each NEO represents 50% of the target payout. The rTSR PSUs cliff vest after three years, with vesting based on the percentile rank of the Company’s TSR relative to the return of the Company’s TSR peer group. The maximum payout for each executive officer represents 200% of the target payout. The threshold payout for the rTSR PSUs for each NEO represents 25% of target payout. For additional information, see the section titled “Compensation Discussion and Analysis—Fiscal Year 2021 Executive Compensation—Long-Term Share- Based Incentive Compensation” of this proxy statement.
(3)	Shows the number of service-based RSUs granted in fiscal year 2022 under our 2017 Plan. For each NEO, the RSUs vest in three annual installments at a rate of 33% per year, provided that the executive continues to remain employed on the vesting dates. For additional information, see the section titled “Compensation Discussion and Analysis—Long-Term Share-Based Incentive Compensation” of this proxy statement.
(4)	This column shows the grant date fair value of service-based RSUs, adjusted EPS growth PSUs and rTSR PSUs, at the target level, under FASB ASC Topic 718 granted to our NEOs in fiscal year 2022. The grant date fair value is the amount that we will expense in our financial statements over the awards’ vesting schedule. For service-based RSUs and adjusted EPS growth PSUs, the grant date fair value is the closing price of our Ordinary Shares on the grant date. For rTSR PSUs where vesting is contingent on meeting a market condition, the grant date fair value was calculated using a Monte Carlo simulation. Additional information on the valuation assumptions is included in Note 5 of our audited consolidated financial statements, “Share-Based Compensation,” included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022.

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Outstanding Equity Awards at 2022 Fiscal Year-End

The following table presents information about outstanding share awards held by our NEOs as of March 31, 2022. The table shows information about: (i) service-based RSUs and (ii) PSUs.

The market value of the share awards is based on the closing price of our Ordinary Shares as of March 31, 2022, which was $18.55. For PSUs, the number of unearned shares and the market values shown assume all performance criteria are met at either threshold or maximum depending on performance through March 31, 2022. For additional information on our equity incentive programs, see the section titled “Compensation Discussion and Analysis—Long-Term Share-Based Incentive Compensation” of this proxy statement.

	Share Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(1)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Revathi Advaithi	195,313	(3)	3,623,056	781,250	(10)	14,492,188
	230,203	(3)	4,270,266	460,404	(11)	8,540,494
	260,703	(3)	4,836,041	173,801	(12)	3,224,015
	223,054	(4)	4,137,656	32,588	(13)	604,503
	86,901	(5)	1,612,007
Paul R. Lundstrom	210,971	(6)	3,913,512	180,829	(11)	3,354,384
	60,373	(6)	1,119,919	40,248	(12)	746,600
	87,607	(4)	1,625,115	7,547	(13)	139,992
	20,124	(5)	373,300
Francois P. Barbier	19,225	(7)	356,624	227,494	(10)	4,220,014
	56,874	(7)	1,055,013	134,067	(11)	2,486,937
	67,034	(7)	1,243,481	42,992	(12)	797,502
	64,490	(7)	1,196,290	8,061	(13)	149,536
	64,952	(4)	1,204,859
	21,496	(5)	398,751
Michael P. Hartung	3,569	(8)	66,205	58,074	(14)	1,077,273
	14,519	(8)	269,327	73,664	(11)	1,366,467
	36,833	(8)	683,252	32,016	(12)	593,897
	48,024	(8)	890,845	6,003	(13)	111,356
	35,688	(4)	662,019
	16,008	(5)	296,948
Scott Offer	13,094	(9)	242,894	182,290	(10)	3,381,480
	45,573	(9)	845,379	107,427	(11)	1,992,765
	53,714	(9)	996,395	34,760	(12)	644,798
	52,141	(9)	967,216	6,518	(13)	120,900
	52,046	(4)	965,445
	17,380	(5)	322,399

(1)	This column includes rTSR PSUs granted in fiscal years 2020, 2021 and 2022, and EPS PSUs granted in fiscal year 2022 under our 2017 Equity Incentive Plan. Vesting of the rTSR PSUs granted in fiscal years 2020 and 2021 is based on the Company’s TSR relative to the return of the S&P 500 Index over the 3-year performance period. Vesting of the rTSR PSUs granted in fiscal year 2022 is based on the Company’s TSR relative to the return of the Company’s TSR peer group over the 3-year performance period. Vesting of the adjusted EPS growth PSUs granted in fiscal year 2022 is based upon the Company’s adjusted EPS growth over the yearly measurement period and averaged over the 3-year performance period.
(2)	The projected payouts of the rTSR PSUs for the 2019-2022 and 2020-2023 cycles are shown at maximum. The projected payout of the adjusted EPS growth PSUs for the 2021-2024 cycle is shown at maximum. The projected payout of the rTSR PSUs for the 2021-2024 cycle is shown at threshold.
(3)	195,313 shares vest at a rate of 97,656 shares per year for two years, with the first vesting date on June 11, 2022; 230,203 shares vest at a rate of 115,101 shares per year for two years, with the first vesting date on June 3, 2022; and 260,703 shares vest at a rate of 86,901 per year for three years, with the first vesting date on June 9, 2022.

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(4)	Actual payout for Year 1 rTSR PSUs to vest on June 3, 2023.
(5)	Actual payout for Year 1 adjusted EPS growth PSUs to vest on June 9, 2024.
(6)	210,971 shares vest at a rate of 105,485 shares per year for two years, with the first vesting date on September 15, 2022; and 60,373 shares vest at a rate of 20,124 shares per year for three years, with the first vesting date on June 9, 2022.
(7)	19,225 shares vest on June 19, 2022; 56,874 shares vest at a rate of 28,437 shares per year for two years, with the first vesting date on June 11, 2022; 67,034 shares vest at a rate of 33,517 shares per year for two years, with the first vesting date on June 3, 2022; and 64,490 shares vest at a rate of 21,496 per year for three years, with the first vesting date on June 9, 2022.
(8)	3,569 shares vest on June 14, 2022; 14,519 shares vest at a rate of 7,259 shares per year for two years, with the first vesting date of June 14, 2022; 36,833 shares vest at a rate of 18,416 shares per year for two years, with the first vesting date on June 3, 2022; and 48,024 shares vest at a rate of 16,008 per year for three years with the first vesting date on June 9, 2022.
(9)	13,094 shares vest on June 19, 2022; 45,573 shares vest at a rate of 22,786 per year for two years, with the first vesting date of June 11, 2022; 53,714 shares vest at a rate of 26,857 shares per year for two years, with the first vesting date on June 3, 2022; and 52,141 shares vest at a rate of 17,380 per year for three years with the first vesting date on June 9, 2022.
(10)	rTSR PSUs vest on June 11, 2022 assuming a maximum payout.
(11)	Remaining rTSR PSUs vest on June 3, 2023 assuming a maximum payout.
(12)	Remaining adjusted EPS growth PSUs vest on June 9, 2024 assuming a maximum payout.
(13)	Remaining rTSR PSUs vest on June 9, 2024 assuming a threshold payout.
(14)	rTSR PSUs vest on June 14, 2022 assuming a maximum payout.

Shares Vested in Fiscal Year 2022

The following table presents information for each of our NEOs regarding the number of shares acquired upon the vesting of share awards in the form of RSUs and PSUs during fiscal year 2022 and the value realized, in each case before payment of any applicable withholding tax and broker commissions. There were no option exercises by our NEOs in 2022 and the NEOs do not hold any unexercised options.

	Share Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Revathi Advaithi	277,861	5,059,014
Paul R. Lundstrom	105,484	2,007,361
Francois P. Barbier	100,624	1,831,597
Michael P. Hartung	32,687	602,833
Scott Offer	76,126	1,388,284

(1)	The amounts in this column reflect the aggregate dollar amount realized upon the vesting of RSUs determined by multiplying the number of Ordinary Shares underlying such awards by the market value of the underlying shares on the vesting date.

Pension Benefits in Fiscal Year 2022

Our NEOs do not receive any compensation in the form of pension benefits.

Nonqualified Deferred Compensation in Fiscal Year 2022

Each of our NEOs participates in our 2010 Deferred Compensation Plan, except for Mr. Barbier, who no longer participates in this plan. Our deferred compensation program is intended to promote retention by providing a long-term savings opportunity on a tax-efficient basis. Beginning in fiscal year 2011, we replaced our existing deferred compensation plans with the 2010 Deferred Compensation Plan. Under the 2010 plan, participating officers may defer up to 70% of their base salary and bonus, net of certain statutory and benefit deductions. The Company may make a discretionary matching contribution for these deferrals to reflect limitations on our matching contribution under our 401(k) plan. Under this plan, we may also make annual contributions, in amounts up to 37.5% of each participant’s base salary (subject to offsets for non-U.S. executives’ pension and other benefits), which will cliff vest after four years. For these annual contributions, 50% of the funding is paid as a percent of base salary and the remaining 50% is performance-based, up to a maximum of 150%. This aligns to the distribution of performance and time-based elements in our long-term compensation programs. Amounts credited to the deferral accounts are deemed to be invested in hypothetical investments selected by a participant or an investment manager on behalf of each participant. Participants in the 2010 Deferred Compensation Plan may receive their vested deferred compensation balances upon termination of employment at such time as is specified in their deferral agreements, which may include a lump sum payment or installment payments made over a period of years. Participants also may elect in-service distributions through a lump sum payment or in installments over a period of up to ten years.

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Under each of our deferred compensation plans, we entered into trust agreements providing for the establishment of irrevocable trusts into which we are required to deposit cash or other assets as specified in the applicable deferral agreement, equal to the aggregate amount required to be credited to the participant’s deferral account, less any applicable taxes to be withheld. The deferred account balances of the participants in deferred compensation plans are unfunded and unsecured obligations of the Company, receive no preferential standing, and are subject to the same risks as any of our other general obligations.

For a discussion of the contributions granted to each of the NEOs and their vesting terms, including vesting upon the executive’s termination or a change of control of the Company, see the sections titled “Compensation Discussion and Analysis—Fiscal Year 2022 Executive Compensation—Deferred Compensation Awards” of this proxy statement and “Executive Compensation—Potential Payments Upon Termination or Change of Control” below.

The following table presents information for fiscal year 2022 about: (i) contributions to the NEOs deferred compensation plan accounts by the executive; (ii) contributions to the NEOs’ deferred compensation plan accounts by the Company; (iii) aggregate earnings (or losses) on the deferred compensation plan accounts; (iv) aggregate withdrawals and distributions from the deferred compensation plan accounts; and (v) the deferred compensation plan account balances as of the end of the fiscal year. For fiscal year 2022, Ms. Advaithi and Messrs. Hartung and Offer each received deferred cash awards with a value that averaged about 37.5% of their respective fiscal year 2021 base salaries. Mr. Lundstrom received a deferred cash award with a value of 21.9% of his fiscal year 2021 base salary.

Nonqualified Deferred Compensation Table

Name	Executive Contributions in Last Fiscal Year ($)(1)	Registrant Contributions in Last Fiscal Year ($)(2)	Aggregate Earnings (Losses) in Last Fiscal Year ($)(3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Fiscal Year-End ($)(4)
Revathi Advaithi	—	431,250	(48,224)	2,046,409	688,306
Paul R. Lundstrom	—	153,125	13,092	—	539,270
Francois P. Barbier(5)	—	—	(10,468)	—	1,137,404
Michael P. Hartung	—	262,500	92	59,711	442,212
Scott Offer	75,993	235,950	3,391	192,620	1,045,952

(1)	Reflects the salary payments deferred by our NEOs during the fiscal year. These amounts are included in the Summary Compensation Table under the “Salary” and “Bonus” columns, as applicable.
(2)	These amounts represent contributions under the 2010 Deferred Compensation Plan. These awards cliff vest after four years. None of these awards have vested under this plan as of March 31, 2022. These amounts, including any earnings or losses thereon, will be reported under the “Bonus” column of the Summary Compensation Table upon vesting in future years if the executive continues to be a NEO. For additional information on these contributions and their vesting terms, including vesting upon the executive’s termination or change of control of the Company, see the sections titled “Compensation Discussion and Analysis—Fiscal Year 2022 Executive Compensation—Deferred Compensation Awards” and “Executive Compensation—Potential Payments Upon Termination or Change of Control” of this proxy statement.
(3)	Reflects earnings (or losses) for each NEO on both the vested and unvested portions of the executive’s deferred compensation account(s). The above-market portion of the earnings on the vested portion of the executive’s deferred compensation account(s) is included under the “Change in Pension Value and Nonqualified Deferred Compensation Earnings” column in the Summary Compensation Table. Any earnings that vest in a given year are reported in the “Bonus” column in the Summary Compensation Table.
(4)	The amounts in this column have previously been reported in the Summary Compensation Table for this and prior fiscal years as follows: Revathi Advaithi — $2,034,667; Francois P. Barbier — $1,241,756; Michael P. Hartung — $64,310; and Scott Offer— $195,560. The amounts in this column include the following unvested balances related to the respective 2010 Deferred Compensation Plan account of the NEOs: Revathi Advaithi—$688,306; Paul R. Lundstrom—$539,270; Michael P. Hartung—$391,382 and Scott Offer—$603,106.
(5)	Mr. Barbier does not participate in the 2010 Deferred Compensation Plan. The information in the table reflects earnings on the account balance of his senior management plan account.

Potential Payments Upon Termination or Change of Control

As described in the section titled “Compensation Discussion and Analysis” of this proxy statement, our NEOs do not have employment agreements with us. Our NEOs are eligible for certain termination and change of control benefits under our Executive Severance Plan, the 2010 Deferred Compensation Plan and under our equity incentive plans. Additionally, severance benefits for Ms. Advaithi were included in her employment offer letter.

Acceleration of Vesting of Deferred Compensation

If the employment of any participant in the 2010 Deferred Compensation Plan is involuntarily terminated by the Company without cause or is terminated by the executive with good reason within two years following a change of control (as defined in the 2010 Deferred Compensation Plan), the entire unvested portion of the deferred compensation account of the NEO will vest.

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Acceleration of Vesting of Equity Awards

The number of unvested equity awards held by each NEO as of March 31, 2022 is listed above in the Outstanding Equity Awards at 2022 Fiscal Year-End table. All unvested outstanding equity awards held by our NEOs at the end of fiscal year 2022 were granted under the 2017 Plan, which provides certain benefits to plan participants in the event of the termination of such participant’s employment or a change of control of the Company. The terms of these benefits are described below.

Treatment of Certain Awards Upon Retirement

Subject to any waiver by the Compensation and People Committee, all unvested RSU awards and unvested stock options held by a plan participant will be forfeited if the participant ceases to provide services to the Company for any reason. However, certain award agreements for rTSR PSUs granted under our 2017 Plan prior to June 2020 provide that if a plan participant ceases to provide services to the Company due to a qualifying retirement (meaning a voluntary termination of service after the participant has attained the age of sixty (60) years and completed at least ten (10) years of service as an employee of the Company), then the award will not terminate and a pro-rata number of shares subject to the award shall be issued to the participant upon the vesting of the award agreement pursuant to the original performance criteria. Also, certain award agreements for RSUs, rTSR PSUs, and adjusted EPS growth PSUs granted under our 2017 Plan starting in June 2020 provide that if a plan participant ceases to provide services to the Company due to a qualifying retirement (meaning a voluntary termination of service after the participant has attained the age of fifty-five (55) years; completed at least five (5) years of service as an employee of the Company; and the sum of age and service is equal to at least 65), then the award will not terminate. RSUs would continue to vest, and a pro-rata number for the length of time employed during the performance period shall be issued to the participant at the end of the performance cycle for rTSR PSUs and adjusted EPS growth PSUs. At the current time, Mr. Barbier is the only NEO that satisfies the retirement criteria.

Treatment of Certain Awards Upon Death or Disability

Certain award agreements for RSUs, rTSR PSUs, and adjusted EPS growth PSUs granted under our 2017 Plan starting in June 2020 provide that if a plan participant ceases to provide services to the Company due to death or disability, then the awards will accelerate after the qualifying termination. RSUs will immediately vest. rTSR PSUs and adjusted EPS growth PSUs will be pro-rated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target.

Double-Trigger Vesting Upon a Change of Control

Our equity incentive plans are “double trigger” plans, meaning that unvested RSU awards vest immediately only if (i) there is a change of control of the Company and (ii)(x) such awards are not converted, assumed or replaced by the successor or survivor corporation or (y) if provided by the Compensation and People Committee as described below, the service of the award recipient is involuntarily terminated within a designated period following the effective date of such change of control.

Under the terms of the 2017 Plan, unless otherwise provided in the applicable award agreement or other agreement between the Company and the participant, in the event of a change of control of the Company (as defined in the Plan) in which the participant’s awards are not converted, assumed, or replaced by a successor or survivor corporation, or a parent or subsidiary thereof, then all forfeiture restrictions on such awards will lapse immediately prior to the change of control and, following the consummation of such a change of control, all such awards will terminate and cease to be outstanding.

Where awards under the Plan are assumed or continued after a change of control, the Compensation and People Committee may provide that one or more awards will automatically accelerate upon an involuntary termination of service within a designated period (not to exceed eighteen (18) months) following the effective date of such change of control. If the Compensation and People Committee so determines, immediately upon an involuntary termination of service following a change of control all forfeiture restrictions on such award will lapse.

2019 Executive Severance Plan

On January 17, 2019, the Compensation and People Committee adopted the Flex Ltd. Executive Severance Plan (the “Severance Plan”). The Severance Plan covers senior level employees of the Company, including the Company’s Chief Financial Officer and other NEOs, but not including the Company’s Chief Executive Officer. Under the Plan, in the event of a termination of employment by the Company without “cause” or by a participant for “good reason” (each such term as defined in the Plan), the participant will receive the following benefits, subject to the participant entering into and complying with a transition and release agreement in a form provided by the Company (“Transition Agreement”):

•	continuation of base salary and benefits coverage during the transition period provided in the Transition Agreement and pro rata payment of annual bonus; and
•	continued vesting of RSUs, PSUs and deferred compensation awards during the transition period.

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During the transition period, the participant will be required to discharge his or her transition duties and comply with other terms and conditions to be set forth in the Transition Agreement, including customary non-competition, non-solicitation, non-disclosure, non-disparagement and cooperation provisions. Any violation of such obligations may result in cessation of benefits and clawback rights of the Company.

There are no tax gross-ups in the severance plan.

CEO Severance Benefits

Pursuant to the terms of the CEO offer letter, dated February 11, 2019, in the event of a termination of employment by the Company without “cause” or by the CEO for “good reason” (each such term as defined in the Severance Plan), the CEO will receive the following benefits:

•	continuation of base salary, target bonus and benefits coverage for 24 months; and
•	2 years continued vesting on outstanding RSUs, PSUs, and deferred compensation awards.

Potential Payments Upon Termination or Change of Control as of March 31, 2022

The following table and accompanying notes show the estimated payments and benefits that would have been provided to each NEO as a result of (i) the accelerated vesting of deferred compensation in the case of a change of control with a termination of employment and (ii) the accelerated vesting of restricted and performance share unit awards in the event of a change of control if such awards are not assumed by the successor company in connection with the change of control, (iii) involuntary termination without cause or voluntary termination for good reason under the Company’s Severance Plan, (iv) retirement, or (v) death or disability. Mr. Barbier retired from his position as President, Global Operations and Components effective close of business on March 31, 2022, and will remain with the Company as an advisor through September 30, 2022. Under the terms of the applicable plans, he is therefore not eligible for termination benefits for any other scenario outside of retirement.

Calculations for this table assume that the triggering event took place on March 31, 2022, the last business day of fiscal year 2022, and are based on the price per share of our Ordinary Shares on such date, which was $18.55.The following table does not include potential payouts under our NEOs’ nonqualified deferred compensation plans relating to vested benefits.

Name	Change in Control with Termination ($)	Change in Control and No Assumption of Award(1) ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason(2) ($)	Retirement(3) ($)	Death or Disability ($)(4)
Revathi Advaithi
Base Salary Continuation(5)	2,650,000	—	2,650,000	—	—
Benefits Continuation(5)	45,348	—	45,348	—	—
Bonus Payments(5)	4,372,500	—	4,372,500	—	2,163,076
Vesting of Deferred Compensation(5)(6)	688,379	—	—	—	431,360
Vesting of Service-based RSUs(5)	11,117,349	12,729,362	11,117,349	—	9,106,306
Vesting of Performance-based RSUs(5)	13,651,464	18,487,487	13,651,464	—	6,632,422
Total	32,525,040	31,216,849	31,836,661	—	18,333,164
Paul R. Lundstrom
Base Salary Payment Continuation(7)	720,000	—	720,000	—	—
Benefits Continuation(7)	21,275	—	21,275	—	—
Bonus Payments(8)	783,605	—	783,605	—	783,605
Vesting of Deferred Compensation(6)	539,670	—	—	—	149,044
Vesting of Service-based RSUs(9)	4,660,112	5,033,431	4,660,112	—	5,033,431
Vesting of Performance-based RSUs(9)	—	3,635,707	—	—	2,224,385
Total	6,724,662	8,669,138	6,184,992	—	8,190,465

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Name	Change in Control with Termination ($)	Change in Control and No Assumption of Award(1) ($)	Involuntary Termination without Cause or Voluntary Termination for Good Reason(2) ($)	Retirement(3) ($)		Death or Disability ($)(4)
Francois P. Barbier
Base Salary Payment Continuation(7)	—	—	—	—		—
Benefits Continuation(7)	—	—	—	—		—
Bonus Payments(8)	—	—	—	794,488		794,488
Vesting of Deferred Compensation(6)	—	—	—	—		—
Vesting of Service-based RSUs(9)	—	—	—	2,439,770		2,439,770
Vesting of Performance-based RSUs(9)	—	—	—	3,427,799	(10)	1,864,740
Total	—	—	—	6,662,057		5,098,998
Michael P. Hartung
Base Salary Payment Continuation(7)	720,000	—	720,000	—		—
Benefits Continuation(7)	21,260	—	21,260	—		—
Bonus Payments(8)	661,896	—	661,896	—		661,896
Vesting of Deferred Compensation(6)	442,259	—	126,327	—		262,567
Vesting of Service-based RSUs(9)	1,612,681	1,909,630	1,612,681	—		1,574,097
Vesting of Performance-based RSUs(9)	538,636	2,454,332	538,636	—		1,097,927
Total	3,996,732	4,363,962	3,680,800	—		3,596,487
Scott Offer
Base Salary Payment Continuation(7)	647,000	—	647,000	—		—
Benefits Continuation(7)	15,401	—	15,401	—		—
Bonus Payments(8)	640,142	—	640,142	—		640,142
Vesting of Deferred Compensation(6)	721,799	—	348,440	—		232,736
Vesting of Service-based RSUs(9)	2,729,466	3,051,883	2,729,466	—		1,963,610
Vesting of Performance-based RSUs(9)	1,690,740	4,152,510	1,690,740	—		1,496,935
Total	6,444,548	7,204,393	6,071,189	—		4,333,423

(1)	The amounts shown represent the estimated value of the accelerated vesting of RSUs and PSUs (at target) following a change of control under the terms of our equity incentive plans, which assumes that such RSUs are not assumed or replaced by the successor corporation or its parent. If such awards are assumed or replaced in a change of control transaction, the vesting of such awards will not accelerate; provided, that the Compensation and People Committee may determine that awards under the Plans may be accelerated if the executive is involuntarily terminated within a certain period (not to exceed 18 months) following a change of control. PSUs may be accelerated on a pro-rata basis following a change of control. All amounts shown in this column represent the intrinsic value of the awards based on the closing price of our Ordinary Shares on March 31, 2022, the assumed date of the triggering event.
(2)	The amounts shown represent, except for Ms. Advaithi, the estimated value of amounts payable under the Severance Plan subject to the participant entering into and complying with a Transition Agreement.
(3)	For termination of service due to retirement, (i) RSUs granted starting in June 2020 will continue to vest; (ii) the PSUs will not terminate; and (iii) a pro-rata number of vested shares shall be issued to the executive upon the vesting of the award pursuant to achieving the performance criteria at the end of the original performance period. The amounts reported assume vesting at 100% of target shares.
(4)	For termination of service due to death or disability, (i) RSUs granted starting in June 2020 will immediately vest in full, and (ii) PSUs granted starting in June 2020 will be pro-rated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target.
(5)	Represents two years’ continued payment of base salary and two years of target annual bonus amount, two years’ continued vesting of outstanding equity awards and deferred compensation, two years’ continued benefits coverage, and deferred compensation awards,
(6)	The amount shown represents the portion of the unvested balance of the executive’s deferred compensation account that would vest in the event the executive is terminated by the Company without cause or resigns with good reason following a change of control of the Company (as defined in the 2010 Deferred Compensation Plan) or the amount that would continue vesting upon an executive’s retirement. No executive’s deferred compensation account will vest upon a change of control (without any termination following such change of control).
(7)	Assumes a 12-month transition period for illustrative purposes (actual transition period length may differ), during which the Company would continue base salary payments and maintain benefits.
(8)	Represents payment of a pro-rated portion of the participant’s annual bonus.
(9)	Includes RSUs and PSUs that vest between April 1, 2022 to March 31, 2023. For death and disability, PSUs granted starting in June 2020 will be pro-rated and immediately vest as follows: completed cycles will vest based on actual performance and unfinished cycles will vest at target.
(10)	The amounts shown are prorated for retirement and represent TSR-based and adjusted EPS growth-based performance shares at target through March 31, 2022.

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CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(u) of Regulation S-K, we are providing the following disclosure about the median annual total compensation of our employees in relation to the annual total compensation of our Chief Executive Officer.

For the fiscal year ended March 31, 2022, we had revenues of $26.0 billion. Flex’s physical infrastructure includes over 100 facilities in approximately 30 countries, staffed by approximately 170,000 employees, providing customers with truly global scale and strategic geographic distribution capabilities. As of March 31, 2022, a significant portion of the Company’s manufacturing capacity was located in emerging markets, including Brazil, China, Hungary, India, Indonesia, Malaysia, Mexico, Poland, Romania, and Ukraine. To better understand the following pay ratio disclosure, it is important to recognize that our compensation programs are designed to reflect local market practices across our global operations. We offer market-based competitive wages and benefits in all geographies in which we operate. Our CEO’s compensation is structured to align pay with performance, with pay levels set in line with our peers that are companies of similar size and scale complexity.

Fiscal Year 2022 Pay Ratio

•	The annual total compensation of our median employee among all non-contractor employees (excluding the CEO) was $9,798.
•	Our CEO’s annual total compensation, as reported in the Summary Compensation Table, was $15,979,041.

Based on this information, the ratio of the annual total compensation of our CEO relative to the annual total compensation of our median employee was 1631 to 1.

The pay ratio disclosed above is a reasonable estimate, calculated in a manner consistent with the SEC rules based on our payroll and employment records and the methodologies described below. The SEC rules for identifying the median compensated employee and calculating the pay ratio allow companies to use different methodologies, to apply certain exclusions, and to make reasonable estimates and assumptions that reflect their compensation practices. As such, the pay ratio disclosed by other companies may not be comparable to the pay ratio disclosed above, as other companies may have different employment and compensation practices and may utilize different methodologies, exclusions, estimates, and assumptions in calculating their own pay ratios. Moreover, there are a number of factors that make a meaningful comparison of pay ratios difficult, such as industry-specific pay differentials, the geographic location of employee populations, and the size and nature of a company’s manufacturing operations.

Identification of the Median Employee

As permitted under SEC rules, we are allowed to use the same median employee for up to three years. We have used the same median employee from 2021 in the 2022 pay ratio, as we believe there have been no changes in our employee population or compensation arrangements (including those of the median employee) that would result in a significant change to our pay ratio disclosure. We measured actual compensation for the median employee using the 12-month period ending March 31, 2022. No cost-of-living adjustments were made.

Consistent with 2021, our median employee is a full-time, salaried employee working in Mexico. The employee’s annual total compensation in 2022 was $9,798. For purposes of this disclosure, we converted the employee’s total compensation from Mexican Pesos to U.S. dollars using the exchange rate (19.993 MXN to 1 USD) as of March 31, 2022, a slight decrease from 20.73 in 2021.

Calculation of Median Employee’s Compensation and CEO’s Annualized Compensation

In determining the annual total compensation in 2022 of approximately $9,798 for our median employee, as required by SEC rules, we calculated the employee’s compensation in accordance with Item 402(c)(2)(x) of Regulation S-K, consistent with how we determine our CEO’s total compensation for fiscal year 2022 in the Summary Compensation Table.

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Proposal No. 4:  Ordinary Resolution to Authorize Ordinary Share Issuances

We are incorporated in the Republic of Singapore. Under Singapore law, our directors may only issue Ordinary Shares and make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards that might or would require the issuance of Ordinary Shares, with the prior approval of our shareholders. We are submitting this proposal because we are required to do so under the laws of Singapore before we can issue any Ordinary Shares in connection with our equity compensation plans, possible future strategic transactions, or public and private offerings.

If this proposal is approved, and unless revoked or varied by the Company in a general meeting, the authorization would be effective from the date of the 2022 annual general meeting until the earlier of (i) the conclusion of the 2023 annual general meeting or (ii) the expiration of the period within which the 2023 annual general meeting is required by law to be held. Under the Singapore Companies Act, the 2023 annual general meeting is required to be held within six months after the date of our 2023 fiscal year end (except that Singapore law allows for a one-time application for an extension of up to a maximum of two months to be made with the Singapore Accounting and Corporate Regulatory Authority).

Our Board believes it is advisable and in the best interests of the Company for our shareholders to authorize our directors to issue Ordinary Shares and to make or grant offers, agreements, options, performance shares, performance units, restricted share units, or other compensatory equity awards that might or would require the issuance of Ordinary Shares. In the past, the Board has issued shares or made agreements that would require the issuance of new Ordinary Shares in the following situations:

•	in connection with strategic transactions and acquisitions;
•	pursuant to public and private offerings of our Ordinary Shares or instruments convertible into our Ordinary Shares; and
•	in connection with our equity compensation plans and arrangements.

If this proposal is not approved, we would not be permitted to issue any new Ordinary Shares, including shares issuable pursuant to compensatory equity awards (other than shares issuable on exercise or settlement of outstanding options, performance shares, performance units, restricted share units and other instruments convertible into or exercisable for Ordinary Shares, which were previously granted when the previous shareholder approved share issue mandates were in force). If we are unable to rely upon equity as a component of compensation, we would have to review our compensation practices, and would likely have to substantially increase cash compensation to retain key personnel.

Notwithstanding this general authorization to issue our Ordinary Shares, we will be required to seek shareholder approval with respect to future issuances of Ordinary Shares where required under the rules of Nasdaq, such as where the Company proposes to issue Ordinary Shares that will result in a change in control of the Company or in connection with a private offering involving the issuance of Ordinary Shares representing 20% or more of our outstanding Ordinary Shares at a price less than the lower of the closing price or the five-day average closing price of our Ordinary Shares.

Our Board expects that we will continue to issue Ordinary Shares and grant options, performance shares, performance unit awards, and restricted share unit awards in the future under circumstances similar to those in the past. As of the date of this proxy statement, other than issuances of Ordinary Shares or agreements that would require the issuance of new Ordinary Shares in connection with our equity compensation plans and arrangements, we have no specific plans, agreements or commitments to issue any Ordinary Shares for which approval of this proposal is required. Nevertheless, our Board believes it is advisable and in the best interests of the Company for our shareholders to provide this general authorization because then we can avoid the delay and expense of obtaining shareholder approval at a later date and will have greater flexibility to pursue strategic transactions and acquisitions and to raise additional capital through public and private offerings of our Ordinary Shares and instruments convertible into our Ordinary Shares.

If this proposal is approved, our directors would be authorized to issue, during the period described above, Ordinary Shares subject only to applicable Singapore laws and the rules of Nasdaq. The issuance of a large number of Ordinary Shares could be dilutive to existing shareholders or reduce the trading price of our Ordinary Shares on Nasdaq.

We are not submitting this proposal in response to a threatened takeover. However, in the event of a hostile attempt to acquire control of the Company, we could seek to impede the attempt by issuing Ordinary Shares, which may dilute the voting power of our existing shareholders. This could also have the effect of impeding the efforts of our shareholders to replace an incumbent director with a new director of their choice. These potential effects could limit the opportunity for our shareholders to dispose of their Ordinary Shares at the premium that may be available in takeover attempts.

The Board recommends a vote “FOR” the resolution to authorize Ordinary Share issuances.

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Proposal No. 5:  Ordinary Resolution to Renew the Share Purchase Mandate

Our purchases or acquisitions of our Ordinary Shares must be made in accordance with, and in the manner prescribed by, the Singapore Companies Act, the applicable listing rules of Nasdaq and such other laws and regulations as may apply from time to time.

Singapore law requires that we obtain shareholder approval of a “general and unconditional share purchase mandate” given to our directors if we wish to purchase or otherwise acquire our Ordinary Shares. This general and unconditional mandate is referred to in this proxy statement as the Share Purchase Mandate, and it allows our directors to exercise all of the Company’s powers to purchase or otherwise acquire our issued Ordinary Shares on prescribed terms of the Share Purchase Mandate.

Our shareholders approved a renewal of the Share Purchase Mandate at the annual general meeting of shareholders held in 2021, which will expire on the date of the 2022 annual general meeting. Accordingly, we are seeking approval from our shareholders at the 2022 annual general meeting for another renewal of the Share Purchase Mandate. Pursuant to the Singapore Companies Act, share repurchases under our share repurchase plans were subject to an aggregate limit of 20% of our issued Ordinary Shares outstanding as of the date of the annual general meeting held on August 4, 2021. On August 4, 2021, the Board authorized the repurchase of up to an aggregate of $1 billion of Ordinary Shares of the Company to be conducted in tranches. Until the 2022 annual general meeting, any repurchases would be made under the Share Purchase Mandate renewed at the 2021 annual general meeting. As of the date of the 2022 annual general meeting, any repurchases may only be made if the shareholders approve the proposed renewal of the Share Purchase Mandate. The share purchase program does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

If renewed by shareholders at the 2022 annual general meeting, the authority conferred by the Share Purchase Mandate will, unless varied or revoked by our shareholders at a general meeting, continue in force until the earlier of the date of the 2023 annual general meeting or the date by which the 2023 annual general meeting is required by law to be held. Under the Singapore Companies Act, the 2023 annual general meeting is required to be held within six months after the date of our 2023 fiscal year-end (except that Singapore law allows for a one-time application for an extension of up to a maximum of two months to be made with the Singapore Accounting and Corporate Regulatory Authority).

The authority and limitations placed on our share purchases or acquisitions under the proposed Share Purchase Mandate, if renewed at the annual general meeting, are summarized below.

Limit on Allowed Purchases

We may only purchase or acquire Ordinary Shares that are issued and fully paid up. The prevailing limitation under the Singapore Companies Act that is currently in force does not permit us to purchase or acquire more than 20% of the total number of our issued Ordinary Shares outstanding at the date of the annual general meeting. Any of our Ordinary Shares that are held as treasury shares will be disregarded for purposes of computing this 20% limitation. For this purpose, a reference herein to treasury shares in computing the 20% limitation includes a reference to any Ordinary Shares held by our subsidiaries under the limited exceptions in Sections 21(4B) and 21(6C) of the Singapore Companies Act, if applicable.

We are seeking approval for our Board of Directors to authorize the purchase or acquisition of our issued Ordinary Shares not exceeding 20% of our total number of issued Ordinary Shares outstanding as of the date this proposal is approved (excluding any Ordinary Shares that are held as treasury shares as at that date).

Purely for illustrative purposes, on the basis of 456,295,726 Ordinary Shares outstanding as of June 1, 2022, and assuming no additional Ordinary Shares are issued or repurchased on or prior to the date of the 2022 annual general meeting, based on the prevailing 20% limit, we would be able to purchase not more than 91,259,145 issued Ordinary Shares pursuant to the proposed renewal of the Share Purchase Mandate.

During fiscal year 2022, we repurchased approximately 38.2 million shares for an approximate aggregate purchase price of $685.6 million under the Share Purchase Mandate and cancelled all of these shares.

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Duration of Share Purchase Mandate

Purchases or acquisitions of Ordinary Shares may be made, at any time and from time to time, on and from the date the Share Purchase Mandate is approved until the earlier of:

•	the date on which our next annual general meeting is held or required by law to be held; or
•	the date on which the authority conferred by the Share Purchase Mandate is revoked or varied by our shareholders at a general meeting.

Manner of Purchases or Acquisitions of Ordinary Shares

Purchases or acquisitions of Ordinary Shares may be made by way of:

•	market purchases on Nasdaq or any other stock exchange on which our Ordinary Shares may at the time be listed and quoted, through one or more duly licensed dealers appointed by us for that purpose; and/or
•	off-market purchases (if effected other than on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares are then listed and quoted), in accordance with an equal access scheme as prescribed by the Singapore Companies Act.

If we decide to purchase or acquire our Ordinary Shares in accordance with an equal access scheme, our directors may impose any terms and conditions as they see fit and as are in our interests, so long as the terms are consistent with the Share Purchase Mandate, the applicable rules of Nasdaq, the provisions of the Singapore Companies Act and other applicable laws. In addition, an equal access scheme must satisfy all of the following conditions:

•	offers for the purchase or acquisition of Ordinary Shares must be made to every person who holds Ordinary Shares to purchase or acquire the same percentage of their Ordinary Shares;
•	all holders of our Ordinary Shares must be given a reasonable opportunity to accept the offers made; and
•	the terms of all of the offers must be the same (except differences in consideration that result from offers relating to Ordinary Shares with different accrued dividend entitlements and differences in the offers solely to ensure that each person is left with a whole number of Ordinary Shares).

Purchase Price

The maximum purchase price (excluding brokerage commission, applicable goods and services tax and other related expenses of the purchase or acquisition) to be paid for each Ordinary Share will be determined by our directors. That price must not exceed:

•	in the case of a market purchase, the highest independent bid or the last independent transaction price, whichever is higher, of our Ordinary Shares quoted or reported on Nasdaq or, as the case may be, any other stock exchange on which our Ordinary Shares may at that time be listed and quoted, or shall not exceed any volume weighted average price, or other price determined under any pricing mechanism, permitted under SEC Rule 10b-18, at the time the purchase is effected; and
•	in the case of an off-market purchase pursuant to an equal access scheme, 105% of the average of the closing price per Ordinary Share over the five consecutive trading days on which our Ordinary Shares are traded on the Nasdaq Global Select Market, or, as the case may be, any other stock exchange on which our Ordinary Shares are at the time listed and quoted, immediately preceding the date on which we effect the off-market purchase.

Treasury Shares

Under the Singapore Companies Act, Ordinary Shares purchased or acquired by us may be held as treasury shares. Some of the provisions on treasury shares under the Singapore Companies Act are summarized below.

Maximum Holdings

The number of Ordinary Shares held as treasury shares may not at any time exceed 10% of the total number of issued Ordinary Shares. For this purpose, the reference to treasury shares includes a reference to any Ordinary Shares held by our subsidiaries under the limited exceptions in Sections 21(4B) and 21(6C) of the Singapore Companies Act, if applicable.

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Voting and Other Rights

We may not exercise any right in respect of treasury shares, including any right to attend or vote at meetings. For the purposes of the Singapore Companies Act, we shall be treated as having no right to vote and the treasury shares shall be treated as having no voting rights. In addition, no dividend may be paid, and no other distribution of our assets may be made, to the Company in respect of treasury shares, other than the allotment of Ordinary Shares as fully paid bonus shares. A subdivision or consolidation of any treasury share into treasury shares of a greater or smaller amount is also allowed so long as the total value of the treasury shares after the subdivision or consolidation is the same as before the respective subdivision or consolidation.

Disposal and Cancellation

Where Ordinary Shares are held as treasury shares, we may at any time:

•	sell the treasury shares for cash;
•	transfer the treasury shares for the purposes of or pursuant to any share scheme, whether for employees, directors or other persons;
•	transfer the treasury shares as consideration for the acquisition of shares in or assets of another company or assets of a person;
•	cancel the treasury shares; or
•	sell, transfer or otherwise use the treasury shares for such other purposes as may be prescribed by the Minister for Finance of Singapore.

Sources of Funds

Only funds legally available for purchasing or acquiring Ordinary Shares in accordance with our Constitution and the applicable laws of Singapore shall be used. We intend to use our internal sources of funds and/or borrowed funds to finance any purchase or acquisition of our Ordinary Shares. Our directors do not propose to exercise the Share Purchase Mandate in a manner and to an extent that would materially affect our working capital requirements.

The Singapore Companies Act permits us to purchase or acquire our Ordinary Shares out of our capital and/or profits. Acquisitions or purchases made out of capital are permissible only so long as we are solvent for the purposes of Section 76F(4) of the Singapore Companies Act. A company is solvent if, at the date of the payment made in consideration of the purchase or acquisition (including any expenses, such as brokerage or commission) the following conditions are satisfied: (a) there is no ground on which the company could be found unable to pay its debts; (b) if it is not intended to commence winding up of the company, the company will be able to pay its debts as they fall due during the period of 12 months immediately after the date of the payment; and (c) the value of the company’s assets is not less than the value of its liabilities (including contingent liabilities) and will not, after the proposed purchase or acquisition, become less than the value of its liabilities (including contingent liabilities).

Status of Purchased or Acquired Ordinary Shares

Any Ordinary Share that we purchase or acquire will be deemed cancelled immediately on purchase or acquisition, and all rights and privileges attached to such Ordinary Share will expire on cancellation (unless such Ordinary Share is held by us as a treasury share). The total number of issued shares will be diminished by the number of Ordinary Shares purchased or acquired by us and which are not held by us as treasury shares.

We will cancel and destroy certificates in respect of purchased or acquired Ordinary Shares as soon as reasonably practicable following settlement of any such purchase or acquisition. Where Ordinary Shares are purchased or acquired and held by us as treasury shares, we will cancel and issue new certificates in respect thereof.

Financial Effects

Our net tangible assets and the consolidated net tangible assets of our subsidiaries will be reduced by the purchase price (including any expenses) of any Ordinary Shares purchased or acquired and cancelled or held as treasury shares. We do not anticipate that the purchase or acquisition of our Ordinary Shares in accordance with the Share Purchase Mandate would have a material impact on our consolidated financial condition and cash flows.

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The financial effects on us and our group (including our subsidiaries) arising from purchases or acquisitions of Ordinary Shares that may be made pursuant to the Share Purchase Mandate will depend on, among other things, whether the Ordinary Shares are purchased or acquired out of our profits and/or capital, the number of Ordinary Shares purchased or acquired, the price paid for the Ordinary Shares, and whether the Ordinary Shares purchased or acquired are held in treasury or cancelled.

Under the Singapore Companies Act, we may purchase or acquire Ordinary Shares using profits and/or our capital so long as the Company is solvent.

Where the consideration (including any expenses) paid by us to purchase or acquire Ordinary Shares comes out of our profits, such consideration (including any expenses such as brokerage or commission) will correspondingly reduce the amount available for the distribution of cash dividends by us. Where the consideration we pay to purchase or acquire Ordinary Shares comes out of our capital, the amount available for the distribution of cash dividends by us will not be reduced. To date, we have not declared any cash dividends on our Ordinary Shares.

Rationale for the Share Purchase Mandate

We believe a renewal of the Share Purchase Mandate at the annual general meeting will benefit our shareholders by providing our directors with appropriate flexibility to repurchase Ordinary Shares if the directors believe such repurchases would be in the best interests of our shareholders. Our decision to repurchase our Ordinary Shares from time to time will depend on our continuing assessment of then-current market conditions, our need to use available cash to finance acquisitions and other strategic transactions, the level of our debt and the terms and availability of financing.

As noted above, the approval of the Share Purchase Mandate does not obligate the Company to repurchase any specific number of shares and may be suspended or terminated at any time without prior notice.

Take-Over Implications

If, as a result of our purchase or acquisition of our issued Ordinary Shares, a shareholder’s proportionate interest in the Company’s voting capital increases, such increase will be treated as an acquisition for the purposes of The Singapore Code on Take-overs and Mergers. If such increase results in a change of effective control, or, as a result of such increase, a shareholder or a group of shareholders acting in concert obtains or consolidates effective control of the Company, such shareholder or group of shareholders acting in concert with a director could become obliged to make a take-over offer for the Company under Rule 14 of The Singapore Code on Take-overs and Mergers.

The circumstances under which shareholders (including directors and persons acting in concert with them) will incur an obligation to make a take-over offer are set forth in Rule 14 of The Singapore Code on Take-overs and Mergers, Appendix 2. The effect of Appendix 2 is that, unless exempted, shareholders will incur an obligation to make a take-over offer if, as a result of the Company purchasing or acquiring our issued Ordinary Shares, the voting rights of such shareholders would increase to 30% or more, or, if such shareholders hold between 30% and 50% of our voting rights, the voting rights of such shareholders would increase by more than 1% in any period of six months. Shareholders that are in doubt as to their obligations, if any, to make a mandatory take-over offer under The Singapore Code on Take-overs and Mergers as a result of any share purchase by us should consult the Securities Industry Council of Singapore and/or their professional advisers at the earliest opportunity.

The Board recommends a vote “FOR” the resolution to approve the proposed renewal of the Share Purchase Mandate.

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Information about our Executive Officers

The names, ages and positions of our executive officers as of June 27, 2022 are as follows(1):

Name	Age	Position
Revathi Advaithi	54	Chief Executive Officer
Paul R. Lundstrom	47	Chief Financial Officer
Michael P. Hartung	54	President, Agility Solutions
Scott Offer	57	Executive Vice President and General Counsel
Rebecca S. Sidelinger	57	President, Reliability Solutions
Hooi Tan	45	President, Global Operations and Components
Daniel J. Wendler	55	Chief Accounting Officer

(1)	As discussed above, Francois P. Barbier retired from his position as President, Global Operations and Components effective close of business on March 31, 2022, a role in which he served since February 2012. Mr. Barbier will remain with the Company as an advisor through September 30, 2022.

Revathi Advaithi

Ms. Advaithi has served as our Chief Executive Officer since February 11, 2019. Prior to joining the Company, Ms. Advaithi was President and Chief Operating Officer, Electrical Sector, of Eaton Corporation plc, a power management company, a position she had held since September 1, 2015. Prior to that, she served as President of Electrical Sector, Americas of Eaton from April 1, 2012 through August 31, 2015. She joined Eaton in 1995 and led the Electrical Sector in the Americas and Asia-Pacific, with a three-year assignment in Shanghai. Between 2002 and 2008, Ms. Advaithi worked at Honeywell, where she held several senior roles within the sourcing and supply chain functions of the aerospace sector before being named Vice President and General Manager of Honeywell’s Field Solutions business in 2006. Ms. Advaithi returned to Eaton in 2008 as Vice President and General Manager of the Electrical Components Division. She has a bachelor’s degree in mechanical engineering from the Birla Institute of Technology and Science in Pilani, India, and an MBA in international business from Thunderbird-Garvin School of International Business in Glendale, Arizona. Ms. Advaithi serves on the Board of Uber Technologies, Inc.

Paul R. Lundstrom

Mr. Lundstrom has served as Chief Financial Officer since August 2020. Prior to that, Mr. Lundstrom was Vice President and Chief Financial Officer of Aerojet Rocketdyne Holdings, Inc., a rocket, missile and energetics propulsion manufacturer, a position he had held since November 2016. Between 1997 and 2016, Mr. Lundstrom worked at United Technologies Corporation (now Raytheon Technologies Corporation), where he held several senior roles including Vice President of Investor Relations; Vice President and Chief Financial Officer, Building & Industrial Systems – North Asia; Vice President and Chief Financial Officer, Climate, Control & Security – Asia; and Vice President and Chief Financial Officer, Carrier Building Systems and Services. He holds a Bachelor of Science in Finance from Truman State University and an MBA from Columbia University. He is a registered Certified Public Accountant in the State of Illinois.

Michael P. Hartung

Mr. Hartung has served as our President, Agility Solutions since April 2020. Prior to holding this position, Mr. Hartung served as our Senior Vice President of Lifestyle since July 2013 and Vice President of our Capital Equipment market segment from October 2007 to July 2013. Prior to joining us in 2007, Mr. Hartung held positions of increasing responsibility at Solectron Corporation, culminating his career there as Vice President of the Computing & Storage business unit where he was directly responsible for sales, marketing, and account management functions. He holds a bachelor’s degree in economics from the University of California, Los Angeles and has attended a variety of executive education programs, most notably at Stanford University.

Scott Offer

Mr. Offer has served as our Executive Vice President and General Counsel since September 2016. Previously, he served as Senior Vice President and General Counsel at Lenovo from January 2016 until August 2016 and had served as Chief Counsel for the Lenovo Mobile Business Group since October 2014. Prior to that, he served as Senior Vice President and General Counsel, Motorola Mobility, a Google company, from August 2010 and Senior Vice President and General Counsel, Motorola Mobility, Inc. from July 2010. Prior to that, he held several senior positions at Motorola. Prior to joining Motorola, he worked for the law firm of Boodle Hatfield. He received his law degree from the London School of Economics and Political Science and is qualified as a lawyer in the United Kingdom and United States.

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Rebecca S. Sidelinger

Ms. Sidelinger has served as our President, Reliability Solutions since February 2022. Previously, Ms. Sidelinger was with Honeywell Aerospace, a division of Honeywell International Inc. from 2011 until joining the Company in 2022, where she was most recently President, Mechanical Systems & Components Strategic Business Unit, a position she held from October 2019 until 2022. Prior to that, she served as Vice President/General Manager, Safety Systems from 2017 to 2019 and previously held several senior roles within Honeywell Aerospace. Prior to Honeywell, Ms. Sidelinger spent 25 years in leadership positions with GE Transportation Systems and GE Motors. During her time with GE Motors, she ran locomotive modernization, passenger locomotive, marine propulsion and drill motor businesses. Ms. Sidelinger holds a bachelor’s degree in electrical engineering from Gannon University and a master of business administration from Penn State University.

Hooi Tan

Mr. Tan has served as our President, Global Operations and Components since April 2022. Mr. Tan has been with the Company for more than twenty years, most recently serving as Senior Vice President, Global Operations, managing more than 130 facilities across 30 countries. He previously led operations for the Company’s Asia region, where he oversaw productivity and efficiency programs and P&L improvements in the region. Prior to Flex, Mr. Tan worked at Solectron where he held a variety of leadership roles in operations, program management, business development and government affairs. Mr. Tan holds a bachelor’s degree in electrical engineering from Purdue University.

Daniel J. Wendler

Mr. Wendler has served as our Chief Accounting Officer since February 28, 2022. Previously, Mr. Wendler served as Chief Accounting Officer of Keter Group SA (“Keter”), a global manufacturer and distributor of consumer goods, since November 2021. Prior to Keter, Mr. Wendler worked at Carrier Global Corporation where he held various roles of increasing responsibility from February 2000 to March 2021. Most recently, Mr. Wendler served as the Vice President and Assistant Controller of Carrier from 2020 until 2021 and, prior to that, was the Vice President and Controller of Carrier from 2015 until 2020, while it was a segment of United Technologies Corporation. Previously, Mr. Wendler was an Audit Manager at Price Waterhouse LLP. Mr. Wendler is a certified public accountant in the State of New York and holds a bachelor’s degree in accounting from the State University of New York, College of Oswego and a master of business administration from the University of Rochester – Simon School.

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Equity Compensation Plan Information

As of March 31, 2022, we maintained our 2017 Plan (as amended and restated in 2020), which replaced our 2010 Equity Incentive Plan with respect to further grants of equity awards. In addition, we maintained the NEXTracker, Inc. 2014 Equity Incentive Plan, which we assumed as part of an acquisition during fiscal year 2016.The following table provides information about equity awards outstanding under these plans as of March 31, 2022.The below does not reflect the effect of our fiscal year 2023 grants under the 2017 Plan or the vesting of awards in fiscal year 2023.

Plan Category	Number of Ordinary Shares to be Issued Upon Exercise of Outstanding Options and Vesting of Restricted Share Unit Awards (a)		Weighted-Average Exercise Price of Outstanding Options(1) (b)	Number of Ordinary Shares Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Ordinary Shares Reflected in Column (a)) (c)
Equity compensation plans approved by shareholders	17,019,559		$—	19,390,203	(2)
Equity compensation plans not approved by shareholders(3)	152,059	(4)	$8.10	—
Total	17,171,618	(5)	$8.10	19,390,203	(2)

(1)	The weighted-average exercise price does not take into account Ordinary Shares issuable upon the vesting of outstanding restricted share unit awards, which have no exercise price.
(2)	Consists of Ordinary Shares available for grant under the 2017 Plan. The 2017 Plan provides for grants of up to 22.7 million Ordinary Shares, plus Ordinary Shares available for grant as a result of the forfeiture, expiration or termination of options and restricted share unit awards granted under the 2010 Equity Incentive Plan (if such Ordinary Shares are issued under such other stock options or restricted share unit awards, they will not become available under the 2017 Plan).
(3)	In connection with the acquisition of NEXTracker, Inc. on September 28, 2015, we assumed the NEXTracker, Inc. 2014 Equity Incentive Plan, including all outstanding options to purchase NEXTracker, Inc. common stock with exercise prices equal to, or less than, $7.34 per share. Each assumed option was converted into an option to acquire our Ordinary Shares at the applicable exchange rate of 1.4033. As a result, we assumed approximately 5.6 million unvested restricted stock units and unvested options with exercise prices ranging from between $0.08 and $10.65 per ordinary share. Options granted under this plan generally have an exercise price not less than the fair value of the underlying shares of NEXTracker, Inc. on the date of grant. The awards generally vest over four years, and options generally expire ten years from the date of grant. Unvested awards are forfeited upon termination of employment.
(4)	Consists of Ordinary Shares issuable upon the exercise of outstanding stock options under the NEXTracker equity plan.
(5)	Includes 17,019,559 Ordinary Shares issuable upon the vesting of restricted share unit and performance share unit awards and 152,059 Ordinary Shares issuable upon the exercise of outstanding stock options. For awards subject to TSR and adjusted EPS growth performance criteria, the amount reported reflects the number of shares to be issued if the target levels are achieved. An additional 3,263,537 shares would be issued if the maximum TSR and adjusted EPS growth performance levels are achieved.

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Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information as of June 1, 2022 except as otherwise indicated, regarding the beneficial ownership of our Ordinary Shares by:

•	each shareholder known to us to be the beneficial owner of more than 5% of our outstanding Ordinary Shares;
•	each of our named executive officers;
•	each director; and
•	all executive officers and directors as a group.

Unless otherwise indicated, the address of each of the individuals named below is c/o Flex Ltd., 2 Changi South Lane, Singapore 486123.

Information in this table as to our directors, named executive officers and all directors and executive officers as a group is based upon information supplied by these individuals and Forms 3, 4, and 5 filed with the SEC. Information in this table as to our greater than 5% shareholders is based solely upon the Schedules 13G filed by these shareholders with the SEC. Where information regarding shareholders is based on Schedules 13G, the number of shares owned is as of the date for which information was provided in such schedules.

Beneficial ownership is determined in accordance with the rules of the SEC that deem shares to be beneficially owned by any person who has or shares voting or investment power with respect to such shares. Ordinary shares subject to options that are currently exercisable or are exercisable within 60 days of June 1, 2022 and Ordinary Shares subject to restricted share unit awards that vest within 60 days of June 1, 2022 are deemed to be outstanding and to be beneficially owned by the person holding such awards for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all the shares beneficially owned, subject to community property laws where applicable.

For each individual and group included in the table below, percentage ownership is calculated by dividing the number of shares beneficially owned by such person or group by the sum of the 456,295,726 Ordinary Shares outstanding on June 1, 2022 plus the number of Ordinary Shares that such person or group had the right to acquire on or within 60 days after June 1, 2022.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percent
5% Shareholders:
PRIMECAP Management Company(1) 177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105	55,019,450	12.06%
FMR LLC(2) 245 Summer Street, Boston, MA 02210	47,062,268	10.31%
Wellington Management Group LLP(3) 280 Congress Street, Boston, Massachusetts 02210	40,954,007	8.98%

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	Shares Beneficially Owned
Name of Beneficial Owner	Number of Shares	Percent
Named Executive Officers and Directors:
Revathi Advaithi(4)	547,314	*
Francois P. Barbier(5)	280,394	*
Michael P. Hartung(6)	72,848	*
Paul R. Lundstrom(7)	69,936	*
Scott Offer(8)(9)	337,178	*
Michael D. Capellas	257,662	*
John D. Harris II	12,842	*
Michael E. Hurlston	23,559	*
Jennifer Li	68,524	*
Erin L. McSweeney	18,963	*
Marc A. Onetto(10)	125,274	*
Willy C. Shih, Ph.D.(11)	228,147	*
Charles K. Stevens, III	52,034	*
Lay Koon Tan	207,305	*
Patrick J. Ward	505	*
William D. Watkins(12)	81,075	*
All executive officers and directors as a group (19 persons)(13)	2,445,151	0.54%

*	Less than 1%.
(1)	Based on information supplied by PRIMECAP Management Company in an amended Schedule 13G filed with the SEC on February 10, 2022. PRIMECAP Management Company has sole voting power over 51,745,531 shares and sole dispositive power over 55,019,450 shares.
(2)	Based on information supplied by FMR LLC in an amended Schedule 13G filed with the SEC on February 9, 2022. FMR LLC has sole voting power over 5,220,754 of these shares and sole dispositive power over 47,062,268 shares.
(3)	Based on information supplied by Wellington Management Group LLP in an amended Schedule 13G filed with the SEC on February 4, 2022. Wellington Management Group LLP has shared voting power over 29,106,223 shares and shared dispositive power over 40,954,007 shares.
(4)	Includes 299,658 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2022.
(5)	Includes 102,675 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2022.
(6)	Includes 45,252 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2022.
(7)	Includes 20,124 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2022.
(8)	Includes 80,117 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2022.
(9)	Includes 257,061 shares held indirectly by a family trust, in which Mr. Offer is a trustee.
(10)	Includes 125,274 shares held indirectly by a living trust, in which Mr. Onetto is a trustee.
(11)	Includes 228,147 shares held indirectly by a revocable trust, in which Mr. Shih is a trustee.
(12)	Includes 81,075 shares held indirectly by a family trust, in which Mr. Watkins is a trustee.
(13)	Includes 575,502 shares issuable upon settlement of restricted share unit awards that vest within 60 days of June 1, 2022.

2022 Proxy Statement	95

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Certain Relationships and Related-Person Transactions

Review of Related-Person Transactions

Our Code of Business Conduct and Ethics provides guidance for addressing actual or potential conflicts of interests, including those that may arise from transactions and relationships between us and our executive officers or directors. In addition, in order to formalize our policies and procedures for the review, approval or ratification, and disclosure of related-person transactions, our Board of Directors adopted a Statement of Policy with Respect to Related-Person Transactions. The policy generally provides that the Nominating, Governance and Public Responsibility Committee (or another committee comprised solely of independent directors) will review, approve in advance or ratify all related-person transactions between us and any director, any nominee for director, any executive officer, any beneficial owner of more than 5% of our Ordinary Shares, or any immediate family member of any of the foregoing individuals. Any Board committee members who are involved in a transaction under review do not participate in the committee’s deliberations or approval. Under the policy, some ordinary course transactions or relationships are not required to be reviewed, approved or ratified by the applicable Board committee, including, among other things, the following transactions:

•	transactions or arrangements involving less than $25,000 for any individual related person;
•	compensation arrangements with directors or executive officers resulting solely from their service on the Board or as executive officers, so long as such arrangements are disclosed in our filings with the SEC or, if not required to be disclosed, are approved by our Compensation and People Committee; and
•	indirect interests arising solely from a related person’s service as a director or ownership, together with all other related persons, directly or indirectly, of less than a 10% beneficial ownership interest in a third party (other than a partnership) that has entered into or proposes to enter into a transaction with us.

We have various procedures to identify potential related-person transactions, and the Nominating, Governance and Public Responsibility Committee works with our management and our Office of General Counsel in reviewing and considering whether any identified transactions or relationships are covered by the policy. Our Statement of Policy with Respect to Related-Person Transactions is included in our Guidelines with Regard to Certain Governance Matters, a copy of which is available along with a copy of the Company’s Code of Business Conduct and Ethics on the Corporate Governance page of the Investor Relations section of our website at www.flex.com.

Transactions with Related Persons

Other than any arrangements described under the sections titled “Executive Compensation” and “Non-Employee Directors’ Compensation for Fiscal Year 2022” in this proxy statement, during fiscal year 2022, there was not, nor is there currently proposed, any transaction or series of similar transactions to which we are or will be a party:

•	in which the amount involved exceeded or will exceed $120,000; and
•	in which any director, nominee, executive officer, holder of more than 5% of our Ordinary Shares or any immediate family member of any of the foregoing persons had or will have a direct or indirect material interest.

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Shareholder Proposals for the 2023 Annual General Meeting

We must receive shareholder proposals submitted under SEC Rule 14a-8 and intended for inclusion in the proxy statement for our 2023 annual general meeting of shareholders no later than March 2, 2023.Any such shareholder proposals should be mailed to 6201 America Center Drive, San Jose, California, 95002, U.S.A., Attention: EVP, General Counsel. Any such shareholder proposals that are submitted on a timely basis may be included in our proxy statement for the 2023 annual general meeting so long as they satisfy conditions set forth in applicable rules and regulations promulgated by the SEC. Shareholder proposals submitted outside the processes of SEC Rule 14a-8 are subject to the requirements of the Singapore Companies Act, as described in the following paragraph, and applicable rules and regulations promulgated by the SEC. The proxy designated by us will have discretionary authority to vote on any matter properly presented by a shareholder for consideration at the 2023 annual general meeting of shareholders unless notice of such proposal is received by the applicable deadlines prescribed by the Singapore Companies Act.

Under Section 183 of the Singapore Companies Act, registered shareholders representing (i) at least 5% of the total voting rights of all registered shareholders having at the date of the requisition the right to vote at the meeting to which the requisition relates, or (ii) not fewer than 100 registered shareholders holding shares in the Company on which there has been paid up an average sum of at least S$500 per shareholder may, at their expense (unless the Company resolves otherwise), requisition that we include and give notice of their proposal for the 2023 annual general meeting. Any such requisition must satisfy the requirements of Section 183 of the Singapore Companies Act, must be signed by all the parties making the requisition, and must be deposited at our registered office in Singapore, 2 Changi South Lane, Singapore 486123, at least six weeks before the 2023 annual general meeting in the case of a requisition requiring notice of a resolution, or at least one week before the 2023 annual general meeting in the case of any other requisition.

Incorporation of Certain Documents by Reference

Flex incorporates by reference the following sections of our Annual Report on Form 10-K for the fiscal year ended March 31, 2022:

•	Item 7,“Management’s Discussion and Analysis of Financial Condition and Results of Operations;”
•	Item 7A,“Quantitative and Qualitative Disclosures About Market Risk;” and
•	Item 8,“Financial Statements and Supplementary Data.”

Singapore Statutory Financial Statements

Our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, which was filed with the SEC on May 20, 2022, includes our audited consolidated financial statements, prepared in conformity with accounting principles generally accepted in the United States of America, or U.S. GAAP, together with the Independent Registered Public Accounting Firm’s Report of Deloitte & Touche LLP, our independent auditors for the fiscal year ended March 31, 2022.We publish our U.S. GAAP financial statements in U.S. dollars, which is the principal currency in which we conduct our business. Except as otherwise stated herein, all monetary amounts in this proxy statement have been presented in U.S. dollars.

Our Singapore statutory financial statements, prepared in conformity with the provisions of the Singapore Companies Act, will be made available to our shareholders on our website at https://investors.flex.com/financials/annual-reports-and-proxy prior to the date of the 2022 annual general meeting, as required under Singapore law.

Our Singapore statutory financial statements include:

•	our consolidated financial statements (which are identical to those included in the Annual Report on Form 10-K, described above);
•	supplementary financial statements (which reflect solely the Company’s standalone financial results, with our subsidiaries accounted for under the equity method rather than consolidated);
•	a Directors’ Statement; and
•	the Independent Auditors’ Report of Deloitte & Touche LLP, our Singapore statutory auditors for the fiscal year ended March 31, 2022.

2022 Proxy Statement	97

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Other Matters

Electronic Delivery of our Shareholder Communications

We have elected to provide access to our proxy materials to our shareholders of record as of June 27, 2022 by notifying them of the availability of our proxy materials on the Internet. The Notice of Availability of Proxy Materials on the Internet (referred to as the Notice), which contains instructions to shareholders on how to access this proxy statement and our annual report and how to submit their proxies via the Internet, is first being made available and electronically distributed to our shareholders (including all of our registered shareholders) on or about June 30, 2022 and will be mailed to shareholders on or about July 15, 2022. If you hold your shares through a broker, bank or other nominee, rather than directly in your own name, your intermediary will either forward to you printed copies of the proxy materials or will provide you with instructions on how you can access the proxy materials electronically. The Notice will include instructions on how a shareholder may request a printed copy of our proxy materials.

Information About the Meeting

We are furnishing this proxy statement in connection with the solicitation by our Board of Directors of proxies to be voted at the 2022 annual general meeting of our shareholders, or at any adjournments thereof, for the purposes set forth herein.

Costs of Solicitation

The entire cost of soliciting proxies will be borne by us. Following the original mailing of the proxies and other soliciting materials, our directors, officers and employees may also solicit proxies by mail, telephone, e-mail, fax or in person. These individuals will not receive additional compensation for those activities, but they may be reimbursed for any reasonable out-of-pocket expenses. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our Ordinary Shares forward copies of the proxies and other soliciting materials to persons for whom they hold Ordinary Shares and request authority for the exercise of proxies. In these cases, we will reimburse such holders for their reasonable expenses if they ask that we do so. We have retained D.F. King & Co., an independent proxy solicitation firm, to assist in soliciting proxies at an estimated fee of $11,500, plus reimbursement of reasonable expenses.

Registered and Principal Executive Office

The mailing address of our registered office, which also constitutes our principal executive office, is 2 Changi South Lane, Singapore 486123.

Special Notice Regarding COVID-19

The health and safety of our employees, shareholders, and community members is of utmost importance to us. In consideration of current public health concerns, we ask that you follow recommended guidance, mandates, and applicable executive orders from federal and state authorities, particularly as they relate to social distancing and attendance at public gatherings. If you are not feeling well or think you may have been exposed to COVID-19, we ask that you vote by proxy for the 2022 annual general meeting. Should further developments with the COVID-19 situation necessitate that we change any material aspects of the annual general meeting, we will make public disclosure of such changes. We thank you for your cooperation as we prioritize the safety of our community and our shareholders.

Voting Rights and Solicitation of Proxies

The close of business on June 27, 2022 is the record date for shareholders entitled to notice of the 2022 annual general meeting. All of the Ordinary Shares issued and outstanding on August 25, 2022, the date of the annual general meeting, are entitled to be voted at the annual general meeting. Shareholders entitled to vote at the annual general meeting will, on a poll, have one vote for each Ordinary Share they hold on each matter to be voted upon. As of June 27, 2022, we had 458,187,324 Ordinary Shares issued and outstanding.

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Proxies

Ordinary Shares represented by proxies in the forms made available in connection with this proxy statement that are properly executed and returned to us will be voted at the 2022 annual general meeting, as applicable, in accordance with the executing shareholder’s instructions. If your Ordinary Shares are held through a broker, a bank, or other nominee, which is sometimes referred to as holding shares in “street name,” you have the right to instruct your broker, bank or other nominee on how to vote the shares in your account. Your broker, bank or other nominee will send you a voting instruction form to use for this purpose.

Quorum and Required Vote

Representation at the 2022 annual general meeting of at least 33-1/3% of all of our issued and outstanding Ordinary Shares is required to constitute a quorum to transact business at the 2022 annual general meeting.

•	Consistent with the Company’s historical practice, the chair of the 2022 annual general meeting will demand a poll in order to enable the Ordinary Shares represented in person or by proxy to be counted for voting purposes.
•	The affirmative vote by a simple majority of the votes cast is required at the 2022 annual general meeting to re-elect the directors nominated pursuant to Proposal No. 1, to re-appoint Deloitte & Touche LLP as our independent auditors pursuant to Proposal No. 2, to approve the non-binding, advisory resolution regarding executive compensation contained in Proposal No. 3, to approve the ordinary resolution to allot and issue Ordinary Shares contained in Proposal No. 4, and to approve the ordinary resolution to renew the Share Purchase Mandate contained in Proposal No. 5.

Under the Singapore Companies Act and our Constitution, the shareholders may, by passing an ordinary resolution requiring the simple majority of affirmative votes of shareholders present and voting at an annual general meeting, remove an incumbent director and appoint another person as director to replace the removed director provided that such shareholders have satisfied the procedural requirements and deadlines set forth in the Singapore Companies Act and our Constitution.

Abstentions and Broker Non-Votes

Abstentions and “broker non-votes” are considered present and entitled to vote at the 2022 annual general meeting for purposes of determining a quorum. A “broker non-vote” occurs when a broker, a bank or other nominee who holds shares for a beneficial owner does not vote on a particular proposal because the broker, bank or other nominee has not received directions from the beneficial owner and does not have discretionary power to vote on that particular proposal. If a broker, bank or other nominee indicates on the proxy card that it does not have discretionary authority to vote as to a particular matter, those shares, along with any abstentions, will not be counted in the tabulation of the votes cast on the proposal being presented to shareholders.

If you are a beneficial owner, your broker, bank or other nominee has authority to vote your shares for or against Proposal No. 2 regarding the re-appointment of our independent auditors, even if the broker does not receive voting instructions from you. Your broker, bank or other nominee, however, does not have the discretion to vote your shares on any other proposals included in this proxy statement without receiving voting instructions from you. It is very important that you instruct your broker, bank or other nominee how to vote on these proposals. If you do not complete the voting instructions, your shares will not be considered in the election of directors or any other proposal included in this proxy statement other than Proposal No. 2 regarding the re-appointment of our independent auditors.

If you are a registered shareholder and you vote by proxy card without giving specific instructions, your shares represented by proxies will be voted in accordance with the recommendations of the Board (see “Voting Matters at the Annual General Meeting”, above) at the 2022 annual general meeting.

Our management does not know of any matters to be presented at the 2022 annual general meeting other than those set forth in this proxy statement and in the notices accompanying this proxy statement. If other matters should properly be put before the meeting, the proxy holders will vote on such matters in accordance with their best judgment.

Any shareholder of record has the right to change his or her voting instructions to the proxy by revoking his or her proxy at any time prior to voting at the 2022 annual general meeting by:

•	submitting a subsequently dated proxy; or
•	by attending the meeting and voting in person.

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If you are a beneficial holder who holds your Ordinary Shares through a broker, a bank or other nominee and you wish to change or revoke your voting instructions, you will need to contact the broker, the bank or other nominee who holds your shares and follow their instructions. If you are a beneficial holder and not the shareholder of record, you may not vote your shares in person at the 2022 annual general meeting unless you obtain a legal proxy from the record holder giving you the right to vote the shares.

Our management does not know of any matters to be presented at the 2022 annual general meeting other than those set forth herein and in the notice accompanying this proxy statement. If any other matters are properly presented for a vote at the 2022 annual general meeting, the enclosed proxies confer discretionary authority to the individuals named as proxies to vote the shares represented by such proxy, as to those matters.

It is important that your shares be represented at the 2022 annual general meeting, regardless of the number of shares you hold. We urge you to promptly execute and return the accompanying proxy card in the envelope that has been enclosed for your convenience, or to vote or give voting instructions in accordance with the proxy card or Notice.

Registered shareholders who are present at the 2022 annual general meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports for our beneficial shareholders. This means that only one copy of our proxy materials and our Annual Report on Form 10-K may have been sent to multiple shareholders in your household, unless your bank, broker or nominee received contrary instructions from one or more shareholders in your household. If you want to receive separate copies of our proxy materials or annual reports in the future, or if you are receiving multiple copies and would like to receive only one copy for your household, you should contact your bank, broker or other nominee record holder. We will promptly deliver a separate copy of either document to you if you request one by writing or calling us at the contact information listed later on this page.

We incorporate by reference information from Note 5 to our audited consolidated financial statements for the fiscal year ended March 31, 2022, “Share-Based Compensation,” included in our Annual Report on Form 10-K and the sections titled “Financial Statements and Supplementary Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Quantitative and Qualitative Disclosures About Market Risk.” Upon request, we will furnish without charge by first class mail or other equally prompt means within one business day of receipt of such request, to each person to whom a proxy statement is delivered a copy of our Annual Report on Form 10-K (and any exhibit thereto).You may request a copy of such information, at no cost, by writing or telephoning us at:

Flex Ltd.
6201 America Center Drive
San Jose, California 95002 U.S.A.
Telephone: (408) 577-4632

Web links throughout this proxy statement are provided for convenience only, and the content on the referenced websites does not constitute part of, and is not incorporated into, this proxy statement.

Cautionary Note Regarding Forward-Looking Statements:

This proxy statement contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934 and Section 27A of the Securities Act of 1933.All statements other than statements of historical or current facts, including statements regarding our future business expectations and our environmental and other sustainability plans and goals and related timeframes, made in this document are forward-looking. The words “will,” “may,” “designed to,” “believe,” “should,” “would,” “could,” “anticipate,” “plan,” “expect,” “intend,” “estimate,” “goals,” “opportunity,” “future,” “to be,” “achieve,” “grow,” “committed,” “seeks,” “targets,” “continues,” “likely,” “possible,” “might,” “potentially,” “will,” “on track,” “working to,” “encourage,” “continue,” “strive,” “endeavor,” “looking forward,” “efforts,” “aim,” and variations of such words and similar expressions identify forward-looking statements, which speak only as of the date of this proxy statement. Because these forward-looking statements are subject to risks and uncertainties, actual results could differ materially from the expectations expressed in the forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements include those described in Item 1A,“Risk Factors” and Item 7,“Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the fiscal year ended March 31, 2022, and in our Quarterly Reports on 10-Q and Current Reports on Form 8-K that we file with the U.S. Securities and Exchange Commission. In addition, new risks emerge from time to time and it is not possible for management to predict all such risk factors or to assess the impact of such risk factors on our business. Given these risks and uncertainties, the reader should not place undue reliance on these forward-looking statements. We undertake no obligation to update or revise these forward-looking statements to reflect subsequent events or circumstances.

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Annex A:  Flex Ltd. Reconciliation of GAAP to Non-GAAP Financial Measures

To supplement Flex’s unaudited selected financial data presented consistent with Generally Accepted Accounting Principles (“GAAP”), the Company discloses certain non-GAAP financial measures that exclude certain charges and gains, including non-GAAP operating income, non-GAAP net income and non-GAAP net income per diluted share. These supplemental measures exclude restructuring charges, customer-related asset impairments (recoveries), stock-based compensation expense, intangible amortization, other discrete events as applicable and the related tax effects. These non-GAAP measures are not in accordance with or an alternative for GAAP and may be different from non-GAAP measures used by other companies. We believe that these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with Flex’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Flex’s results of operations in conjunction with the corresponding GAAP measures. The presentation of this additional information is not meant to be considered in isolation or as a substitute for the most directly comparable GAAP measures. We compensate for the limitations of non-GAAP financial measures by relying upon GAAP results to gain a complete picture of the Company’s performance.

In calculating non-GAAP financial measures, we exclude certain items to facilitate a review of the comparability of the Company’s operating performance on a period-to-period basis because such items are not, in our view, related to the Company’s ongoing operational performance. We use non-GAAP measures to evaluate the operating performance of our business, for comparison with forecasts and strategic plans, for calculating return on investment, and for benchmarking performance externally against competitors. In addition, management’s incentive compensation is determined using certain non-GAAP measures. Also, when evaluating potential acquisitions, we exclude certain of the items described below from consideration of the target’s performance and valuation. Since we find these measures to be useful, we believe that investors benefit from seeing results “through the eyes” of management in addition to seeing GAAP results. We believe that these non- GAAP measures, when read in conjunction with the Company’s GAAP financials, provide useful information to investors by offering:

•	the ability to make more meaningful period-to-period comparisons of the Company’s on-going operating results;
•	the ability to better identify trends in the Company’s underlying business and perform related trend analyses;
•	a better understanding of how management plans and measures the Company’s underlying business; and
•	an easier way to compare the Company’s operating results against analyst financial models and operating results of competitors that supplement their GAAP results with non-GAAP financial measures.

2022 Proxy Statement	A-1

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	Twelve-Month Periods Ended
(In millions, except per share amounts)(1)	March 31, 2022	March 31, 2021
GAAP gross profit	$1,932	$1,687
Stock-based compensation expense	24	20
Restructuring charges(2)	15	88
Legal and other(3)	(14)	(35)
Non-GAAP gross profit	$1,957	$1,760
GAAP operating income	$972	$795
Intangible amortization	68	62
Stock-based compensation expense	91	79
Restructuring charges(2)	15	101
Legal and other(3)	23	(6)
Non-GAAP operating income	$1,169	$1,031
GAAP provision for income taxes	$105	$101
Intangible amortization benefit	10	8
Other tax related adjustments(5)	15	11
Tax benefit on restructuring and other(5)	—	9
Non-GAAP provision for income taxes	$130	$129
GAAP net income attributable to Flex Ltd.	$936	$613
Intangible amortization	68	62
Stock-based compensation expense	91	79
Restructuring charges(2)	15	101
Legal and other(3)	23	(6)
Interest and other, net(4)	(167)	(27)
Adjustments for taxes(5)	(25)	(28)
Paid-in-kind dividend for subsidiary’s redeemable preferred units(6)	4	—
Non-GAAP net income	$945	$795
Diluted earnings per share:
GAAP	$1.94	$1.21
Non-GAAP	$1.96	$1.57
Diluted shares used in computing per share amounts	483	506
Net cash used in operating activities	$1,024	$144
Add: Reduction in ABS levels and other	—	799
Less: Net capital expenditures	(431)	(266)
Adjusted Free Cash Flow(7)	$593	$677

2022 Proxy Statement	A-2

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(1)	Beginning in the second quarter of fiscal year 2021, the Company started reporting all dollar amounts in millions. The figures in this document have been rounded to millions to conform. In certain circumstances, this change in rounding may result in rounding differences or individual values not adding up to the totals presented.
Starting in the second quarter of fiscal year 2022, the Company elected to include operating income as a subtotal in the condensed consolidated statement of operations. As such, non-GAAP operating income is now reconciled to the nearest GAAP measure which is GAAP operating income. Historical periods are recast to conform with current period presentation.
(2)	Restructuring charges include severance for rationalization at existing sites and corporate SG&A functions as well as asset impairment, and other charges related to the closures and consolidations of certain operating sites and targeted activities to restructure the business. These costs may vary in size based on the Company’s initiatives and are not directly related to ongoing or core business results, and do not reflect expected future operating expenses. These costs are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.
In order to support the Company’s strategy and build a sustainable organization, and after considering that the economic recovery from the pandemic would be slower than anticipated, the Company identified certain structural changes to restructuring the business in fiscal year 2021. These restructuring actions eliminated non-core activities primarily within the Company’s corporate function, aligned the Company’s cost structure with its reorganizing and optimizing of its operations model along its reporting segments, and further sharpened its focus to winning business in end markets where it has competitive advantages and deep domain expertise. During the three and twelve-month periods ended March 31, 2021, the Company recognized approximately $26 million and $101 million of restructuring charges respectively, most of which related to employee severance.
(3)	Legal and other consist primarily of costs not directly related to core business results and may include matters relating to commercial disputes, government regulatory and compliance, intellectual property, antitrust, tax, employment or shareholder issues, product liability claims and other issues on a global basis as well as acquisition related costs and customer related asset recoveries.
During the fourth quarter of fiscal year 2022 and first quarter of fiscal year 2021, the Company accrued for certain loss contingencies where losses are considered probable and estimable. In addition, during the fourth quarter of fiscal year 2022, the Company recorded approximately $13 million gain upon successful settlement of certain supplier claims.
During the third quarter of fiscal year 2022, the Company incurred $4.8 million in acquisition-related costs related to the acquisition of Anord Mardix.
During the fourth quarter of fiscal year 2021, the Company also recorded a gain on the sale of real estate exited as a result of the disengagement of a certain customer in fiscal year 2020.
These costs and recoveries are excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and are therefore excluded by the Company from its non-GAAP measures.
(4)	Interest and other, net consists of various other types of items that are not directly related to ongoing or core business results, such as the gain or losses related to certain divestitures, currency translation reserve write-offs upon liquidation of certain legal entities, debt extinguishment costs and impairment charges or gains associated with certain non-core investments. The Company excludes these items because they are not related to the Company’s ongoing operating performance or do not affect core operations. Excluding these amounts provides investors with a basis to compare Company performance against the performance of other companies without this variability.
In September 2021, the Company received approval from the relevant tax authorities in Brazil of the Credit Habilitation request related to certain federal operational tax credits and the Company recorded a total gain of 809.6 million Brazilian reals (approximately USD $149.3 million based on the exchange rate as of October 1, 2021) under other charges (income), net in the condensed statements of operations. The total gain recorded included credits from February 2003 to September 2021, net of additional taxes, as the Credit Habilitation received covering the period from February 2003 to December 2019 resolved any uncertainty regarding the Company’s ability to claim such credits. This gain is non-cash and can only be used to offset certain current and future tax obligations.
In fiscal year 2021, the Company recognized realized gains of approximately $45 million from distribution by one of our non-core investment funds. This was offset by a $35 million impairment charge, related to a certain investment as a result of the Company’s ongoing assessment of recoverability of its investment portfolio and conclusion that the carrying amount of its investment was other than temporarily impaired. In fiscal year 2022, the Company recognized approximately $32 million equity in earnings from the value increases in certain non-core investment funds.
(5)	Adjustment for taxes relates to the tax effects of the various adjustments that we incorporate into non-GAAP measures in order to provide a more meaningful measure on non-GAAP net income and certain adjustments related to nonrecurring settlements of tax contingencies or other non-recurring tax charges, when applicable.
During the fourth quarter of fiscal year 2021, the Company recorded $19 million release of valuation allowance mainly related to certain operations in Canada due to the forecasted profitabilities of those subsidiaries.
During fiscal year 2022, the Company recorded a $18.6 million benefit for the release of valuation allowances on certain of its deferred tax assets due to its acquisition of the Anord Mardix business offset by $13 million tax expense in relation to the sale of 500,000 shares redeemable preferred units (“Series A Preferred Units”) of Nextracker LLC (“Nextracker”) to TPG Rise Flash, L.P (“TPG Rise”).
The remaining balance is primarily related to adjustment for exchange rate fluctuation on income tax receivable position of an operating subsidiary recognized in a prior period. In addition, the Company has included the tax effects of the various adjustments that we incorporate into non-GAAP measures under tax benefit on restructuring and other.
(6)	During the fourth quarter of fiscal year 2022, the Company sold 500,000 shares of Series A Preferred Units to TPG Rise, representing a 16.7% interest in its subsidiary, Nextracker for $487.5M, net of issuance costs. Because the Series A Preferred Units are redeemable upon the occurrence of conditions not solely within the control of the Company, the Company classified the redeemable noncontrolling interest as temporary equity on its consolidated balance sheet. Difference between cash consideration received and redeemable noncontrolling interest at time of transaction was recorded in the Company’s shareholders’ equity on its consolidated balance sheet. In addition, the Company recorded two months of dividend payable in kind totaling $4.2M as income available to redeemable noncontrolling interest which is excluded by the Company’s management in assessing current operating performance and forecasting its earnings trends and is therefore excluded by the Company from its non-GAAP measures.
(7)	Adjusted free cash flow is calculated as operating cash flow for the quarter less net capital expenditures. In fiscal year 2021, we proactively and strategically reduced the outstanding balance of our asset-backed securities (“ABS”) programs which is fully paid and wind down as of fiscal year 2021 year end. Proceeds from our debt issuance replaced the funding from the ABS programs for working capital purposes. We reduced the balance on this short-term financing products throughout fiscal year 2021 which had the accounting effect of reducing our cash flow from operations and was excluded from our adjusted free cash flow calculation.

2022 Proxy Statement	A-3

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FLEX LTD.
ATTN: INVESTOR RELATIONS DEPT.
6201 AMERICA CENTER DRIVE
SAN JOSE, CA 95002

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
D87960-P76877	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FLEX LTD.

The Board of Directors recommends you vote FOR proposals 1 through 5.

1.	To approve the re-election of each of the following directors, who will retire pursuant to Article 94 of our Constitution, to the Board of Directors:		For	Against	Abstain

	1a.	Revathi Advaithi	☐	☐	☐

	1b.	Michael D. Capellas	☐	☐	☐
	1c.	John D. Harris II	☐	☐	☐

	1d.	Michael E. Hurlston	☐	☐	☐

	1e.	Erin L. McSweeney	☐	☐	☐

	1f.	Marc A. Onetto	☐	☐	☐

	1g.	Charles K. Stevens, III	☐	☐	☐

	1h.	Lay Koon Tan	☐	☐	☐

	1i.	Patrick J. Ward	☐	☐	☐

	1j.	William D. Watkins	☐	☐	☐

		For	Against	Abstain

2.	To approve the re-appointment of Deloitte & Touche LLP as our independent auditors for the 2023 fiscal year and to authorize the Board of Directors, upon the recommendation of the Audit Committee, to fix their remuneration.	☐	☐	☐

3.	NON-BINDING, ADVISORY RESOLUTION. To approve the compensation of the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, set forth in “Compensation Discussion and Analysis” and in the compensation tables and the accompanying narrative disclosure under “Executive Compensation” in the Company’s proxy statement relating to its 2022 Annual General Meeting.	☐	☐	☐

4.	To approve a general authorization for the directors of Flex to allot and issue ordinary shares.	☐	☐	☐

5.	To approve a renewal of the Share Purchase Mandate permitting Flex to purchase or otherwise acquire its own issued ordinary shares.	☐	☐	☐

NOTE: In their discretion, the Proxies are authorized to vote upon such other matters as may properly be put before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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Important Notice Regarding the Availability of Proxy Materials for the 2022 Annual General Meeting:

The Combined Annual Report and Proxy Statement (pertaining to the 2022 Annual General Meeting)
is available at www.proxyvote.com.

D87961-P76877

FLEX LTD.
(Incorporated in the Republic of Singapore)
(Company Registration Number 199002645H)
This Proxy is Solicited on behalf of the Board of Directors

2022 Annual General Meeting

The undersigned being a member of Flex Ltd. (the “Company”) hereby appoints Paul R. Lundstrom or failing whom the Chairman of the 2022 Annual General Meeting as Proxy of the undersigned and hereby authorizes the Proxy to represent and to vote, as designated on the reverse side, all of the Ordinary Shares of the Company owned by the undersigned, at the 2022 Annual General Meeting of the Company to be held on August 25, 2022, at 9:00 a.m. Pacific time or at any adjournment thereof.

This Proxy Card, when properly executed and returned in a timely manner, will be voted at the 2022 Annual General Meeting and any adjournment thereof in the manner described herein. If no contrary indication is made, this Proxy Card will be voted “FOR” the Board of Director nominees (Proposal No. 1), “FOR” Proposal No. 2, “FOR” the non-binding, advisory Proposal No. 3, and “FOR” Proposal Nos. 4 and 5, and in accordance with the judgment of the persons named as Proxies herein on any other matters that may properly be put before the 2022 Annual General Meeting.

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THIS PROXY CARD AND RETURN IT NOT LESS THAN 48 HOURS PRIOR TO THE TIME APPOINTED FOR THE MEETING IN THE ENCLOSED ENVELOPE.

Continued and to be signed on reverse side